As filed with the Securities and Exchange Commission on August 21, 2026

Registration No. 333-292507

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 8 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LITTLE WEST HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	2080	33-4089960
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

426 E 58th Street

Los Angeles, California 90011

(323) 412-0682

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Agent Services, Inc.

1855 Griffin Road, Suite B-428

Dania Beach, Florida 33004

(786) 320-7111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ross D. Carmel, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 26th Floor New York, New York, 10036 (212) 930-9700	Mark E. Crone, Esq. Liang Shih, Esq. The Crone Law Group, P.C. 420 Lexington Ave, Suite 2446 New York, NY 10170 (646) 861-7891

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, August 21, 2026

Little West Holdings Inc.

3,750,000 SHARES OF COMMON STOCK

This is a firm commitment initial public offering (“IPO,” “Offering,” or “initial public offering”) of shares of the common stock, par value $0.001 per share (“Common Stock”), of Little West Holdings Inc. We are offering 3,750,000 shares of our Common Stock.

We currently estimate that the initial public offering price of our Common Stock is expected to be between $4.00 and $6.00 per share. The actual initial public offering price of our Common Stock offered hereby will be determined between the underwriters and us at the time of pricing of this initial public offering, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Therefore, the initial public offering price per share of our Common Stock used throughout this prospectus may not be indicative of the actual initial public offering price for our Common Stock (see “Underwriting – Pricing of this Offering).

Prior to this Offering, there has been no public market for our Common Stock. We have applied to list our Common Stock on the Nasdaq Capital Market tier operated by The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “LILW.” We believe that upon the completion of this Offering, we will meet the standards for listing, and the closing of this Offering is contingent upon such listing. If our Common Stock is not approved for initial listing on Nasdaq, we will not consummate this offering and the offering will be terminated. No assurance can be given that such initial listing application will be approved.

Unless otherwise noted, the share and per share information in this prospectus reflects a 20-for-1 forward stock split of our outstanding Common Stock which occurred on December 18, 2025.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Veg House Holdings Inc., which we refer to as Veg House, is currently our sole stockholder. Following this offering, Veg House will own 5,000,000 shares of our Common Stock, which will represent approximately 57.1% of our total outstanding shares of Common Stock and approximately 57.1% of the voting power of our capital stock outstanding immediately after this offering, or 53.7% if the underwriters exercise their over-allotment option in full. As Veg House will be able to exercise approximately 57.1% (or 53.7% if the underwriters exercise their over-allotment option in full) of the aggregate voting power of our issued and outstanding shares of Common Stock and will be able to determine all matters requiring approval by our stockholders, immediately after the consummation of this offering, assuming the sale of 3,750,000 shares of our Common Stock we are offering. As a result, we currently are, and following the completion of this offering, will continue to be, a “controlled company” as defined under Nasdaq Marketplace Rules 5615(a)(7). For further information, see “Principal Stockholders”, “Prospectus Summary – Implications of Being a Controlled Company”, and “Risk Factors - Veg House owns a majority of our Common Stock and therefore has the ability to control the direction of our business; Veg House’s majority ownership of our Common Stock may prevent you and other stockholders from determining significant decisions, and We will be a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for an exemption from certain corporate governance requirements”. We do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under Nasdaq Marketplace Rules, but we may elect to do so in the future.

Investing in our securities is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of the material risks of investing in our securities under the heading “Risk Factors” beginning on page 18 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us before expenses	$	$

(1)	See “Underwriting” for a complete description of the compensation payable to the underwriters.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and purchase all of the Common Stock offered under this prospectus if any such shares are taken.

We have granted a 30-day option to the underwriters to purchase up to 562,500 additional shares of Common Stock, representing 15% of the Common Stock sold in this Offering, solely to cover over-allotments, if any. In addition, we have agreed to pay the underwriters a cash fee of 7.0% of the gross proceeds received by the Company in this offering and a non-accountable expense allowance of 1% of the gross proceeds received by the Company from the sale of Common Stock in this offering and to reimburse their out-of-pocket expenses in an amount not to exceed $150,000. If the underwriters exercise the over-allotment option in full, assuming an initial public offering price of $5.00 per share (which is the midpoint of the price range set forth on the cover page of this prospectus), the total underwriting discounts and commissions payable by us will be $1,509,375, and the total gross proceeds to us, before underwriting discounts, commissions and expenses, will be $20,053,125.

Upon the closing of this Offering, we will issue to The Benchmark Company, LLC, as representative of the underwriters, warrants (the “Representative’s Warrants”) to purchase up to 5% of the aggregate number of shares of Common Stock sold in this Offering, including shares sold pursuant to the over-allotment option. The Representative’s Warrants will have an exercise price equal to 120% of the public offering price per share, will become exercisable six months after the closing of this Offering and will remain exercisable until the date that is five years after the commencement of sales of this Offering. See “Underwriting — Representative’s Warrants.”

Delivery of the Common Stock is expected to be made on or about         , 2026.

The date of this prospectus is            , 2026.

The registration statement on Form S-1 of which this prospectus forms a part and that we have filed with the SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

Please read this prospectus carefully. It describes our business, financial condition, results of operations and prospects, among other things. We are responsible for the information contained in this prospectus. Neither we nor the underwriters have authorized anyone to provide you with information different from, or in addition to, the information contained in this prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of Common Stock.

You should rely only on the information contained in this prospectus. Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained in this prospectus. This prospectus, and any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation to buy, our shares of Common Stock to or from any person or entity to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

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The information in this prospectus may only be accurate as of the date on the front of this prospectus regardless of the time of delivery of this prospectus or any sale of our securities. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither the delivery of this prospectus nor any distribution of our shares of Common Stock in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, our Common Stock hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industries, and our markets is based on a variety of sources, including information from third-party industry analysts and publications and our estimates and research. This information involves a number of assumptions, estimates, and limitations. The industry publications, surveys and forecasts, and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

Until    , 2026 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade shares of Common Stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to purchase our Common Stock in this offering. You should read the entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, the terms “Company,” “Little West,” “we,” “us,” “our” or similar terms refer to Little West Holdings Inc., a corporation incorporated under the laws of the State of Nevada, together with its consolidated subsidiaries.

Overview

We are a holding company specializing in premium, low-sugar, cold-pressed juices, crafted with ingredients sourced directly from farms. We believe that we are well positioned in the fast-growing health and wellness sector to capitalize on the increasing consumer demand for clean-label beverages. We believe that our commitment to quality and nutrition sets us apart, delivering a refreshing, nutrient-packed boost in every bottle. Our products are made using High-Pressure Processing (HPP), an advanced technique that preserves flavor and nutrients while eliminating harmful bacteria, ensuring every sip is as fresh and healthy as possible.

We opened as a cold-pressed juice bar in 2013 and transitioned from our retail concept into a wholesale juice producer, breaking onto the shelves of retailers such as Gelsons, Bristol Farms, and other Los Angeles grocers. During 2018 and 2019 we secured wholesale accounts with leading retail outlets and tech companies while also building a brand partnership vertical. In May of 2021 we were acquired by PlantX Lifestyle USA Inc. to enhance its digital strategy and revamp its online presence with an experienced eCommerce team.

In 2023 we joined Veg House, a private company dedicated to plant-based innovation, leading to our strategic product enhancements and cost reductions. While we were a subsidiary of Veg House, Veg House provided certain support while we grew our capabilities, including marketing, consulting, and financial support. Following our reorganization, we neither receive nor require the support provided by Veg House and we are now refocused on margin optimization by transitioning from using a mass co-packer to a specialized facility.

With a portfolio of 10 diverse, high-demand formulations such as The Quench, Sunrise, Gold’n Greens, and Detox Greens we cater to a broad spectrum of taste preferences and health-conscious lifestyles.

We operate through a dual channel strategy. We offer our products on our e-commerce website, www.littlewest.com, where we offer convenient online shopping and direct delivery. We also distribute our products through wholesale and strategic partnerships. We collaborate with retail stores and businesses to expand our market reach and drive growth. Our products are distributed throughout the west coast of the United States through partnerships with distributors such as L.A. Distributing Co. and Blue Star Vending and are available in various locations, including restaurant, cafes, and grocery stores, including Whole Foods.

We are currently GSFI/SQF (Global Food Safety Initiative/Safe Quality Food) certified. In addition, our core product line products are verified under the Non-GMO Project, paleo, BPA free, and have Kosher certification by EarthKosher. While these are not required for the operation of our business, we endeavor to gain certifications and enhance our product offerings to reach a wide range of target consumers.

Product Offerings

We offer a comprehensive portfolio of cold-pressed juice products, available in 2, 12, and 64 oz. and 1 liter bottles, and sold as individual units or packaged in boxes of nine or twelve (for 1 liter bottles in wholesale). Our 2 and 64 oz bottles are currently only offered for wholesale and our online offering allows our customers to choose their desired number of our 12 oz. bottles. Our core product line includes the following ten formulations:

●	The Quench;

●	Sunrise;

●	Gingersnap;

●	Gold’n Greens;

●	The Clover;

●	Go Big;

●	Detox Greens;

●	Celery;

●	Fireball; and

●	Orange Juice.

Each SKU is developed with specific ingredient profiles to support hydration, energy, digestion, immunity, or anti-inflammatory benefits, addressing a broad range of consumer wellness preferences.

In addition to standalone juices, the Company offers a variety of curated juice cleanse programs. These include 2-day, 3-day, 5-day, and 7-day cleanse formats, designed to support short-term detoxification and nutritional resets. Cleanse offerings are composed of select combinations from the core product line and are packaged to simplify the consumer experience.

Specialized juice kits are also available, including:

●	Detox Cleanse;

●	Low Sugar Cleanse;

●	Anti-Inflammatory Juice Kit;

●	Glowing Skin Juice Kit; and

●	Immune Boosting Juice Kit.

These kits are tailored to specific wellness goals and leverage the functional attributes of individual SKUs within the product portfolio.

Our Industry

The global cold-pressed juice market is projected to grow at a compound annual growth rate (CAGR) of 8.13% from 2025 to 2030, expanding from an estimated USD 1.61 billion in 2025 to USD 2.38 billion by 2030 (Source: https://www.mordorintelligence.com/industry-reports/cold-pressed-juice-market).

North America currently represents the largest regional market, while the Asia-Pacific region is expected to experience the fastest growth over the forecast period.

Cold-pressed juices are produced using hydraulic press technology, which minimizes heat exposure during extraction and preserves higher levels of nutrients, vitamins, and enzymes compared to conventional juicing methods. This enhanced nutritional profile has contributed significantly to increasing consumer demand, particularly among health-conscious individuals.

We believe the key drivers of this market growth include:

●	Rising consumer preference for clean-label, and functional beverages;

●	Increasing adoption of plant-based and wellness-focused lifestyles;

●	Growth in urbanization and disposable income, particularly in emerging markets; and

●	Rising demand for nutrient-dense convenience products aligned with busy lifestyles.

Additionally, the integration of cold-pressed juices into foodservice offerings—including restaurants, bars, and wellness venues—is expanding, with some establishments incorporating juices into mocktails, cocktails, and health-focused menus.

The market is highly competitive, with leading global players including Suja Life LLC, Bolthouse Farms Inc., Tropicana (PepsiCo Inc.), and Pressed Juicery Inc. Market participants differentiate through unique flavor formulations, premium sourcing, functional benefits, and strong brand positioning. The trend toward non-GMO, preservative-free, vegan, and freshly squeezed juices is prompting further product innovation across the industry (source: https://www.mordorintelligence.com/industry-reports/cold-pressed-juice-market).

Our Market Opportunities

We believe the wellness beverage industry is booming, with the 100% fruit and vegetable blend segment expected to grow at a CAGR of 8.8% from 2024 to 2030. (source, https://grandviewresearch.com/industry-analysis/100-perecent-juice-market-report). We believe that health-conscious consumers, especially younger, white-collar professionals, are shifting away from traditional carbonated drinks, opting for premium, nutrient-dense options like Little West Juices. We believe our strategic growth is advantaged by:

●	Corporate partnerships – Little West juices are part of wellness programs at top tech and entertainment companies. These relationships not only drive substantial recurring revenue but also validate our brand’s premium positioning;

●	Digital presence - From January 1, 2021 to March 18, 2026, our website achieved 782,303 visitors and processed 15,815 orders, showcasing our brand’s ability to capitalize on DTC trends; and

●	Private-label food and beverage market – This business segment taps into the growing demand for store-brand premium beverages. The private-label food and beverage market size is projected grow $281.15 billion between 2022 and 2027, with a CAGR of 6.39% during that period. (source, https://www.prnewswire.com/news-releases/private-label-food-and-beverages-market-size-to-grow-by-usd-281-15-billion-from-2022-to-2027-aldi-stores-ltd-amazoncom-inc-carrefour-sa-and-more-to-emerge-as-key-players--technavio-301875509.html)

We believe that Little West Holdings Inc. is well-positioned to capitalize on multiple growth opportunities across product, channel, and geographic dimensions within the cold-pressed juice industry.

Geographic Expansion

The company has established strong market traction on the West Coast of the United States, particularly within California, where demand for premium, health-focused beverages continues to rise. Leveraging this regional success, the company intends to execute a state-by-state expansion strategy to broaden its geographic footprint across North America.

Our next major focus is the East Coast, where similar demographic and wellness trends are emerging. By replicating its proven go-to-market strategy—centered around strategic wholesale partnerships and localized marketing—Little West expects to increase brand penetration and drive incremental revenue in high-growth urban markets.

Expansion into new U.S. states is expected to be supported through both wholesale distribution and direct-to-consumer e-commerce, taking advantage of existing fulfillment and logistics infrastructure.

Product Line Diversification

In addition to geographic growth, Little West plans to diversify its product portfolio to address new consumer use cases and format preferences. These initiatives include:

●	Expansion of our shot-sized functional blends (2 oz) targeting specific health benefits such as immunity, digestion, and energy; and

●	New SKUs and flavor profiles to appeal to evolving customer preferences and seasonal trends.

These product innovations are intended to expand the company’s addressable market, improve average order value, and increase shelf presence across both retail and foodservice channels.

Together, these geographic and product development strategies are expected to drive revenue growth, improve brand visibility, and strengthen Little West’s position within the premium cold-pressed juice category.

Our Competitive Strengths

We benefit from a number of competitive advantages that we believe differentiate the Company within the cold-pressed juice industry and position it for scalable, profitable growth.

1. Vertically Integrated Production Model

The Company operates from a specialized production facility in California, where the Little West team oversees the entire manufacturing process—from ingredient intake to final bottling, up until it is pressurized (for safety). Even after it is pressurized, we maintain quality control measures to make sure our standards are met after high pressure processing. All raw materials are inspected upon arrival, and proprietary blends are formulated on-site to ensure product consistency, quality control, and operational efficiency.

Importantly, the facility is physically connected to an HPP center, eliminating additional transportation costs and reducing processing time. This proximity to HPP technology ensures food safety and shelf-life extension without compromising nutritional integrity or freshness.

2. Strategic Positioning in California

Little West sources most its produce from local California farms. California’s Mediterranean climate, fertile soils, and year-round growing season allow for a consistent supply of high-quality fruits and vegetables. According to the USDA, California produces nearly half of the nation’s fruits and vegetables, positioning Little West to deliver peak freshness and nutritional value.

3. Scalable E-commerce Infrastructure

Little West has developed a direct-to-consumer channel through its website, www.littlewest.com, which ranks prominently in organic search results for several high-value keywords within the cold-pressed juice category. We believe this strong search engine optimization (SEO) performance, combined with a high-conversion e-commerce platform, provides the Company with a cost-efficient digital acquisition channel and a scalable framework for nationwide distribution.

4. Diverse Product Portfolio and Innovation Pipeline

The company offers a broad assortment of cold-pressed juice products, serving a wide range of use cases from daily consumption to curated juice cleanses and functional kits. Little West’s product development process is agile, allowing for rapid testing and launch of new SKUs, including shot-sized blends and 1-liter formats designed to meet emerging consumer demands.

5. Operational Flexibility and Cost Management

By controlling production and maintaining proximity to its processing infrastructure, Little West is able to better manage margins, respond quickly to supply chain dynamics, and maintain tighter control over quality and output. This cost structure is designed to scale efficiently as the company expands geographically and diversifies its product range.

Our Challenges

1. Limited Shelf Stability

Little West juices are not shelf-stable and must be refrigerated at all times. This adds logistical challenges for storage, distribution, and retail display. It also increases the risk of product spoilage and shrinkage if not handled properly throughout the supply chain.

2. Limited Shelf Life

Even with High Pressure Processing (HPP), our juices typically have a 5-month refrigerated shelf life. This limits the window for retail sales and increases pressure on inventory management. Retailers may hesitate to carry large volumes of our products due to the risk of expiration and waste.

3. Seasonal Demand Fluctuations

Juice consumption often sees a spike in warmer months and dips in colder seasons (while it picks up in cold and flu season). This cyclical nature can lead to inconsistent revenue and to excess inventory during low-demand periods, requiring careful planning and promotion.

4. Intense Competitive Landscape

The cold-pressed juice market is highly competitive, with major players such as Suja, Pressed Juicery, and Juice Press commanding significant market share. Private-label brands and emerging regional players further crowd the space, making brand differentiation and customer loyalty critical. In addition, many of our competitors are more established brands than are we, and have greater resources at their disposal.

5. Operational Overhead & Equipment Maintenance

Cold-pressed juice production requires expensive, specialized equipment which needs ongoing maintenance. In addition, downtime for repairs can affect production schedules, increase costs, and reduce output.

6. Niche Customer Segment

Our product line is heavily reliant on a health-conscious, often urban and higher-income customer base. This niche focus may limit our scalability in mainstream retail or price-sensitive markets. We cannot cater to every individual preference, and while we try to focus on crafting flavor profiles that resonate with the widest audience possible, we do not currently have the operational capacity to offer a wide enough variety of flavors to cater to the entire customer segment. While we listen to our community and track flavors which drive repeat purchases, until we grow our operations, certain customer segments may opt for flavors produced by our competitors that we do not produce.

Our Growth Strategy

We plan to execute a multi-phase growth strategy focused on geographic expansion, product innovation, and channel development to scale our market presence and increase revenue across North America.

1. Geographic Expansion Across the United States

The Company plans to expand distribution across the remainder of the western United States before moving into key metropolitan and health-conscious markets on the East Coast. The expansion strategy is focused on a state-by-state rollout through both wholesale distribution and direct-to-consumer e-commerce, and supported by strategic marketing efforts and logistics infrastructure.

The Company intends to replicate the successful go-to-market playbook used in California, leveraging regional brand affinity, localized partnerships, and digital advertising to build awareness and accelerate sales in new territories.

2. Product Line Expansion

Little West plans to diversify its product portfolio to capture additional use cases and drive repeat customer purchases. Initiatives include:

●	Expansion of our 2 oz. functional shot blends targeting immunity, energy, and digestion; and

●	New SKUs leveraging existing blends and introducing seasonal or limited-time flavors.

This product expansion is intended to improve customer retention, support higher average order values, and provide versatility across both retail and foodservice channels.

3. Entry into Adjacent Beverage Categories

The Company is evaluating opportunities to expand into adjacent product categories that align with its brand ethos and consumer demand for clean-label, functional beverages. This includes potential entry into:

●	Functional beverage offerings, such as wellness tonics and adaptogenic blends; and

●	Dairy alternative products, such as additive-free, plant-based milks using simple, recognizable ingredients.

Our Value Proposition

Little West Holdings Inc. focuses on premium, cold-pressed juices that combine clean-label transparency, nutritional integrity, and strong brand positioning. We believe the Company is well-positioned at the intersection of multiple high-growth trends in the food and beverage industry, including functional wellness and direct-to-consumer engagement.

Product Integrity and Differentiation: Little West produces cold-pressed juices using farm-sourced ingredients and HPP to maintain nutrient density, flavor, and safety—without preservatives or added sugars. This positions the brand to meet increasing consumer demand for clean-label and functional beverages.

Vertical Control and Operational Efficiency: Through specialized production and proximity to HPP infrastructure, the company minimizes third-party processing costs and transportation inefficiencies, enabling consistent quality, faster turnaround, and improved gross margins.

Established Market Traction: We believe the brand has developed a loyal customer base and proven market success on the West Coast, supported by recurring wholesale orders and strong e-commerce conversion. This foundation provides a scalable model for national expansion.

Omnichannel Distribution: Little West maintains a dual-channel sales strategy, combining direct-to-consumer online sales with strategic wholesale and foodservice partnerships, reducing customer concentration risk and enhancing market resilience.

Brand Alignment with Health and Lifestyle Trends: We believe the Company’s California-based origin and wellness-driven branding resonates with a growing segment of consumers seeking health-forward, premium beverage options that align with modern lifestyles.

Scalable Product Roadmap: The company’s planned expansion of new and existing formats (e.g., shots, 1L bottles) and adjacent categories (e.g., functional beverages, plant-based dairy alternatives) allows for portfolio diversification and increased customer lifetime value.

In addition, we plan to leverage our:

●	Premium, differentiated products – We believe our specialized production and farm-to-bottle philosophy set us apart in a crowded market;

●	Recurring revenue – Our strong B2B relationships with top corporations delivers stability and growth potential;

●	Scalable business model – Our track record across wholesale, private label, and DTC channels creates diversified revenue streams; and

●	High consumer loyalty – We believe an established presence in Southern California and an expanding digital footprint position our brand to capture national and international market share.

What Sets Us Apart

1. Vertically Integrated Production Control

Unlike many competitors that rely on co-packers or outsourced manufacturing, Little West is directly involved in the production of its products. The Company operates from a specialized facility where raw ingredients are inspected upon delivery and each batch is prepared under direct supervision by the internal team. This hands-on model ensures consistent product quality, efficient cost management, and end-to-end traceability.

2. Facility Integration with HPP Processing

The production site is physically connected to a High Pressure Processing (HPP) facility, eliminating transportation costs and reducing processing time between juicing and packaging. This proximity results in improved margins and a more efficient supply chain while maintaining product integrity and safety.

3. Uncompromising Product Quality

Little West maintains a strict focus on ingredient purity and functional wellness. Products are never diluted or compromised—there are no fillers, no concentrates, and no unnecessary additives. Every SKU is designed to deliver maximum nutritional value, aligning with consumer demand for clean-label, health-forward offerings.

4. Wellness-First Brand Platform

The brand is entirely rooted in wellness and transparency. All product development, messaging, and partnerships are built around helping consumers achieve better health through clean nutrition. This singular focus differentiates Little West from generalist juice brands that span multiple product categories or prioritize mass production over integrity.

5. Digital Execution and E-Commerce Expertise

The company has a proven track record in direct-to-consumer commerce, with in-house expertise in SEO and conversion optimization. As a result, LittleWest.com ranks among the top performers in the category for several high-volume, high-intent search terms. This organic traffic advantage enables sustainable customer acquisition with significantly lower marketing spend than competitors reliant on paid channels.

6. High Margins and Operational Efficiency

By controlling key parts of the supply chain—sourcing, production, and processing—Little West is able to operate with healthier gross margins than many category peers. The internal production team is not only involved in oversight, but physically present in the facility, enabling tighter controls and real-time quality assurance.

Our Corporate History, Reorganization, Structure

Corporate History

Little West Holdings Inc. was incorporated under the laws of the State of Nevada on March 17, 2025 to become the holding company of Little West LLC, which we refer to as Little West LLC.

Little West LLC was formed on July 15, 2013 as a California general stock corporation under the name Clover Juice Inc. Clover Juice Inc. converted into a limited liability company on April 1, 2015. Clover Juice Inc. changed its name to Little West LLC on June 1, 2018.

WS West LLC, which we refer to as WS West is a California limited liability company formed on May 29, 2018. WS West is a wholly owned subsidiary of Little West LLC. Little West Holdings LLC, which we refer to as Little West Delaware, was a Delaware limited liability company formed on May 6, 2019. Little West Delaware was a subsidiary of Little West LLC until its legal existence was ended by the filing of a Certificate of Cancellation with the Secretary of State of the State of Delaware on February 13, 2024.

On January 16, 2023, Veg House Holdings Inc., a Cayman Islands exempted company (“Veg House”), our parent company, entered into a share exchange agreement with PlantX Lifestyle USA Inc. (“PlantX Life”), as amended by Amendment No. 1 thereto, dated February 28, 2023, and Amendment No. 2 thereto, dated September 27, 2023, pursuant to which Veg House acquired all of the capital stock of the following wholly owned direct and indirect subsidiaries of PlantX Life: PlantX Living Inc., Vegaste Technologies US Corp., Plant-Based Deli, LLC, Little West LLC (and indirectly all of the interests in WS West, and Little West LLC’s interests in Little West Delaware (Little West Delaware was not wholly owned by Little West LLC)), and all of the capital stock owned by PlantX Life in two of its majority owned subsidiaries: Eh Coffee Corp., and Portfolio Coffee Inc., in consideration for the issuance to PlantX Life of 6,000,000 common shares  of Veg House. This share exchange transaction was consummated on October 6, 2023. Prior to this share exchange, PlantX Life was the parent company of Little West LLC (and indirect parent company of Little West LLC’s wholly owned subsidiary, WS West, and its partially owned subsidiary, Little West Delaware). Following this share exchange, Veg House owned 100% of the membership interests in Little West LLC (and was the indirect parent of Little West LLC’s wholly owned subsidiary, WS West, and its partially owned subsidiary, Little West Delaware).

Reorganization

Immediately prior to the reorganization transaction described below, Little West LLC had one wholly owned subsidiary, WS West, and Little West LLC was a wholly owned subsidiary of Veg House.

On May 22, 2025, we entered into that certain Reorganization Agreement and Plan of Share Exchange, pursuant to which we issued to Veg House 5,000,000 shares of our Common Stock in exchange for the 100% of membership interests of Little West LLC owned by Veg House. As a result, we became the sole member of Little West LLC and it became our wholly owned subsidiary, and Veg House became the holder of 5,000,000 shares of our Common Stock.

Upon consummation of this offering, we will have one class of Common Stock. See “Description of Capital Stock.” Following this offering, Veg House will own 5,000,000 shares, or 57.1% of our Common Stock, or 53.7% if the underwriters exercise their over-allotment option.

Corporate Structure

Following this offering, our organization will be structured as follows:

ORGANIZATIONAL CHART

Going Concern

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt and the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $197,920 and $363,054 for the six months ended June 30, 2026 and 2025, respectively, and cash flows used in operations of $103,531 and $54,977, respectively, and $861,294 and $526,656 for the years ended December 31, 2025 and 2024, respectively, and cash flows used in operations of $331,493 and $164,352, respectively. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to obtain additional capital financing, as it has not generated positive cash flows to date. Management is currently exploring various funding options, outside investment and strategic partnerships, to support ongoing operations. No assurance can be given that the Company will be successful in these efforts.

The Company believes upon successful completion of the IPO it will have sufficient cash to meet the working capital, capital expenditure, and debt repayment for the next 24-36 months.

The Company does not anticipate incurring any other debt obligations in the next 12 months.

Please see “Risk Factors— Our auditor has expressed substantial doubt about our ability to continue as a going concern.”

Listing on Nasdaq

In connection with this offering, we have applied to list our Common Stock on Nasdaq under the symbol “LILW”. If Nasdaq approves our listing application, we expect to list our Common Stock and consummate this offering. Nasdaq’s listing requirements include, among other things, a stock price threshold. If Nasdaq does not approve our application and the listing of our Common Stock, we will not proceed with this offering. There can be no assurance that our Common Stock will be listed on Nasdaq.

Forward Stock Split

We effected a 20-for-1 forward stock split of our outstanding Common Stock on December 18, 2025. No fractional shares were issued in connection with the forward stock split. The shares issuable upon the exercise of our outstanding convertible securities and the exercise prices of such securities, if any, will be adjusted to reflect the forward stock split. Unless otherwise noted, the share and per share information in this prospectus reflects the forward stock split. There was no effect on the number of shares of Common Stock or preferred stock authorized for issuance under our certificate of incorporation or the par value of such securities as a result of the forward split.

Corporate Information

We were originally formed on July 15, 2013 as a California general stock corporation under the name Clover Juice Inc. Clover Juice Inc. converted into a limited liability company on April 1, 2015. Clover Juice Inc. changed its name to Little West LLC on June 1, 2018. We reorganized as a holding company to Little West Holdings Inc., a Nevada corporation, on March 17, 2025. We are headquartered at 426 E. 58th Street, Los Angeles, California 90011. The Company’s website is www.littlewest.com. Information contained on or accessible through our website shall not be deemed incorporated into and is not a part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Summary Risk Factors

Our business is subject to numerous risks described in the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include:

●	Our holding company structure makes us dependent on the operations of our subsidiaries.

●	Our future business, financial condition, results of operations and cash flows may be adversely affected by reduced or limited availability of produce and other raw materials for our products.

●	We are dependent on our third party partners, and if we fail to maintain our relationship with such third party partners, or such third parties are unable to fulfill their obligations, our business could be harmed.

●	We are dependent on our existing suppliers for materials used to package our products, the costs of which may be volatile and may rise significantly.

●	If we encounter problems with our supply chain, our costs may increase and our or our customers’ ability to deliver our products to market could be adversely affected.

●	We are dependent on distributor, retail, and corporate customers for most of our sales, and our failure to maintain or further develop our sales channels could harm our business, financial condition, results of operations and cash flows.

●	If we fail to acquire and retain new customers, or fail to do so in a cost-effective manner, we may be unable to increase net sales, improve margins and achieve profitability.

●	If we fail to manage our growth effectively, our business, financial condition, and results of operations could be materially and adversely affected.

●	The growth of our business depends on our ability to accurately predict consumer trends, successfully introduce new products, improve existing products, and expand into new offerings.

●	We have a history of losses and expect to generate operating losses as we continue to expand our business.

●	Our auditor has expressed substantial doubt about our ability to continue as a going concern.

●	We may be unable to accurately forecast net sales and appropriately plan our expenses in the future.

●	Our estimate of the size of our addressable market may prove to be inaccurate.

●	If we fail to successfully improve our customer experience, including by continuing to develop new product offerings and enhancing our existing product offerings, our ability to attract new customers and retain existing customers may be materially adversely affected.

●	If the products we sell are not safe or otherwise fail to meet our customers’ expectations, we could lose customers, incur liability for any injuries suffered by customers using or consuming a product we sell or otherwise experience a material impact to our brand, reputation and financial performance.

●	Competition in the cold-pressed and other juice products and services retail industry, especially Internet-based competition, is strong and presents an ongoing threat to the success of our business.

●	Food safety and food-borne illness incidents or advertising or product mislabeling may materially adversely affect our business by exposing us to lawsuits, product recalls or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings.

●	We may be unable to source additional, or strengthen our existing relationships with, suppliers. In addition, the loss of any of our key suppliers would negatively impact our business.

●	Shipping is a critical part of our business and any changes in, or disruptions to, our shipping arrangements could adversely affect our business, financial condition, and results of operations.

●	If we do not successfully optimize, operate and manage the expansion of the capacity of our fulfillment centers, our business, financial condition, and results of operations could be harmed.

●	Our business may be adversely affected if we are unable to provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology.

●	We are subject to risks related to online payment methods.

●	Our failure or the failure of third-party service providers to protect our website, networks, and systems against cybersecurity incidents, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business, financial condition, and results of operations.

●	We depend on our relationships with other third parties and system failures or other disruptions in the operations of these parties could adversely impact our business, financial condition, and results of operations.

●	Failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection, could adversely affect our business, financial condition, and results of operations.

●	Any issues relating to the manufacturing of such products or claims arising from any injury or illness allegedly caused by our products could adversely affect our results of operations.

●	Food safety, quality, and health concerns could affect our business.

●	Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business, financial condition, and results of operations.

●	If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may be unable to accurately report our financial results, prevent fraud or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

●	The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

●	We may experience fluctuations in our tax obligations and effective tax rate, which could materially and adversely affect our results of operations.

●	We may be unable to adequately protect our brand and our other intellectual property rights.

●	We may be subject to intellectual property infringement claims or other allegations, which could result in substantial damages and diversion of management’s efforts and attention.

●	We rely on the performance of members of management and highly skilled personnel, and if we are unable to attract, develop, motivate and retain well-qualified employees, our business could be harmed.

●	Uncertainties in economic conditions and their impact on consumer spending patterns, particularly in the our market, could adversely impact our results of operations.

●	Future litigation could have a material adverse effect on our business and results of operations.

●	Significant merchandise refunds could harm our business.

●	Severe weather, including hurricanes, earthquakes and natural disasters could disrupt normal business operations, which could result in increased costs and materially and adversely affect our business, financial condition, and results of operations.

●	Our ability to raise capital in the future may be limited and our failure to raise capital when needed could prevent us from growing.

●	We may seek to grow our business through acquisitions of, or investments in, new or complementary businesses, facilities, technologies or products, or through strategic alliances, and the failure to manage these acquisitions, investments or alliances, or to integrate them with our existing business, could have a material adverse effect on us.

●	If we cannot successfully manage the unique challenges presented by international markets, we may not be successful in expanding our operations outside the United States.

●	Environmental, social and governance matters may impact our business and reputation.

●	The reliable and cost-effective storage, transport and delivery of ingredients and our other product offerings is critical to our business, and any interruptions, delays or failures could materially adversely affect our reputation, business, financial condition and operating results.

●	Any failure to adequately store, maintain and deliver quality perishable foods could materially adversely affect our business, financial condition and operating results.

●	Inflation and increases in interest rates could reduce demand for our products and thus could adversely impact our operating results.

●	Current market conditions and recessionary pressures in one or more of the Company’s markets could impact the Company’s ability to grow its business.

●	Worldwide and domestic economic trends and financial market conditions, including an economic decline in the plant-based food industry, may adversely affect our operating performance.

●	Changes to law, regulation, or policy applicable to foods and alcohol could leave us vulnerable to adverse governmental action and materially adversely affect our business, financial condition and operating results.

●	Good manufacturing process standards and food safety compliance metrics are complex, highly subjective and selectively enforced.

●	Higher labor costs due to statutory and regulatory changes could materially adversely affect our business, financial condition and operating results.

●	Industry and other market data used in this prospectus or in periodic reports that we may in the future file with the SEC may not prove to be representative of current and future market conditions or future results.

●	Our growth strategy may involve mergers and acquisitions, which could be difficult to implement and may disrupt our business or change our business profile significantly.

●	Veg House owns a majority of our Common Stock and therefore has the ability to control the direction of our business; Veg House’s majority ownership of our Common Stock may prevent you and other stockholders from determining significant decisions.

●	Following the consummation of this offering, we will no longer be a wholly owned subsidiary of Veg House and do not expect to receive the support from Veg House we received as its wholly owned subsidiary, which may adversely affect our operations and have a material adverse effect on us.

●	Substantial future sales by Veg House or others of our Common Stock, or the perception that such sales may occur, could depress the price of our Common Stock.

●	Conflicts of interest may arise because some of our directors and officers own stock or other equity interests in Veg House.

●	There has been no prior market for our Common Stock. An active market may not develop or be sustainable, and investors may be unable to resell their shares at or above the initial public offering price.

●	We may not be able to maintain a listing of our Common Stock on Nasdaq.

●	Our operating results and stock price may be volatile, and the stock price may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares in this offering.

●	Certain recent initial public offerings of companies with relatively small public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. Our Common Stock may potentially experience rapid and substantial price volatility, which may make it difficult for prospective investors to assess the value of our Common Stock.

●	We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

●	We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

●	As a “smaller reporting company,” we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

●	We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

●	If our Common Stock becomes subject to the penny stock rules, it would become more difficult to trade our shares.

●	If securities or industry analysts do not publish research or reports about our business, or they publish negative reports about our business, our share price and trading volume could decline.

●	There are anti-takeover provisions in our articles of incorporation that may cause conflicts of interest with our shareholders.

●	We have broad discretion to determine how to use the funds we receive from this offering, and may use them in ways that may not enhance our operating results or the price of our Common Stock.

●	Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

●	We do not intend to pay dividends for the foreseeable future.

●	Future issuances of our Common Stock or securities convertible into, or exercisable or exchangeable for, our Common Stock, or the expiration of lock-up agreements that restrict the trading of outstanding Common Stock, could cause the market price of our Common Stock to decline and would result in the dilution of your holdings.

●	Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, which could rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

●	We will be a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for an exemption from certain corporate governance requirements

Implications of Being an Emerging Growth Company

Upon the completion of this Offering, we will qualify as an “emerging growth company” under the Jumpstart Our Business Act of 2012, as amended, or the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which could occur if the market value of our Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act, and may continue to qualify as such even after we no longer qualify as an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting Common Stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. As a result of qualifying as a smaller reporting company, to the extent we take advantage of the allowable reduced reporting burdens, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Controlled Company

Additionally, following this offering, Veg House Holdings Inc., our controlling stockholder, will be able to exercise approximately 57.1% of the aggregate voting power of our issued and outstanding shares of Common Stock (or 53.7% if the underwriters exercise their over-allotment option in full) and will be able to determine all matters requiring approval by our stockholders, immediately after the consummation of this offering, assuming the sales of 3,750,000 shares of Common Stock we are offering. Veg House Holdings Inc. is a private Cayman Islands exempted company. For further information, see “Principal Stockholders.” Therefore, we are, and following the completion of this offering, will continue to be, a “controlled company” as defined under Nasdaq Marketplace Rules 5615(a)(7). For so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq, including:

●	an exemption from the rule that a majority of our Board must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

We do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Marketplace Rules. However, for so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements in the future, and as a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market. For example, if we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. As a result, you will not have the same protections afforded to shareholders of companies that are subject to these corporate governance requirements. See “Principal Stockholders” and “Risk Factors - Veg House owns a majority of our Common Stock and therefore has the ability to control the direction of our business; Veg House’s majority ownership of our Common Stock may prevent you and other stockholders from determining significant decisions, and We will be a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for an exemption from certain corporate governance requirements”

The Offering

Issuer	Little West Holdings Inc.

Common Stock we are offering	3,750,000 shares of Common Stock (or shares if the underwriters exercise their over-allotment option in full), based on an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus.

Underwriters’ option to purchase additional shares of Common Stock

We have granted the underwriters an option to purchase up to an additional 562,500 shares of Common Stock, from us at the public offering price per share, less underwriting discounts and commissions, for a period of 30 days from the date of this prospectus.

Shares of Common Stock outstanding before the offering	5,000,000 Shares of our Common Stock

Shares of Common Stock to be outstanding after the offering(1)	8,750,000 shares or 9,312,500 shares if the underwriters exercise in full their option to purchase additional shares of Common Stock.

Use of proceeds	We expect to receive $16,513,125 (or approximately $19,102,595 if the underwriters exercise their option to purchase additional shares in full) based on an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable to us.

We intend to use the net proceeds from this offering (including any additional proceeds that we may receive if the underwriters exercise their option to purchase additional shares of our Common Stock) for the expansion of our distribution and for marketing, working capital, hiring new staff, and other general corporate purposes. See the section titled “Use of Proceeds” for more information.

Concentration of ownership	Upon completion of this offering, Veg House will beneficially own approximately 57.1 % of our outstanding shares of Common Stock and control approximately 57.1% of the voting power of our outstanding shares of Common Stock (or approximately 53.7% if the underwriters’ option to purchase additional shares is exercised in full).

Listing

We have applied to list our Common Stock on the Nasdaq Capital Market under the trading symbol “LILW”. We will not proceed with this offering in the event our Common Stock is not approved for listing on the Nasdaq Capital Market.

Risk factors

For a discussion of risks relating to the Company, our business, our industry, our relationship with Veg House, and an investment in our Common Stock, see “Risk Factors” and the other information set forth in this prospectus before investing in our Common Stock.

Representative’s Warrants	Upon the closing of this offering, we will issue to The Benchmark Company, LLC (the “Representative”), as representative of the underwriters, warrants entitling Representative or their designees to purchase up to five percent (5%) of the aggregate number of shares of our Common Stock that we issue to investors in this offering, including any shares of Common Stock that we will issue to investors in this offering to the extent that the underwriters exercise their over-allotment option. The warrants will be exercisable at any time and from time to time, in whole or in part, commencing six months after the closing of this offering and until the date that is five years after the commencement of sales of this offering. The warrants will have an exercise price per share equal to 120% of the public offering price of our shares of Common Stock offered hereby. See “Underwriting — Representative’s Warrants.”

Lock-up agreements:

In connection with this offering, we have agreed and any successors of the Company will agree with the underwriters, subject to certain exceptions, (i) not to offer, sell, transfer, or dispose of, directly or indirectly, any of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, for a period of six (6) months from the closing of this offering.

All of our directors and executive officers and all existing holders of our outstanding securities have agreed not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company for a period of six (6) months from the date of this offering. See “Underwriting” for additional information.

Dividend policy	We currently intend to retain all available funds and future earnings, if any, for use in the operation of our business and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Investors should not purchase our Common Stock with the expectation of receiving cash dividends.

The number of shares of Common Stock outstanding after this offering excludes the following shares:

●

1,312,500 shares of Common Stock following this offering (assuming the underwriters do not exercise their over-allotment) that will be reserved for issuance under the Little West Holdings Inc. 2025 Stock Option and Incentive Plan, or the 2025 Incentive Plan.

Summary Consolidated Financial Information

The following summary historical financial information should be read in conjunction with our consolidated financial statements and related notes included elsewhere in the prospectus and the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

The following summary consolidated financial data as of and for the fiscal years ended December 31, 2025 and 2024 are derived from our audited consolidated financial statements included elsewhere in this prospectus, and for the six months ended June 30, 2026, are derived from our unaudited financial statements included elsewhere in this prospectus.

Our financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results for any period are not necessarily indicative of our future performance.

	Six Months Ended		Year Ended
	June 30,		December 31,
	2026	2025	2025	2024
Revenue	$705,753	$812,681	$1,460,530	$2,037,812
Cost of revenue	289,443	378,795	716,325	1,518,639
Gross profit	416,310	433,886	744,205	519,173

Operating expenses:
Sales and marketing	15,413	8,799	41,764	193,353
General and administrative	524,155	737,232	1,452,440	821,906
Total operating expenses	539,568	746,031	1,494,204	1,015,259
Loss from operations	(123,258)	(312,145)	(749,999)	(496,086)

Other income (expense):
Interest expense	(75,662)	(27,088)	(100,951)	(41,506)
Loss on sale of property and equipment	-	(23,821)	-	-
Other income (expense)	1,000	-	(10,344)	10,936
Total other income (expense)	(74,662)	(50,909)	(111,295)	(30,570)
Net loss	$(197,920)	$(363,054)	$(861,294)	$(526,656)

	June 30,	December 31,	December 31,
	2026	2025	2024
	(unaudited)
Cash	$20,422	$41,202	$15,663
Total current assets	316,667	190,746	210,331
Total assets	908,570	884,466	943,657
Total current liabilities	1,917,758	1,597,282	771,700
Loan payable, current and non-current	973,265	891,247	292,665
Total liabilities	2,484,186	2,262,895	1,481,002
Total stockholders' deficit	(1,575,616)	(1,378,429)	(537,345)
Total liabilities and stockholders' deficit	$908,570	$884,466	$943,657

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as other information included in this prospectus, including our consolidated financial statements and related notes appearing at the end of this prospectus, before making an investment decision. The risks described below are not the only risks that we face. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition or results of operations. In such case, the trading price of our Common Stock could decline and you may lose all or part of your original investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Our Industry

Our holding company structure makes us dependent on the operations of our subsidiaries.

We are organized as a holding company, and accordingly, our assets are our direct and indirect equity interests in our subsidiaries. We are therefore dependent upon the results of operations and, in turn, the payments, dividends and distributions from our subsidiaries for funds to pay our holding company’s operating and other expenses and to pay future cash dividends or distributions, if any, to holders of our Common Stock. We may also have tax costs in connection with any dividend or distribution. In addition, the payments, dividends and distributions from our subsidiaries to us for funds to pay future cash dividends or distributions, if any, to holders of our Common Stock, could be restricted under current or future financing arrangements to which we or our subsidiaries are or may become parties in the future and may require us to obtain the approval of lenders to make such payments to us in the event they are in default of their repayment obligations. Restrictions on our ability to make dividends, or inability to obtain timely waivers for such distributions, could have a material impact on our cash flows from operations and financial condition.

Our future business, financial condition, results of operations and cash flows may be adversely affected by reduced or limited availability of produce and other raw materials for our products.

Our ability to ensure a continuing supply of high-quality produce, including fruits, vegetables, and other raw materials for our products at competitive prices depends on many factors beyond our control. We rely on a limited number of regional growers, a regional direct farm broker and a regional distributor, to source and acquire certain of our raw materials and provide us with ready to use produce. Our financial performance depends in large part on their ability to arrange for the purchase of raw materials, including fruits and vegetables, in sufficient quantities.

The produce and raw materials from which our products are sourced, and the harvesting and transportation of them to our manufacturing facilities, are vulnerable to adverse weather conditions and natural disasters, such as floods, droughts, earthquakes, hurricanes, typhoons, pestilence and other shortages and disease, as well as political events and other conditions which can adversely impact quantity and quality, leading to reduced produce yields and quality, which in turn could reduce the available supply of, or increase the price of, our raw materials. We may have general difficulties in obtaining raw materials, due to our high quality standards. We currently operate on the West Coast of the United States and source produce from a single produce broker, in addition to one large regional distributor. Thus, the supply of fruits and vegetables may be particularly affected by any adverse events in the regions in which they operate. Any disruption in our ability to source produce from our suppliers to produce our finished goods would result in lower sales volumes and increased costs, and may have a material adverse effect on our business, financial condition, results of operations and cash flows if the necessary supply cannot be replaced in a timely manner or at all.

In addition, we also compete with other food and beverage companies in the procurement of produce and agricultural materials and other raw materials, and this competition may increase in the future if consumer demand increases for these materials or products containing such materials, and if new or existing competitors increasingly offer products in these market sectors. If supplies of produce and other raw materials that meet our quality standards are reduced or are in greater demand, this could cause our expenses to increase and we may not be able to obtain sufficient supply to meet our needs on favorable terms, or at all.

Our ability to source produce, agricultural materials and other raw materials may also be affected by any changes among farmers in our sourcing regions as to what they choose to grow and harvest, changes in economic conditions or climate, and our or their ability to forecast or to commit to our raw materials requirements. Our suppliers also have alternative income opportunities and the relative financial performance of growing produce or other raw materials as compared to other potentially more profitable opportunities could affect their interest in working with us.

While, in the event that we can no longer acquire produce or other materials from our current suppliers, we believe we can acquire such raw materials from other suppliers, there can be no guarantee that we can acquire these raw materials at prices and on terms similar to those we currently enjoy or on favorable terms at all.

Any of these factors could impact our ability to supply our products to customers and consumers and may adversely affect our business, financial condition, results of operations and cash flows.

We are dependent on our third party partners, particularly for sourcing our produce, and if we fail to maintain our relationship with such third party partners, or such third parties are unable to fulfill their obligations, our business could be harmed.

We do not have formal contracts with our suppliers of produce and bottles which would require them to supply us with the produce, raw materials, and bottles we require to operate our business, or fixing the prices of such materials. If for any reason any of our current suppliers refuses to fill our orders, we will be required to locate replacement suppliers and there is no guarantee that we will be able to make acceptable arrangements with alternate suppliers, if at all. Any inability to secure replacement suppliers and on similar terms with our current suppliers will negatively impact the results of our operations. In addition, if our current suppliers choose to increase the prices of the materials we require, it may require us to raise the prices of our juices, decrease our profit margins, or otherwise negatively impact the results of our operations.

In addition, our suppliers and the production facility in which we produce our juices may not have the capacity to allow us to produce a sufficient volume of our products to keep pace with our growth plans, especially if we need significantly greater amounts of production capacity on short notice. In such cases, our ability to pursue our growth strategy will depend in part upon our ability to develop new supplier relationships and relationships with owners or operators of production facilities and onboard them in a timely manner to meet our expected demand.

Additionally, a natural disaster, fire, power interruption, work stoppage, labor matters (including illness or absenteeism in workforce) or other calamity at the facilities in which we produce our products and any combination thereof would significantly disrupt our ability to produce and deliver our products and operate our business. In the future, we expect that we or our partners may experience plant shutdowns or periods of reduced production because of regulatory issues, equipment failure, loss of certifications, employee-related incidents that result in harm or death, delays in raw material deliveries or as a result of the COVID-19 pandemic or related response measures or other similar natural emergencies. Any such disruption or unanticipated event may cause significant interruptions or delays in our business and the reduction or loss of inventory may render us unable to fulfill customer orders in a timely manner, or at all, which could materially adversely affect our business, financial condition, results of operations and cash flows. There can be no assurance that there will not be any closures or delays in the future as a result of the COVID-19 pandemic or other factors.

We do not lease our production facility directly but instead our production facility is formally leased and operated by our subsidiaries, WS West LLC and Little West LLC, through which our production premises and equipment are made available so that quality products in substantial quantities and on a timely basis. Our success is dependent upon WS West LLC and Little West LLC’s collective ability to, among other things, maintain this lease. While our team is physically on-site and directly responsible for producing all of our proprietary juice blends, WS West LLC and Little West LLC are responsible for maintaining the lease and the premises. If they become unable to do these, our ability to produce a sufficient volume of our product and on a timely basis could suffer.

Our ability to maintain effective relationships with our third party partners for the sourcing of raw materials and for the use of production facilities is important to the success of our operations within the markets in which we compete.

If we need to replace any of our existing partners due to bankruptcy or insolvency, lack of adequate supply, failure to comply with our specifications, performance against our demands, disagreements or any other reason, there can be no assurance that we will find alternative partners with access to adequate supplies of produce or raw materials or with an acceptable production facility when required on acceptable terms or at all, or that any new partner would allocate sufficient capacity to us in order to meet our requirements or fill our orders in a timely manner. Finding new partners may take a significant amount of time and resources, and once we have identified such new partner, we would have to ensure that they meet our standards for quality control and have the necessary capabilities, responsiveness, high-quality service and/or facilities, and financial stability, among other things, as well as have satisfactory sustainability and ethical practices that align with our values and mission. We may need to assist any other partner in purchasing and installing packaging and processing capability which may further delay and increase the financial costs of including them in our supply and production network and increase the financial risk of that relationship. We face similar risks related to the operations and quality of services provided by any partners upon whom we rely. If we are unable to manage our supply chain effectively and ensure that our products are available to meet consumer demand, our sales might decrease, and our business, financial condition, results of operations and cash flows may be materially adversely affected.

We are dependent on our existing suppliers for materials used to package our products, the costs of which may be volatile and may rise significantly.

In addition to purchasing produce and agricultural materials and other ingredients, we negotiate the terms and specifications for the purchase of significant quantities of packaging materials and pallets from third parties. The majority of our products are produced and packaged with materials sourced from a small number of suppliers. While we believe that we may be able to establish alternative supply relationships for some of these materials, we may be unable to do so in the short term, or at all, at prices or quality levels that are acceptable to us. Further, any such alternative supplier arrangements may lead to increased costs or delays.

Volatility in the prices of our packaging materials and other supplies that we purchase, could increase our cost of sales and reduce our profitability. Moreover, we may not be able to implement price increases for our products to cover any increased costs, and any price increases we do implement may result in lower sales volumes or lost relationships. If we are not successful in managing our packaging costs, or if we are unable to increase our prices to cover increased costs or if such price increases reduce our sales volumes, then such increases in costs will adversely affect our business, financial condition, results of operations and cash flows.

Further, changes in business conditions, pandemics, governmental regulations and other factors beyond our control or that we do not presently anticipate could affect our partners’ ability to receive components from our existing or future suppliers of such materials or the availability of such components generally. The unavailability of any components for our suppliers could result in production delays and idle manufacturing facilities which may increase our cost of operations and render us unable to fulfill customer orders in a timely manner.

If we encounter problems with our supply chain, our costs may increase and our or our customers’ ability to deliver our products to market could be adversely affected.

We do not own warehouses or fulfillment centers, but rather the facility which houses our production and refrigerated warehouse where we receive, store, stage, repack, fulfill and load our products for shipment are formally leased by our subsidiaries, WS West LLC and Little West LLC.

We receive produce from our suppliers via third-party transportation vendors. After the juices are produced, the bottled juices are brought by us to be processed in the HPP facility for processing. Following HPP processing, the bottled juices are brought back to our refrigerated warehouse. Our shipping partners transport our products from the subsidiary leased refrigerated warehouse in Downtown Los Angeles (except for more local orders which we transport ourselves) in cold chain transportation, which are then received by our distributors and retail-direct customers. For our e-commerce logistics, we pack orders at the subsidiary leased Downtown Los Angeles facility and schedule pickups with UPS, Federal Express, and GSL. We depend in large part on the orderly operation of this receiving and distribution process, which depends, in turn, on timely arrival of product from farms/produce distributors, availability of outbound and inbound shipping, and effective operations at the warehouse from which our product flows. Any increase in transportation costs (including increases in fuel costs), increased shipping costs, issues with supplier-side delays, reductions in the transportation capacity of carriers, labor strikes or shortages in the transportation industry, disruptions to the national transportation infrastructure and unexpected delivery interruptions or delays may increase the cost of, and adversely impact, our logistics, and our ability to provide quality and timely service to our distributor or retail-direct customers.

In addition, if we change the fulfillment, shipping or transportation companies we use, or if the lease at our the subsidiary leased warehouse cannot be renewed, and/or if we cannot secure additional warehousing, fulfillment, or transportation resources as required, we could face logistical difficulties that could adversely affect deliveries and we could incur costs and expend resources in connection with such change. We or our subsidiaries which lease the warehouse also may not be able to obtain terms as favorable as those received from the currently leased warehouse, fulfilment, shipping and transportation providers currently used, or a new favorable lease for the own warehouse and production facility, which could increase our costs. We also may not adequately anticipate changing demands on our distribution system, including the effect of any expansion we may need to implement in the capacity, the number or the location of the warehouses/fulfillment centers and/or production facility to meet increased complexity or demand. Any of these factors could cause interruptions and delays in delivery and result in increased costs. In addition, if the HPP facility were to move, or we were unable to continue HPP processing at the current HPP facility, we would have to find a new HPP facility near enough for us to transport the bottled juices or pay for the bottled juices to be transported to a different HPP facility.

In addition, events beyond our control, such as disruptions in operations due to natural or man-made disasters, inclement weather conditions, accidents, system failures, power outages, political instability, physical or cyber break-ins, server failure, work stoppages, slowdowns or strikes by employees, acts of terrorism, the outbreak of viruses, widespread illness, infectious diseases, contagions and the occurrence of unforeseen epidemics (including the outbreak of the COVID-19 pandemic and its potential impact on supply chain and our financial results) and other unforeseen or catastrophic events, could damage the facilities of the warehousing and fulfillment service providers or render them inoperable, or affect the flow of product to and from these centers, or impact our ability to manage our partners, making it difficult or impossible for us to process customer or consumer orders for an extended period of time. We could also incur significantly higher costs and longer lead times associated with distributing inventory during the time it takes for our third party providers to reopen, replace or bring the capacity back to normal levels for their warehouses/fulfilment centers and logistics capabilities after a disruption.

The inability to fulfill, or any delays in processing, customer or consumer orders from the warehousing/fulfillment centers or any quality issues could result in the loss of consumers, retail partners or distributors, or the issuances of penalties, refunds or credits, and may also adversely affect our reputation. The success of our retail or distribution partners depends on their timely receipt of products for sale and any repeated, intermittent or long-term disruption in, or failures of, the operations of the warehouses/fulfilment centers could result in lower sales and profitability, a loss of loyalty to our products and excess inventory. We do not maintain insurance for business interruption, and as a result any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition. Any business interruption insurance policy we may obtain in the future may not cover all risk, or be sufficient to cover all of our potential losses, or may not be available to us on acceptable terms, if at all, and any insurance proceeds may not be paid to us in a timely manner. Additionally, we will need to continue to update and expand our systems to manage these warehouse/fulfilment centers and related systems to support our business growth and increasing complexity, which may require significant amounts of capital and maintenance and creates others risks, including those related to cyber security and system availability.

In addition, in recent years volatility in the global oil markets has resulted in higher fuel prices, which many shipping companies have passed on to their customers by way of higher base pricing and increased fuel surcharges. Shortages of capacity in shipping have occurred due to economic, weather and pandemic effects as well as geopolitical tensions, that have affected the smooth flow of our supply chain and increased transportation costs and decreased reliability. In particular, the military conflicts between Russia and Ukraine, as well as the ongoing tensions in the Middle East, have significantly increased shipping costs and limited container availability delayed shipment of product. If fuel prices or transportation costs increase, we will experience higher shipping rates and fuel surcharges, as well as surcharges on our raw materials and packaging. It is hard to predict if current rates and capacity will continue in the future and what long-term rates could be. A significant part of our business relies on shipping produce from sourcing in California to the production facility in Downtown Los Angeles so we are very dependent on shipping prices and service levels. Due to the price sensitivity of our products, we may not be able to pass such increases on to our customers.

We are dependent on distributor, retail, and corporate customers for most of our sales, and our failure to maintain or further develop our sales channels could harm our business, financial condition, results of operations and cash flows.

We derive a significant portion of our revenue from our network of domestic distributors, retail customers (whether serviced directly or through distributors), such as grocery stores and health food stores, and other retailers, in addition to corporate clients. In addition, our largest wholesale customer accounted for approximately 16% of our revenue in 2025 and the largest 3 distributor and wholesale customers accounted for approximately 42% of our revenues, with 58% of our total wholesale revenues coming from our four largest customers. Our four largest wholesale customers accounted for 58% of our total wholesale revenue in 2024.

A decision by either of our largest retail customers, wholesalers, corporate clients, or distributor, or any other major distributor or retail customer, whether motivated by marketing strategy, competitive conditions, financial difficulties or otherwise, to decrease significantly the quantity or breadth of product purchased from us, or to change their manner of doing business with us and their support of our products, could substantially reduce our revenue and have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, any store closings or changes in retail strategy by our retail customers, particularly our largest retail customers, could shrink the number of stores carrying our products, while the remaining stores may purchase a smaller amount of our products and/or may reduce the retail floor space designated for our products. If any negative change in our relationship with our largest distributor and retail customer occurs, any other disputes with key customers arose, if we were to lose placement and support of any of our key customers or if any of our key customers consolidate and/or gain greater market power, our business, financial condition, results of operations and cash flows would be materially adversely affected. In addition, we may be similarly adversely impacted if any of our key customers, particularly our largest distributors and retail customers, experience any operational difficulties or generate less traffic.

We do not have long-term contracts or minimum purchase volumes with our suppliers. We also do not have long-term contracts or minimum purchase volumes with our or retail-direct customers beyond promotional price arrangements, and the duration of these relationships and terms are subject to change and adjustment based on the performance of the products and our performance as a supplier of these products. For example, we do not have agreements with our largest retail-direct customer to provide us with an exclusive relationship or to impose any minimum purchase or supply requirements. The loss of any part of a key customer’s private label business may negatively impact that customer’s support of our branded products, and could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We rely on our retailer partners’ continuing demand for our products. In addition, certain of our retail partners, particularly those which may from time to time change their promotional approaches. Such changes could negatively impact our business. If our retail partners change their pricing and margin expectations, change their business strategies as a result of industry consolidation or otherwise, maintain and seek to grow their own private-label competitive offerings whether supplied by us or other suppliers, reduce the number of brands they carry or amount of shelf space they allocate to our products, or allocate greater shelf space to, or increase their advertising or promotional efforts for, our competitors’ products, our sales could decrease and our business, financial conditions, results of operations and cash flows may be materially adversely affected.

Certain of our distributors or retail-direct customers may from time to time experience financial difficulties, including bankruptcy or insolvency. If our customers suffer significant financial or operational difficulty, they may reduce their orders from us or stop purchasing from us and/or be unable to pay the amounts due to us timely or at all, which could have a material adverse effect on our ability to collect on receivables, our revenues and our results of operations. It is possible that customers may contest contractual obligations to us, whether under bankruptcy laws or otherwise. Further, we may have to negotiate significant discounts and/or extended financing terms with these customers in such a situation. If we are unable to collect upon our accounts receivable as they come due in an efficient and timely manner, our business, financial condition, results of operations and cash flows may be materially adversely affected.

If we fail to acquire and retain new customers, or fail to do so in a cost-effective manner, we may be unable to increase net sales, improve margins and achieve profitability.

Our success depends on our ability to acquire and retain new customers and to do so in a cost-effective manner. We must continue to acquire customers in order to increase net sales, improve margins, and achieve profitability. In order to expand our customer base, we must appeal to, and acquire, relationships with wholesale distributors, which the company views as the most scalable path to increasing brand availability across key retail, foodservice, and hospitality channels, in addition to end-customers who have historically purchased health and other food products from other retailers such as traditional brick and mortar retailers or online. We have made significant investments related to customer acquisition and expect to continue to spend significant amounts to acquire additional customers. We cannot assure you that the net sales from any new wholesale distributor relationships or new customers we acquire will ultimately exceed the cost of acquiring those relationships or customers. If we fail to maintain the performance or consumer demand upon which distributor relationships depend, deliver a quality purchasing experience, or if consumers do not perceive the products we offer to be of high value and quality, we may be unable to acquire or retain wholesale distributor relationships or customers. If we are unable to acquire or retain wholesale distribution relationships or customers who purchase products in volumes sufficient to grow our business, we may be unable to generate the scale necessary to achieve operational efficiency and drive beneficial network effects. Consequently, our prices may increase, or may not decrease to levels sufficient to generate customer interest, our net sales may decrease and our margins and profitability may decline or not improve. As a result, our business, financial condition, and results of operations may be materially and adversely affected.

We believe that many of our new customers originate from grocery store sales and social media advertising. Therefore, we must ensure that our customers remain loyal to us in order to continue receiving those referrals. If our efforts to satisfy our customers are not successful, we may be unable to acquire new customers in sufficient numbers to continue to grow our business, and we may be required to incur significantly higher marketing expenses in order to acquire new customers.

We also use paid and non-paid advertising. Our paid advertising includes search engine marketing, direct mail, display, and paid social media. Our non-paid advertising efforts include search engine optimization, non-paid social media and e-mail marketing. We drive a significant amount of traffic to our website via search engines and, therefore, rely on search engines. Search engines frequently update and change the logic that determines the placement and display of results of a user’s search, such that the purchased or algorithmic placement of links to our website can be negatively affected. Moreover, a search engine could, for competitive or other purposes, alter its search algorithms or results, causing our website to place lower in search query results. A major search engine could change its algorithms in a manner that negatively affects our paid or non-paid search ranking and competitive dynamics could impact the effectiveness of search engine marketing or search engine optimization. We also drive a significant amount of traffic to our website via social networking or other e-commerce channels used by our current and prospective customers. As social networking and e-commerce channels continue to rapidly evolve, we may be unable to develop or maintain a presence within these channels. If we are unable to cost-effectively drive traffic to our website, our ability to acquire new customers and our financial condition would be materially and adversely affected. Additionally, if we fail to increase our net sales per active customer, generate repeat purchases or maintain high levels of customer engagement, our business, financial condition, and results of operations could be materially and adversely affected.

If we fail to manage our growth effectively, our business, financial condition, and results of operations could be materially and adversely affected.

To manage our growth effectively, we must continue to implement our operational plans and strategies, improve and expand our infrastructure of people and information systems and expand, train and manage our employee base. To support our continued growth, we may have to effectively integrate, develop and motivate a large number of new employees. We may face significant competition for personnel, including in the Los Angeles area, and certain other areas in which we have operations. Failure to manage our hiring needs effectively or successfully integrate our new hires may have a material adverse effect on our business, financial condition, and results of operations.

Additionally, the growth of our business places significant demands on our management and other employees. We are required to manage relationships with our suppliers, partners, and a growing number of customers and other third parties. Our information technology systems and our internal controls and procedures may not be adequate to support future growth of our customer or supplier base. If we are unable to manage the growth of our organization effectively, our business, financial condition, and results of operations may be materially and adversely affected.

The growth of our business depends on our ability to accurately predict consumer trends, successfully introduce new products, improve existing products, and expand into new offerings.

Our growth depends, in part, on our ability to successfully introduce new products, and improve and reposition our existing products to meet the requirements of our customers. It also depends on our ability to expand our offering. This, in turn, depends on our ability to predict and respond to evolving consumer trends, demands and preferences. The development and introduction of innovative new products and expansion into new offerings involves considerable costs. In addition, it may be difficult to establish new supplier relationships and determine appropriate product selection when developing a new product or offering. Any new product or offering may not generate sufficient customer interest and sales to become a profitable product or to cover the costs of its development and promotion and, as a result, may reduce our operating income. In addition, any such unsuccessful effort may adversely affect our brand and reputation. If we are unable to anticipate, identify, develop or market products, or any new offering, that respond to changes in requirements and preferences, or if our new product introductions, repositioned products, or new offerings fail to gain consumer acceptance, we may be unable to grow our business as anticipated, our sales may decline and our margins and profitability may decline or not improve. As a result, our business, financial condition, and results of operations may be materially and adversely affected.

In addition, while we plan to continue to invest in the development of our business, including in the expansion of our offering of private brand products, we may be unable to maintain or expand sales of our private brand products for a number of reasons, including the loss of key suppliers and product recalls. Accordingly, our inability to sustain the growth and sales of our private brand offerings may materially and adversely affect our projected growth rates, business, financial condition, and results of operations.

We have a history of losses and expect to generate operating losses as we continue to expand our business.

We have a history of losses and have accumulated $2,993,254 and $3,191,174 in stockholders’ deficit since our inception through December 31, 2025 and June 30, 2026, respectively. We expect our operating losses to continue in the near-term as we increase investment in our business. Furthermore, it is difficult for us to predict our future results of operations. As a result, our losses may be larger than anticipated and we may never achieve profitability. We expect our operating expenses to increase over the next several years as we increase our advertising, launch new warehousing, production, and fulfillment centers, expand our offerings, hire additional personnel and continue to develop features on our website. In particular, we intend to continue to invest substantial resources in marketing to acquire new customers.

While we do not have current plans to expand or launch new warehousing or other facilities and machinery, these may in the future become necessary to continue to scale our business. These may require significant capital investment and we cannot guarantee that we will effectively execute on such growth initiatives.

In addition, as we grow as a newly public company, we expect to incur certain legal, accounting and other expenses that we did not previously incur as a subsidiary of a private company. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring new customers, our financial condition and stock price could be materially and adversely affected.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

We have evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The financial statements accompanying this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $197,920 and $363,054 for the six months ended June 30, 2026 and 2025, respectively, and cash flows used in operations of $103,531 and $54,977, respectively, and has sustained net losses of $861,294 and $526,656 for the years ended December 31, 2025 and 2024, respectively, and cash flows used in operations of $331,493 and $164,352, respectively. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to obtain additional capital financing, as it has not generated positive cash flows to date. Management is currently exploring various funding options, including outside investments investment and strategic partnerships, to support ongoing operations. No assurance can be given that the Company will be successful in these efforts and such financings may not be available or may not be available on reasonable or favorable terms. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

If we are unable to secure such financing, we may cease operations and investors in our Common Stock could lose all of their investment.

The Company does not anticipate incurring any debt obligations in the next 12 months.

We may be unable to accurately forecast net sales and appropriately plan our expenses in the future.

Net sales and results of operations are difficult to forecast because they generally depend on the volume, timing and type of orders we receive, all of which are uncertain. We base our expense levels and investment plans on our estimates of net sales and gross margins. We cannot be sure the same growth rates, trends, and other key performance metrics are meaningful predictors of future growth. If our assumptions prove to be wrong, we may spend more than we anticipate acquiring and retaining customers or may generate lower net sales per active customer than anticipated, either of which could have a negative impact on our business, financial condition, and results of operations.

Our estimate of the size of our addressable market may prove to be inaccurate.

Data for wholesale and retail sales of our products is collected for most, but not all channels, and as a result, it is difficult to estimate the size of the market and predict the rate at which the market for our products will grow, if at all. While our market size estimate was made in good faith and is based on assumptions and estimates we believe to be reasonable, this estimate may not be accurate. If our estimates of the size of our addressable market are not accurate, our potential for future growth may be less than we currently anticipate, which could have a material adverse effect on our business, financial condition, and results of operations.

If we fail to successfully improve our customer experience, including by continuing to develop new product offerings and enhancing our existing product offerings, our ability to attract new customers and retain existing customers may be materially adversely affected.

Our customers have a wide variety of options for purchasing cold-pressed and other juice products, including traditional and online grocery stores and brick and mortar stores, and consumer tastes and preferences may change from time to time. Our ability to retain existing customers, attract new customers and increase customer engagement with us will depend in part on our ability to successfully improve our customer experience, including by continuing to create and introduce new product offerings, improving upon and enhancing our existing product offerings and strengthening our customers’ digital interactions with our brand and products, including online. As a result, we may introduce significant changes to our existing product offerings, develop and introduce new and unproven product offerings, revise our customers’ digital experiences and/or offer our products through new distribution channels. If our new or enhanced product offerings are unsuccessful, including because they fail to generate sufficient revenue or operating profit to justify our investments in them, we may be unable to attract or retain customers and our business and operating results could be materially adversely affected.

Furthermore, new or shifting customer demands, tastes or interests, superior competitive offerings or a deterioration in our product quality or our ability to bring new or enhanced product offerings to market quickly and efficiently could negatively affect the attractiveness of our products and the economics of our business and require us to make substantial changes to and additional investments in our product offerings or business model.

Developing and launching new product offerings or enhancements to our existing product offerings involves significant risks and uncertainties, including risks related to the reception of such product offerings by our existing and potential customers, increases in operational complexity, unanticipated delays or challenges in implementing such offerings or enhancements, increased strain on our operational and internal resources (including an impairment of our ability to accurately forecast demand and related supply), inability to adequately support new offerings or enhancements with sufficient marketing investment and negative publicity in the event such new or enhanced product offerings are perceived to be unsuccessful.

If the products we sell are not safe or otherwise fail to meet our customers’ expectations, we could lose customers, incur liability for any injuries suffered by customers using or consuming a product we sell or otherwise experience a material impact to our brand, reputation and financial performance.

Our customers count on us to provide them with safe products. Concerns regarding the safety of food products that we source from our suppliers or that we prepare and then sell could cause customers to avoid purchasing certain products from us, or to seek alternative sources of supply for all of their cold-pressed or other juice needs, even if the basis for the concern is outside of our control. Any lost confidence on the part of our customers would be difficult and costly to reestablish and such products also expose us to food safety claims. As such, any issue regarding the safety of any food products we sell, regardless of the cause, could adversely affect our brand, reputation and financial performance.

Competition in the cold-pressed and other juice products and services retail industry, especially Internet-based competition, is strong and presents an ongoing threat to the success of our business.

The cold-pressed and other juice product and functional beverage industry is very competitive. We compete with other cold-pressed and other juice, and functional beverage, products, particularly canned probiotic sodas and similar offerings in stores, supermarkets, warehouse clubs and other mass and general retail and online merchandisers, including e-tailers, many of which are larger than us and have significantly greater capital resources than we do. The cold-pressed juice and functional beverage products industry has become increasingly competitive due to consumer tastes, attractiveness of healthy lifestyles, and recent attention and acquisitions from major beverage companies. For example, Celsius Holdings has recently completed its acquisition of Alani Nu and PepsiCo is poised to acquire Poppi.

We face significant competition from brands acquired by larger companies due to their greater resources and networks, in addition to competition from similarly situated smaller brands. Any changes in our competitors merchandising and operational strategies could impact our sales and profitability. In particular, if specialty health food stores, supermarkets, warehouse clubs, or other mass and general retail and online merchandise competitors seek to gain or retain market share by reducing prices, for example by adding water to their products to lower their price points, we would likely be forced to reduce our prices on similar product offerings in order to remain competitive, which may result in a decrease in our market share, net sales and profitability and may require a change in our operating strategies. In addition, some competitors focus on operating their own retail locations which could help them create a beneficial connection with their customers.

We also have been able to compete successfully by differentiating ourselves from our competitors by providing a large selection of high-quality cold-pressed juices, competitive pricing, convenience and exceptional customer service. If changes in consumer preferences decrease the competitive advantage attributable to these factors, or if we fail to otherwise positively differentiate our product offering or customer experience from our competitors, our business, financial condition, and results of operations could be materially and adversely affected. In particular, a key component of our business strategy is to rely on our reputation for transparency and product integrity to differentiate us in a crowded market. Every aspect of our juice production is designed to genuinely promote wellness – from using only high-quality ingredients sourced from top-tier California farms to maintaining full involvement in the production process. Unlike many of our competitors, we never dilute our products. In addition to our product quality, we emphasize exception customer experience and community engagement and provide real human customer support for customers visiting our website, allowing them to ask questions, get personalized product recommendations, and build trust in our brand.

If our reputation is negatively affected by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers, or otherwise, our business, financial condition, and results of operations may be materially and adversely affected. In addition, if we are unable to maintain our current levels of customer service and our reputation for customer service as we grow or otherwise, our net sales may not continue to grow or may decline, and our business, financial condition, and results of operations may be materially and adversely affected.

Many of our current competitors have, and potential competitors may have, longer operating histories, greater brand recognition, larger fulfillment infrastructures, greater technical capabilities, significantly greater financial, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to derive greater net sales and profits from their existing customer base, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer preferences or habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies (including but not limited to predatory pricing policies and the provision of substantial discounts), which may allow them to build larger customer bases or generate net sales from their customer bases more effectively than we do.

We compete most directly with cold-pressed juice brands that are distributed through the same wholesale channels and placed alongside our products on retail shelves. Some of our competitors benefit from significant outside investment, greater brand recognition, including through the establishment of their own retail locations, greater financial resources, larger networks, and other competitive advantages. Some of our competitors may hold a competitive advantage over us because of longer operating histories, established brand names, an established customer base, established affiliate relationships that drive traffic to their website. Competitors with their own retail storefronts may benefit from increased brand recognition as a result, and consumers may choose their products in grocery stores based on this brand recognition. In addition, we face growing competition from online and multichannel juice and functional beverage companies, some of whom may have a lower cost structure than ours, as customers now routinely use computers, tablets, smartphones, and other mobile devices to shop online and compare prices and products in real time.

In order to effectively compete in the future, we may be required to offer promotions and other incentives, which may result in lower operating margins and in turn adversely affect our results of operations. We also face a significant challenge from our competitors forming alliances with each other or from our competitors being acquired by larger companies with greater networks and resources than ours. These relationships may enable both their retail and online stores to negotiate better pricing and better terms from suppliers by aggregating the demand for products and negotiating volume discounts, which could be a competitive disadvantage to us.

We expect competition in the cold-pressed, other juice products, and functional beverage industry, in particular Internet-based competition, generally to continue to increase. We believe that our ability to compete successfully in this market depends upon many factors both within and beyond our control, including:

●	the size and composition of our customer base;

●	the number of products that we feature on our website;

●	the quality and responsiveness of customer service;

●	our selling and marketing efforts;

●	the quality, price and reliability of the products that we offer;

●	the convenience of the shopping experience that we provide;

●	our ability to distribute our products and manage our operations; and

●	our reputation and brand strength.

If we fail to compete successfully in this market, our business, financial condition, and results of operations could be materially and adversely affected.

Food safety and food-borne illness incidents or advertising or product mislabeling may materially adversely affect our business by exposing us to lawsuits, product recalls or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings.

Selling food for human consumption involves inherent legal and other risks, and there is increasing governmental scrutiny of and public awareness regarding food safety. Unexpected side effects, illness, injury or death related to allergens, food-borne illnesses or other food safety incidents (including food tampering or contamination) caused by products we sell or involving suppliers that supply us with ingredients and other products, could result in the discontinuance of sales of these products or our relationships with such suppliers, damages for liability, or otherwise result in increased operating costs or harm to our reputation. Shipment of adulterated products, even if inadvertent, can result in criminal or civil liability. Such incidents could also expose us to product liability, negligence or other lawsuits brought by consumers, consumer agencies or others. Any claims brought against us may exceed or be outside the scope of our existing or future insurance policy coverage or limits. Any judgment against us that is in excess of our insurance policy limits or not covered by our policies or not subject to insurance would have to be paid from our cash reserves, which would reduce our capital resources, which could impact our ability to execute and accelerate our growth strategy.

The occurrence of food-borne illnesses or other food safety incidents could also adversely affect the price and availability of affected ingredients, resulting in higher costs, disruptions in supply and a reduction in our sales. Furthermore, any instances of food contamination, whether or not caused by our products, could subject us or our suppliers to a food recall pursuant to the Food Safety Modernization Act of the United States Food and Drug Administration, or FDA, and comparable state laws. The risk of food contamination may be also heightened further due to changes in government funding or a government shutdown.

We could be subject to food recalls both now, and in the future. Food recalls could result in significant losses due to their costs, the destruction of product inventory, lost net revenues due to customer credits and refunds, lost future sales due to the unavailability of the product for a period of time and potential loss of existing customers and a potential negative impact on our ability to retain existing customers and attract new customers due to negative consumer experiences or as a result of an adverse impact on our brand and reputation.

In addition, food companies have been subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering, and we could be a target for product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants and pathological organisms into consumer products as well as product substitution. Beginning in July 2019, FDA requires companies like us to analyze, prepare and implement “food defense” mitigation strategies specifically to address tampering designed to inflict widespread public health harm. If we do not adequately address the possibility, or any actual instance, of product tampering, we could face possible seizure or recall of our products and the imposition of civil or criminal sanctions, which could materially adversely affect our business, financial condition and operating results.

We may be unable to source additional, or strengthen our existing relationships with, suppliers. In addition, the loss of any of our key suppliers would negatively impact our business.

In order to attract quality suppliers, we must:

●	demonstrate our ability to help our suppliers increase their sales;

●	offer suppliers a high quality, cost-effective fulfillment process; and

●	continue to provide suppliers a dynamic and real-time view of our demand and inventory needs.

If we are unable to provide our suppliers with a compelling return on investment and an ability to increase their sales, we may be unable to maintain and/or expand our supplier network, which would negatively impact our business.

We purchase significant amounts of products from a number of suppliers with limited supply capabilities. There can be no assurance that our current suppliers will be able to accommodate our anticipated growth or continue to supply current quantities at preferential prices or at all. An inability of our existing suppliers to provide products in a timely or cost-effective manner could impair our growth and materially and adversely affect our business, financial condition, and results of operations. We do not maintain long-term supply contracts with any of our suppliers and any of our suppliers could discontinue selling to us at any time. The loss of any of our significant suppliers or the discontinuance of any current pricing or incentives they currently offer to us would have a negative impact on our business, financial condition, and results of operations. In addition, in our experience, it is challenging to persuade consumers of cold pressed and other juice products, health foods, and functional beverages to switch to a different product, which could make it difficult to obtain new customers or to retain certain customers if we discontinue certain juice blends or products, thereby exacerbating the negative impact of such loss on our business, financial condition, and results of operations.

We continually seek to expand our base of suppliers and to identify cold-pressed juice products. If we are unable to identify or enter into distribution relationships with new suppliers or to replace the loss of any of our existing suppliers, we may experience a competitive disadvantage, our business may be disrupted and our business, financial condition, and results of operations may be adversely affected.

Our principal suppliers currently provide us with certain incentives such as volume purchasing and trade discounts. A reduction or discontinuance of these incentives would increase our costs and could reduce our profitability. Similarly, if one or more of our suppliers were to offer these incentives, including preferential pricing, to our competitors, our competitive advantage would be reduced, which could materially and adversely affect our business, financial condition, and results of operations.

Shipping is a critical part of our business and any changes in, or disruptions to, our shipping arrangements could adversely affect our business, financial condition, and results of operations.

We currently rely on third-party national and regional logistics providers to deliver the products we offer on our website. If we are not able to maintain current prices, and/or negotiate acceptable pricing and other terms with these providers, or if these providers experience performance problems or other difficulties in processing our orders or delivering our products to customers, it could negatively impact our results of operations and our customers’ experience. For example, changes to our usual shipping arrangements may adversely impact our margins and profitability. In addition, our ability to receive inbound inventory efficiently and ship merchandise to customers may be negatively affected by factors beyond our and these providers’ control, including inclement weather, fire, flood, power loss, earthquakes, acts of war or terrorism or other events specifically impacting our or other shipping partners, such as labor disputes, financial difficulties, system failures and other disruptions to the operations of the shipping companies on which we rely. We are also subject to risks of damage or loss during delivery by our shipping vendors. If the products ordered by our customers are not delivered in a timely fashion or are damaged or lost during the delivery process, our customers could become dissatisfied and cease buying products through our website, which would adversely affect our business, financial condition, and results of operations.

If we do not successfully optimize, operate and manage the expansion of the capacity of our fulfillment centers, our business, financial condition, and results of operations could be harmed.

If we do not optimize and operate our fulfillment centers successfully and efficiently, it could result in excess or insufficient fulfillment capacity, an increase in costs or impairment charges or harm our business in other ways. In addition, if we do not have sufficient fulfillment capacity or experience a problem fulfilling orders in a timely manner, our customers may experience delays in receiving their purchases, which could harm our reputation and our relationship with our customers.

We operate out of a leased production facility that was pre-configured for juice manufacturing. Upon the space being secured, we collaborated with the facility owners to source and install additional equipment tailored to our specific production requirements. Our current setup is optimized for our existing volume and supports efficient, high-quality output.

As production demand increases, we may require a transition to a larger facility equipped with higher-capacity machinery and expanded cold storage capabilities. This would enable greater output per production cycle and support continued growth in both wholesale and direct-to-consumer channels.

We anticipate the need to add additional fulfillment center capacity as our business continues to grow. The expansion of fulfillment center capacity will put pressure on our managerial, financial, operational and other resources. We cannot assure you that we will be able to locate suitable facilities on commercially acceptable terms in accordance with our expansion plans, nor can we assure you that we will be able to recruit qualified managerial and operational personnel to support our expansion plans. If we are unable to secure new facilities for the expansion of our fulfillment operations, recruit qualified personnel to support any such facilities, or effectively control expansion-related expenses, our business, financial condition, and results of operations could be materially and adversely affected. If we grow faster than we anticipate, we may exceed our fulfillment center capacity sooner than we anticipate, we may experience problems fulfilling orders in a timely manner or our customers may experience delays in receiving their purchases, which could harm our reputation and our relationship with our customers, and we would need to increase our capital expenditures more than anticipated and in a shorter timeframe than we currently anticipate. Many of the expenses and investments with respect to fulfillment centers are fixed, and any expansion of such fulfillment centers will require additional investment of capital. We expect to incur higher capital expenditures in the future for fulfillment center operations as our business continues to grow. We would incur such expenses and make such investments in advance of expected sales, and such expected sales may not occur. Any of these factors could materially and adversely affect our business, financial condition, and results of operations.

Our business may be adversely affected if we are unable to provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology.

The number of people who access the Internet through devices other than personal computers, including mobile phones, handheld computers such as notebooks and tablets, video game consoles and television set-top devices, has increased dramatically in recent years. The version of our website developed for these devices may not be compelling to consumers. Our website and platform are also currently not compatible with voice-enabled products. Adapting our services and/or infrastructure to these devices as well as other new Internet, networking or telecommunications technologies could be time-consuming and could require us to incur substantial expenditures, which could adversely affect our business, financial condition, and results of operations.

Additionally, as new mobile devices and platforms are released, it is difficult to predict the problems we may encounter in developing applications for alternative devices and platforms and we may need to devote significant resources to the creation, support and maintenance of such applications. If we are unable to attract consumers to our website through these devices or are slow to develop a version of our website that is more compatible with alternative devices, we may fail to capture a significant share of consumers in the cold-pressed juice market and could also lose customers, which could materially and adversely affect our business, financial condition, and results of operations.

Further, we continually upgrade existing technologies and business applications and we may be required to implement new technologies or business applications in the future. The implementation of upgrades and changes requires significant investments. Our results of operations may be affected by the timing, effectiveness and costs associated with the successful implementation of any upgrades or changes to our systems and infrastructure. In the event that it is more difficult for our customers to buy products from us on their mobile devices, or if our customers choose not to buy products from us on their mobile devices or to use mobile products that do not offer access to our website, we could lose customers and fail to attract new customers. As a result, our customer growth could be harmed and our business, financial condition, and results of operations may be materially and adversely affected.

We are subject to risks related to online payment methods.

We currently accept credit and debit card payments for purchases through our website. As a result, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply.

Furthermore, as our business changes, we may be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. In the future, as we offer new payment options to consumers, including by way of integrating emerging mobile and other payment methods, we may be subject to additional regulations, compliance requirements and fraud. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card payments from consumers or facilitate other types of online payments. If any of these events were to occur, our business, financial condition, and results of operations could be materially and adversely affected. We occasionally receive orders placed with fraudulent data. Under current credit and debit card practices, we may be liable for fraudulent transactions. As a result, we may suffer losses as a result of orders placed with fraudulent data even if the associated financial institution approved payment of the orders. If we are unable to detect or control credit and debit card fraud, our liability for these transactions could harm our business, financial condition, and results of operations.

Our failure or the failure of third-party service providers to protect our website, networks, and systems against cybersecurity incidents, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business, financial condition, and results of operations.

As a result of a portion of our services being web based, we collect, process, transmit and store large amounts of data about our customers, suppliers and others, including credit card information and personally identifiable information, as well as other confidential and proprietary information. We also employ third-party service providers for a variety of reasons, including storing, processing and transmitting proprietary, personal and confidential information on our behalf. While we rely on  third parties in an effort to securely transmit confidential and sensitive information, including credit card numbers, advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure to protect this data from being breached or compromised. Similarly, our security measures, and those of our third-party service providers, may not detect or prevent all attempts to hack our systems or those of our third-party service providers. Distributed denial-of-service (“DDoS”) attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other cybersecurity incidents and similar disruptions that may jeopardize the security of information stored in or transmitted by our website, networks and systems or that we or our third-party service providers otherwise maintain, including payment card systems, may subject us to fines or higher transaction fees or limit or terminate our access to certain payment methods. We and our service providers may not anticipate or prevent all types of attacks until after they have already been launched, and techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers. In addition, cybersecurity incidents can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships.

Breaches of our security measures or those of our third-party service providers or any cybersecurity incident could result in unauthorized access to our website, networks and systems; unauthorized access to and misappropriation of consumer information, including consumers’ personally identifiable information, or other confidential or proprietary information of ourselves or third parties; viruses, worms, spyware or other malware being served from our website, networks or systems; deletion or modification of content or the display of unauthorized content on our website; interruption, disruption or malfunction of operations; costs relating to cybersecurity incident remediation, deployment of additional personnel and protection technologies, response to governmental investigations and media inquiries and coverage; engagement of third party experts and consultants; litigation, regulatory action and other potential liabilities. If any of these cybersecurity incidents occur, or there is a public perception that we, or our third-party service providers, have suffered such a breach, our reputation and brand could also be damaged and we could be required to expend significant capital and other resources to alleviate problems caused by such cybersecurity incidents. As a consequence, our business could be materially and adversely affected and we could also be exposed to litigation and regulatory action and possible liability. In addition, any party who is able to illicitly obtain a customer’s password could access the customer’s transaction data or personal information. Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have a material adverse effect on our business, financial condition, and results of operations. This is more so since governmental authorities throughout the U.S. and around the world are devoting more attention to data privacy and security issues.

We do not maintain privacy, data breach and network security liability insurance. Even though we continue to devote significant resources to monitor and update our systems and implement information security measures to protect our systems, there can be no assurance that any controls and procedures we have in place will be sufficient to protect us from future cybersecurity incidents. As cyber threats are continually evolving, our controls and procedures may become inadequate and we may be required to devote additional resources to modify or enhance our systems in the future. As a result, we may face interruptions to our systems, reputational damage, claims under privacy and data protection laws and regulations, customer dissatisfaction, legal liability, enforcement actions or additional costs, any and all of which could adversely affect our business, financial condition, and results of operations.

We depend on our relationships with other third parties and system failures or other disruptions in the operations of these parties could adversely impact our business, financial condition, and results of operations.

We use and rely on services from other third parties, such as our telecommunications services, credit card processors, and Quickbooks, and those services may be subject to outages and interruptions that are not within our control. Failures by our telecommunications providers may interrupt our ability to provide phone support to our customers and DDoS attacks directed at our telecommunication service providers could prevent customers from accessing our website. In addition, we may in the future experience down periods where our third-party credit card processors are unable to process the online payments of our customers, disrupting our ability to receive customer orders. Disruptions to our customer support, website and credit card processing services could lead to customer dissatisfaction, which would adversely affect our business, financial condition, and results of operations.

Any issues relating to the manufacturing of such products or claims arising from any injury or illness allegedly caused by our products could adversely affect our results of operations.

Our business may be adversely affected by a variety of factors including, but not limited to, fluctuations in the cost and availability of raw materials, complications relating to the manufacturing process and the failure of our partners to maintain an adequate quality-control system. Many of these factors are subject to circumstances that are beyond our control, such as the supply and demand of produce and other commodities, weather and agricultural conditions, governmental regulations and the ability to hire a sufficient number of qualified personnel. In addition, our products may be exposed to product recalls, including voluntary recalls or withdrawals, if they are alleged to cause or pose a risk of injury or illness or if they are alleged to have been mislabeled, misbranded or adulterated or to otherwise be in violation of governmental regulations. We may also voluntarily recall or withdraw products that we consider do not meet our standards, whether for palatability, appearance or otherwise, in order to protect our brand and reputation. Furthermore, we also may be subject to product liability claims if the consumption or use of our products is alleged to cause injury or illness. While we carry general liability insurance, our insurance may not be adequate to cover all liabilities we may incur in connection with product liability claims. For example, punitive damages are generally not covered by insurance. In addition, we may be unable to continue to maintain our existing insurance, obtain comparable insurance at a reasonable cost, if at all, or secure additional coverage, which may result in future product liability claims being uninsured. Any of these factors could negatively impact our private brand business and, consequently, adversely affect our results of operations.

Failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection, could adversely affect our business, financial condition, and results of operations.

We rely on a variety of marketing techniques, including email and social media marketing, and we are subject to various laws and regulations that govern such marketing and advertising practices. A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data, particularly in the context of online advertising which we rely upon to attract new customers.

Laws and regulations relating to privacy, data protection, marketing and advertising, and consumer protection are evolving and subject to potentially differing interpretations. These requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not have complied or may not comply in the future with all such laws, regulations, requirements and obligations. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any federal or state privacy or consumer protection-related laws, regulations, industry self-regulatory principles, industry standards or codes of conduct, regulatory guidance, orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, proceedings or actions against us by governmental entities, customers, suppliers or others or other liabilities or may require us to change our operations and/or cease using certain data sets. Any such claims, proceedings or actions could hurt our reputation, brand and business, force us to incur significant expenses in defense of such proceedings or actions, distract our management, increase our costs of doing business, result in a loss of customers and suppliers and result in the imposition of monetary penalties. We may also be contractually required to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws, regulations or other legal obligations relating to privacy or consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business.

Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party “cookies” and other methods of online tracking for behavioral advertising and other purposes. The U.S. government has enacted, has considered or is considering legislation or regulations that could significantly restrict the ability of companies and individuals to engage in these activities, such as by regulating the level of consumer notice and consent required before a company can employ cookies or other electronic tracking tools or the use of data gathered with such tools. Additionally, some providers of consumer devices and web browsers have implemented, or announced plans to implement, means to make it easier for internet users to prevent the placement of cookies or to block other tracking technologies, which could if widely adopted result in the use of third-party cookies and other methods of online tracking becoming significantly less effective. The regulation of the use of these cookies and other current online tracking and advertising practices or a loss in our ability to make effective use of services that employ such technologies could increase our costs of operations and limit our ability to acquire new customers on cost-effective terms and consequently, materially and adversely affect our business, financial condition, and results of operations.

In addition, various federal and state legislative and regulatory bodies, or self-regulatory organizations, may expand current laws or regulations, enact new laws or regulations or issue revised rules or guidance regarding privacy, data protection, consumer protection, and advertising. For example, in June 2018 the State of California enacted the California Consumer Privacy Act of 2018 (the “CCPA”), which came into effect on January 1, 2020. The CCPA requires companies that process information on California residents to make new disclosures to consumers about their data collection, use and sharing practices, and allows consumers to opt out of certain data sharing with third parties and provides a new cause of action for data breaches. Additionally, the Federal Trade Commission and many state attorneys general are interpreting federal and state consumer protection laws to impose standards for the online collection, use, dissemination and security of data. Each of these privacy, security, and data protection laws and regulations, and any other such changes or new laws or regulations, could impose significant limitations, require changes to our business, or restrict our use or storage of personal information, which may increase our compliance expenses and make our business more costly or less efficient to conduct. In addition, any such changes could compromise our ability to develop an adequate marketing strategy and pursue our growth strategy effectively, which, in turn, could adversely affect our business, financial condition, and results of operations.

Food safety, quality, and health concerns could affect our business.

We could be adversely affected if consumers lose confidence in the safety and quality of our branded products. All of our suppliers are required to comply with applicable product safety laws and we are dependent upon them to ensure such compliance. Adverse publicity about these types of concerns, whether valid or not, may discourage consumers from buying the products we offer, or cause supplier production and delivery disruptions. The real or perceived sale of contaminated food products by us could result in product liability claims against our suppliers or us, expose us or our suppliers to governmental enforcement action or private litigation, or lead to costly recalls and a loss of consumer confidence, any of which could have an adverse effect on our business, financial condition, and results of operations.

We may be subject to product liability claims if the consumption or use of our products is alleged to cause injury or illness. While we carry general liability insurance, our insurance may not be adequate to cover all liabilities we may incur in connection with product liability claims. For example, punitive damages are generally not covered by insurance. In addition, we may be unable to continue to maintain our existing insurance, obtain comparable insurance at a reasonable cost, if at all, or secure additional coverage, which may result in future product liability claims being uninsured. Any of these factors could negatively impact our private brand business and, consequently, adversely affect our results of operations.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business, financial condition, and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the internet and e-commerce. Existing and future regulations and laws could impede the growth of the internet, e-commerce or mobile commerce, which could in turn adversely affect our growth. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection and internet neutrality. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet or e-commerce, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot be sure that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities, customers, suppliers or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our website by consumers and suppliers and may result in the imposition of monetary liabilities. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations. As a result, adverse developments with respect to these laws and regulations could substantially harm our business, financial condition, and results of operations.

If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may be unable to accurately report our financial results, prevent fraud or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

We have been a private company since our inception and, as such, we have not had the internal control and financial reporting requirements that are required of a publicly-traded company. We are required to comply with the requirements of the Sarbanes-Oxley Act following the date we are deemed to be an “accelerated filer” or a “large accelerated filer,” each as defined in the Exchange Act, which could be as early as our first fiscal year beginning after the effective date of this offering. The Sarbanes-Oxley Act requires that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation, document our controls and perform testing of our key control over financial reporting to allow management and our independent public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock would likely decline and we could be subject to lawsuits, sanctions or investigations by regulatory authorities, which would require additional financial and management resources.

Currently, we do not yet have effective disclosure controls and procedures, or internal controls over all aspects of our financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. Our management has deemed certain conditions to be material weaknesses and significant deficiencies in our internal controls. For example, we failed to employ a sufficient number of staff to maintain optimal segregation of duties and to provide optimal levels of oversight and we rely upon a third-party accounting firm to assist us with GAAP compliance. Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. We will be required to expend time and resources to further improve our internal controls over financial reporting, including by expanding our staff. It is management’s intention to use a portion of the proceeds of this offering to hire additional staff to remediate deficiencies in our financial reporting and to develop appropriate financial control procedures. However, we cannot assure you that our internal control over financial reporting, as modified, will enable us to identify or avoid material weaknesses in the future.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and stock exchange rules promulgated in response to the Sarbanes-Oxley Act. The requirements of these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required, and management’s attention may be diverted from other business concerns. These rules and regulations could also make it more difficult for us to attract and retain qualified independent members of our board of directors. Additionally, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Furthermore, because we have not operated as a company with equity listed on a national securities exchange in the past, we might not be successful in implementing these requirements. The increased costs of compliance with public company reporting requirements and our potential failure to satisfy these requirements could have a material adverse effect on our operations, business, financial condition or results of operations.

We may experience fluctuations in our tax obligations and effective tax rate, which could materially and adversely affect our results of operations.

We are subject to U.S. federal and state income taxes. Tax laws, regulations and administrative practices in various jurisdictions may be subject to significant change, with or without advance notice, due to economic, political and other conditions, and significant judgment is required in evaluating and estimating our provision and accruals for these taxes. There are many transactions that occur during the ordinary course of business for which the ultimate tax determination is uncertain. Our effective tax rates could be affected by numerous factors, such as changes in tax, accounting and other laws, regulations, administrative practices, principles and interpretations, the mix and level of earnings in a given taxing jurisdiction or our ownership or capital structures.

Further, the U.S. federal income tax legislation enacted in Public Law No. 115-97 (the “Tax Cuts and Jobs Act”) is highly complex, subject to interpretation, and contains significant changes to U.S. tax law, including, but not limited to, a reduction in the corporate tax rate, significant additional limitations on the deductibility of interest, substantial revisions to the taxation of international operations, and limitations on the use of net operating losses generated in tax years beginning after December 31, 2017. The presentation of our financial condition and results of operations is based upon our current interpretation of the provisions contained in the Tax Cuts and Jobs Act. In the future, the Treasury Department and the U.S. Internal Revenue Service (“IRS”) are expected to release regulations and interpretive guidance relating to the legislation contained in the Tax Cuts and Jobs Act. Any significant variance of our current interpretation of such legislation from any future regulations or interpretive guidance could result in a change to the presentation of our financial condition and results of operations and could materially and adversely affect our business, financial condition, and results of operations.

We may be unable to adequately protect our brand and our other intellectual property rights.

We regard our brand, customer lists, trademarks, domain names, trade secrets, know-how, and similar intellectual property as critical to our success. We rely on trademark, trade secret protection, agreements and other methods with our employees and others to protect our proprietary rights. We might not be able to obtain broad protection in the United States for all of our intellectual property. The protection of our intellectual property rights may require the expenditure of significant financial, managerial and operational resources. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights, and we may be unable to broadly enforce all of our trademarks. Any of our trademarks or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation. Any future patent and trademark applications may never be granted. Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may be unable to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our intellectual property, as the legal standards relating to the validity, enforceability and scope of protection of patent and other intellectual property rights are uncertain. We also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior technology or intellectual property rights. Furthermore, our confidentiality agreements may not effectively prevent disclosure of our proprietary information, technologies and processes and may not provide an adequate remedy in the event of unauthorized disclosure of such information.

We might be required to spend significant resources to monitor and protect our intellectual property rights. For example, we may initiate claims or litigation against others for infringement, misappropriation or violation of our intellectual property rights or other proprietary rights or to establish the validity of such rights. However, we may be unable to discover or determine the extent of any infringement, misappropriation or other violation of our intellectual property rights and other proprietary rights. Despite our efforts, we may be unable to prevent third parties from infringing upon, misappropriating or otherwise violating our intellectual property rights and other proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may materially and adversely affect our business, financial condition, and results of operations.

We may be subject to intellectual property infringement claims or other allegations, which could result in substantial damages and diversion of management’s efforts and attention.

Third parties may claim in the future, that we have infringed their intellectual property rights. These claims, whether meritorious or not, could be time-consuming, result in considerable litigation costs, result in injunctions against us or the payment of damages by us, require significant amounts of management time or result in the diversion of significant operational resources and expensive changes to our business model, result in the payment of substantial damages or injunctions against us, or require us to enter into costly royalty or licensing agreements, if available. Additionally, there can be no assurance that favorable outcomes will be obtained. Any payments we are required to make and any injunctions we are required to comply with as a result of such infringement actions could adversely affect our business, financial condition, and results of operations. We may need to obtain licenses from, or enter into royalty arrangements with, third parties who allege that we have infringed their rights, but such licenses or arrangements may not be available on terms acceptable to us or at all. In addition, we may be unable to obtain or utilize on terms that are favorable to us, or at all, licenses or other rights with respect to intellectual property we do not own. These risks have been amplified by the increase in third parties whose sole or primary business is to assert such claims. As a result, these claims could materially and adversely affect our business, financial condition, and results of operations. These risks have been amplified by the increase in third parties whose sole or primary business is to assert such claims.

We rely on the performance of members of management and highly skilled personnel, and if we are unable to attract, develop, motivate and retain well-qualified employees, our business could be harmed.

Our ability to maintain our competitive position is largely dependent on the services of our senior management and other key personnel. In addition, our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. The market for such positions is competitive. Qualified individuals are in high demand and we may incur significant costs to attract them. In addition, the loss of any of our senior management or other key employees or our inability to recruit and develop mid-level managers could materially and adversely affect our ability to execute our business plan and we may be unable to find adequate replacements. Other than our CEO, CFO and certain other key employees, if any, all of our employees are at-will employees, meaning that they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. If we fail to retain talented senior management and other key personnel, or if we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business, financial condition, and results of operations may be materially and adversely affected.

Uncertainties in economic conditions and their impact on consumer spending patterns, particularly in the our market, could adversely impact our results of operations.

Our results of operations are sensitive to changes in certain macro-economic conditions that impact consumer spending on food products generally, and health foods and specialty juice products specifically. Some of the factors adversely affecting consumer spending on such products include consumer confidence, levels of unemployment and general uncertainty regarding the overall future economic environment. We may experience declines in sales or changes in the types of products sold during economic downturns. Any material decline in the amount of consumer spending or other adverse economic changes could reduce our sales, and a decrease in the sales of higher-margin products could reduce profitability and, in each case, harm our business, financial condition, and results of operations.

Future litigation could have a material adverse effect on our business and results of operations.

Lawsuits and other administrative or legal proceedings that may arise in the course of our operations can involve substantial costs, including the costs associated with investigation, litigation and possible settlement, judgment, penalty or fine. In addition, lawsuits and other legal proceedings may be time consuming and may require a commitment of management and personnel resources that will be diverted from our normal business operations. Although we generally maintain insurance to mitigate certain costs, there can be no assurance that costs associated with lawsuits or other legal proceedings will not exceed the limits of insurance policies. Moreover, we may be unable to continue to maintain our existing insurance at a reasonable cost, if at all, or to secure additional coverage, which may result in costs associated with lawsuits and other legal proceedings being uninsured. Our business, financial condition, and results of operations could be adversely affected if a judgment, penalty or fine is not fully covered by insurance.

Significant merchandise refunds could harm our business.

We refund our customers if juices arrive warm or are not drinkable. If merchandise refunds are significant or higher than anticipated and forecasted, our business, financial condition, and results of operations could be adversely affected. Further, we may modify the circumstances in which we refund our customers from time to time, and may do so in the future, which may result in customer dissatisfaction and harm to our reputation or brand, or an increase in amount of refunds we make.

We also utilize SavedBy, a third-party package-monitoring tool, to help reduce shipping-related spoilage and identify orders that may have been delayed or exposed to improper temperatures during transit. While this tool is intended to decrease refund rates and improve customer experience, its effectiveness depends on data accuracy, carrier performance, and continued integration with our systems. Any malfunction, interruption, inaccuracy, or loss of access to this third-party service could result in an increase in undetected spoilage, higher refund volumes, operational inefficiencies, or customer dissatisfaction. Additionally, reliance on third-party monitoring solutions such as SavedBy may expose us to risks relating to data security, privacy, or increased operational costs.

Severe weather, including hurricanes, earthquakes and natural disasters could disrupt normal business operations, which could result in increased costs and materially and adversely affect our business, financial condition, and results of operations.

Our premises of operation corporate offices are located in California, and our produce is grown in other regions in California which are susceptible to hurricanes, sea-level rise, earthquakes, and other natural disasters. Intense weather conditions may cause property insurance premiums to significantly increase in the future. We recognize that the frequency and intensity of extreme weather events, sea-level rise, and other climatic changes may continue to increase, and as a result, our exposure to these events may increase. Therefore, as a result of the geographic concentration of our operations, we face risks, including higher costs, such as uninsured property losses and higher insurance premiums, as well as unexpected disruptions to our business and operations, which in turn could materially and adversely affect our business, financial condition, and results of operations.

Our ability to raise capital in the future may be limited and our failure to raise capital when needed could prevent us from growing.

In the future, we could be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. We may sell Common Stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, investors in our Common Stock may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our Common Stock. Debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or profitability. If we cannot raise funds on acceptable terms, we may be forced to raise funds on undesirable terms, or our business may contract or we may be unable to grow our business or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition, and results of operations.

We may seek to grow our business through acquisitions of, or investments in, new or complementary businesses, facilities, technologies or products, or through strategic alliances, and the failure to manage these acquisitions, investments or alliances, or to integrate them with our existing business, could have a material adverse effect on us.

From time to time we may consider opportunities to acquire or make investments in new or complementary businesses, facilities, technologies, offerings, or products, or enter into strategic alliances, that may enhance our capabilities, expand our outsourcing and supplier network, complement our current products or expand the breadth of our markets. Acquisitions, investments and other strategic alliances involve numerous risks, including:

●	problems integrating the acquired business, facilities, technologies or products, including issues maintaining uniform standards, procedures, controls and policies;

●	unanticipated costs associated with acquisitions, investments or strategic alliances;

●	diversion of management’s attention from our existing business;

●	adverse effects on existing business relationships with suppliers, outsourced private brand manufacturing partners, retail partners and distribution customers;

●	risks associated with entering new markets in which we may have limited or no experience;

●	potential loss of key employees of acquired businesses; and

●	increased legal and accounting compliance costs.

We may be unable to identify acquisitions or strategic relationships we deem suitable. Even if we do, we may be unable to successfully complete any such transactions on favorable terms or at all, or to successfully integrate any acquired business, facilities, technologies or products into our business or retain any key personnel, suppliers or customers. Our ability to successfully grow through strategic transactions depends upon our ability to identify, negotiate, complete and integrate suitable target businesses, facilities, technologies and products and to obtain any necessary financing. These efforts could be expensive and time-consuming and may disrupt our ongoing business and prevent management from focusing on our operations. If we are unable to identify suitable acquisitions or strategic relationships, or if we are unable to integrate any acquired businesses, facilities, technologies and products effectively, our business, financial condition, and results of operations could be materially and adversely affected. Also, while we may employ several different methodologies to assess potential business opportunities, the new businesses may not meet or exceed our expectations.

If we cannot successfully manage the unique challenges presented by international markets, we may not be successful in expanding our operations outside the United States.

Our strategy may include the expansion of our operations to international markets. However, we and our current executive officers have little experience with operations outside the United States. Our ability to successfully execute this strategy is affected by many of the same operational risks we face in expanding our U.S. operations. In addition, our international expansion may be adversely affected by our ability to identify and gain access to local suppliers, obtain and protect relevant trademarks, domain names, and other intellectual property, as well as by local laws and customs, legal and regulatory constraints, political and economic conditions and currency regulations of the countries or regions in which we may intend to operate in the future. Risks inherent in our expanding our operations internationally also include, among others, the costs and difficulties of managing international operations, adverse tax consequences, domestic and international tariffs and trade policies and greater difficulty in enforcing intellectual property rights.

Environmental, social and governance matters may impact our business and reputation.

There has been increased focus, including by consumers, investors and other stakeholders, as well as by governmental and non-governmental organizations, on environmental, social and governance, or ESG, matters. Although we have engaged in limited environmental, social or corporate governance initiatives at this time, we may undertake further and more extensive initiatives in the future. Any failure to meet our ESG commitments could negatively impact our business, financial condition and operating results. These impacts could be difficult and costly to overcome.

In addition, achieving any ESG initiatives may result in increased costs in our supply chain, fulfillment, and/or corporate business operations, and could deviate from our initial estimates and have a material adverse effect on our business and financial condition. In addition, standards and research regarding ESG initiatives could change and become more onerous for both for us and our third-party suppliers and vendors to meet successfully. Evolving data and research could undermine our claims and beliefs that we have made in reliance on current research, which could also result in costs, a decrease in revenue, and negative market perception that could have a material adverse effect on our business and financial condition.

The reliable and cost-effective storage, transport and delivery of ingredients and our other product offerings is critical to our business, and any interruptions, delays or failures could materially adversely affect our reputation, business, financial condition and operating results.

We maintain arrangements with third parties to deliver ingredients and other products from our suppliers to our production center and to transport and to transport our final product from our warehouse to our customers. Interruptions or failures in these services could delay or prevent the delivery of these ingredients and other products to or for us and therefore adversely affect our ability to fulfill our customers’ orders. These interruptions may be due to events that are beyond our control or the control of the third parties with whom we may contract.

We also rely upon third-party transport carriers to deliver the products we sell to our customers. Interruptions, delays or failures in these carrier services could prevent the timely or proper delivery of these products, which may result in significant product inventory losses given the perishable nature of our products. These interruptions may be due to events that are beyond our control or the control of these carriers, including adverse weather, natural disasters and public health crises, such as pandemics and epidemics. If these carriers experience performance problems or other difficulties, we may not be able to deliver orders in a timely manner and meet customer expectations, and our business and reputation could suffer. For example, carrier interruptions and delays as a result of the COVID-19 pandemic or otherwise could impact our ability to deliver orders to our customers which could materially and adversely impact our business, financial condition and operating results. In addition, if we are not able to maintain acceptable pricing and other terms with these carriers, whether as a result of inflation or otherwise, and we do not increase the price of our product offerings, we may experience reduced operating margins.

Delivery of the products we sell to our customers could also be affected or interrupted by the merger, acquisition, insolvency, or government shutdown of the carriers we engage to make deliveries. If the products we sell are not delivered in proper condition or on a timely basis, our business and reputation could suffer.

Any failure to adequately store, maintain and deliver quality perishable foods could materially adversely affect our business, financial condition and operating results.

Our ability to adequately store, maintain and deliver quality perishable foods is critical to our business. We store juice products, which are highly perishable, in our refrigerated warehouse and ship those products to our customers through cold chain methods to maintain appropriate temperatures in transit and use refrigerated third-party delivery trucks to support temperature control for shipments to certain locations. Keeping our juice products at specific temperatures maintains freshness and enhances food safety. In the event of extended power outages, natural disasters or other catastrophic occurrences, failures of the refrigeration systems in our warehouse or third-party delivery trucks, failure to use adequate packaging to maintain appropriate temperatures, or other circumstances both within and beyond our control, our inability to store highly perishable inventory at specific temperatures could result in significant product inventory losses as well as increased risk of food-borne illnesses and other food safety risks. Improper handling or storage of food by a customer-without any fault by us-could result in food-borne illnesses, which could nonetheless result in negative publicity, liability, and harm to our brand and reputation. Further, we contract with third parties to conduct certain fulfillment processes and operations on our behalf. Any failure by such third party to adequately store, maintain or transport perishable foods could negatively impact the safety, quality and merchantability of our products and the experience of our customers. The occurrence of any of these risks could materially adversely affect our business, financial condition, and operating results.

Inflation and increases in interest rates could reduce demand for our products and thus could adversely impact our operating results.

Inflation and increases in interest rates could reduce the demand for our products which could limit our growth or reduce our net sales. Furthermore, current uncertainty in the economy due to inflation, and increases in interest rates may detrimentally influence the potential customers’ willingness to spend funds on our products.

Market interest rates are affected by many factors outside of our control, including governmental monetary policies, domestic and international economic conditions, inflation, deflation, recession, changes in unemployment, the money supply, international disorder and instability in domestic and foreign financial markets. Rising interest rates tend to slow the economy as households and businesses have less money to spend on goods and services. As such, further increases in interest rates could adversely affect consumer purchases of our products which would have a material adverse effect on our operating results. Additionally, increasing interest rates may affect the Company’s financing activities, which could make it more difficult or expensive for the Company to secure inventory on a timely basis and adversely impact the Company’s ability to manage its accounts payable with suppliers. These increased costs will increase the Company’s operating costs and may require the Company to pass these costs to the consumer with increasing prices. Such increased prices could result in decreased sales and have a material adverse effect on our financial condition.

Current market conditions and recessionary pressures in one or more of the Company’s markets could impact the Company’s ability to grow its business.

The U.S. economy faces continued concerns about the systemic impacts of adverse economic conditions such as the U.S. deficit, historically high inflation, tariffs and trade wars, volatile energy costs, geopolitical issues, the continued availability and cost of credit in the face of expected interest rate increases by the U.S. Federal Reserve, ongoing supply chain disruptions, the ongoing impact of the COVID-19 pandemic, and unstable financial and real estate markets. Foreign countries, including those in the Euro zone, are affected by similar systemic impacts. Turbulence in the United States markets and economic conditions may adversely affect the Company’s liquidity and financial condition, and the liquidity and financial condition of the Company’s customers. If these market conditions occur, they may limit the Company’s ability, and the ability of the Company’s customers, to replace maturing liabilities and to access the capital markets to meet liquidity needs, which could have a material adverse effect on the Company’s financial condition and results of operations. There is no assurance that the Company’s product and services will be accepted in the marketplace. To date, inflationary pressures have not had a material impact on the Company’s financial condition and results of operations, and we have not developed any plans or taken any action to mitigate such inflationary pressures. However, there is no assurance the inflationary pressures will not have a material effect on the Company’s financial condition and results of operations in the future. If inflationary pressures begin to have a material effect on the Company in the future, we may or may not develop plans to mitigate those pressures.

Worldwide and domestic economic trends and financial market conditions, including an economic decline in the plant-based food industry, may adversely affect our operating performance.

We intend to distribute our products in a number of countries. We expect our business will be subject to global competition and may be adversely affected by factors in Canada, the United States, countries in Asia, and other countries in which we may seek to operate that are beyond our control, such as disruptions in financial markets, economic downturns in the form of either contained or widespread recessionary conditions, elevated unemployment levels, sluggish or uneven recovery, in specific countries or regions, or in the agricultural industry; social, political or labor conditions in specific countries or regions; natural and other disasters affecting our operations or our customers and suppliers; or adverse changes in the availability and cost of capital, interest rates, tax rates, or regulations in the jurisdictions in which we operate. Unfavorable global or regional economic conditions, including an economic decline in the agricultural industry, could adversely impact our business, liquidity, financial condition, and results of operations.

In addition, certain of our produce is sourced from countries outside of the United States. As a result, the prices of our produce may be impacted by tariffs enacted or threatened to be enacted by the United States government. Any such price increases will increase the cost of production of our goods. We may be unable to increase the prices of our products and as a result, the results of our operations may be negatively impacted.

Changes to law, regulation, or policy applicable to foods and alcohol could leave us vulnerable to adverse governmental action and materially adversely affect our business, financial condition and operating results.

The food industry is highly regulated, and we do not spare any effort in our compliance with the local, state and federal regulatory regimes under which we operate. However, we cannot assure you that existing laws and regulations will not be revised or that new, more restrictive laws, regulations, guidance or enforcement policies will not be adopted or become applicable to us, our suppliers or the products we distribute. We also operate under a business model that is relatively new to the food industry, in which we rapidly source, process, store and package products made from fresh fruits and vegetables, each of which may be subject to a unique regulatory regime-and ship them directly to consumers in the course of e-commerce transactions and transactions with our retail and wholesale partners. Our business model leaves our business particularly susceptible to changes in and reinterpretations of compliance policies of the FDA and other government agencies, and some of our competitors may interpret the applicability of the same or similar laws and regulations to their businesses differently than we interpret them. Furthermore, it is unclear how the FDA may interpret and enforce certain recently promulgated regulations, such as the requirements regarding food defense mitigation strategies, or if the FDA will adopt new regulations for e-commerce food delivery companies, which present considerable future uncertainty. Recent and ongoing changes in senior federal government officials and policy priorities create additional uncertainty.

Our existing compliance structures may be insufficient to address the changing regulatory environment and changing expectations from government regulators regarding our business model. This may result in gaps in compliance coverage or the omission of necessary new compliance activity.

Good manufacturing process standards and food safety compliance metrics are complex, highly subjective and selectively enforced.

The federal regulatory scheme governing food products establishes guideposts and objectives for complying with legal requirements rather than providing clear direction on when particular standards apply or how they must be met. For example, FDA regulations referred to as Hazard Analysis and Risk-Based Preventive Controls for Human Food require that we evaluate food safety hazards inherent to our specific products and operations. We must then implement “preventive controls” in cases where we determine that qualified food safety personnel would recommend that we do so. Determining what constitutes a food safety hazard, or what a qualified food safety expert might recommend preventing such a hazard, requires evaluating a variety of situational factors. This analysis is necessarily subjective, and a government regulator may find our analysis or conclusions inadequate. Similarly, the standard of “good manufacturing practice” to which we are held in our food production operations relies on a hypothesis regarding what individuals and organizations qualified in food manufacturing and food safety would find to be appropriate practices in the context of our operations. Similarly, we are held to the highest global standards of food safety. Government regulators may disagree with our analyses and decisions regarding the good manufacturing practices appropriate for our operations.

Decisions made or processes adopted by us in producing our products are subject to after-the-fact review by government authorities, sometimes years after the fact. Similarly, governmental agencies and personnel within those agencies may alter, clarify, or even reverse previous interpretations of compliance requirements and the circumstances under which they will institute formal enforcement activity. It is not always possible accurately to predict regulators’ responses to actual or alleged food-production deficiencies due to the large degree of discretion afforded regulators. We may be vulnerable to civil or criminal enforcement action by government regulators if they disagree with our analyses, conclusions, actions, or practices. This could materially adversely affect our business, financial condition, and operating results.

Government regulation of the Internet, e-commerce and other aspects of our business is evolving, and we may experience unfavorable changes in or failure to comply with existing or future regulations and laws.

We are subject to a number of regulations and laws that apply generally to businesses, as well as regulations and laws specifically governing the internet and e-commerce and the marketing, sale and delivery of goods and services over the internet. Existing and future regulations and laws may impede the growth and availability of the internet and online services and may limit our ability to operate our business. These laws and regulations, which continue to evolve, cover taxation, tariffs, privacy and data protection, data security, pricing, content, copyrights, distribution, mobile and other communications, advertising practices, electronic contracts, sales procedures, automatic subscription renewals, credit card processing procedures, consumer protections, the provision of online payment services, unencumbered Internet access to our services, the design and operation of websites, and the characteristics and quality of product offerings that are offered online. We cannot guarantee that we have been or will be fully compliant in every jurisdiction, as it is not entirely clear how existing laws and regulations governing issues such as property ownership, sales and other taxes, consumer protection, libel and personal privacy apply or will be enforced with respect to the internet and e-commerce, as many of these laws were adopted prior to the advent of the internet and e-commerce and do not contemplate or address the unique issues they raise.

Moreover, as e-commerce continues to evolve, increasing regulation and enforcement efforts by federal and state agencies and the prospects for private litigation claims related to our data collection, privacy policies or other e-commerce practices become more likely. In addition, the adoption of any laws or regulations, or the imposition of other legal requirements, that adversely affect our ability to market, sell, and deliver our products could decrease our ability to offer, or customer demand for, our offerings, resulting in lower net revenue, and existing or future laws or regulations could impair our ability to expand our product offerings, which could also result in lower net revenue and make us more vulnerable to increased competition. Future regulations, or changes in laws and regulations or their existing interpretations or applications, could also require us to change our business practices, raise compliance costs or other costs of doing business and materially adversely affect our business, financial condition and operating results.

Higher labor costs due to statutory and regulatory changes could materially adversely affect our business, financial condition and operating results.

Various federal and state labor laws, including new laws and regulations enacted in response to COVID-19, govern our relationships with our employees and affect operating costs. These laws include employee classifications as exempt or non-exempt, minimum wage requirements, unemployment tax rates, workers’ compensation rates, overtime, family leave, workplace health and safety standards, payroll taxes, citizenship requirements and other wage and benefit requirements for employees classified as non-exempt. As our employees are paid at rates set at, or above but related to, the applicable minimum wage, further increases in the minimum wage could increase our labor costs. Significant additional government regulations could materially adversely affect our business, financial condition and operating results.

Industry and other market data used in this prospectus or in periodic reports that we may in the future file with the SEC may not prove to be representative of current and future market conditions or future results.

This prospectus includes or refers to, statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties that are publicly available regarding the market potential for our current products. Although we believe that such information has been obtained from reliable sources, the sources of such data have not guaranteed the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data. The results of this data represent various methodologies, assumptions, research, analysis, projections, estimates, composition of respondent pool, presentation of data and adjustments, each of which may ultimately prove to be incorrect, and cause actual results and market viability to differ materially from those presented in any such report or other materials.

Our growth strategy may involve mergers and acquisitions, which could be difficult to implement and may disrupt our business or change our business profile significantly.

We may consider additional potential strategic transactions in the future, which could involve mergers, acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement, or otherwise relate to our current or future business. We may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. Should our relationships fail to materialize into significant agreements, or should we fail to work efficiently with these companies, we may lose sales and marketing opportunities and our business, results of operations and financial condition could be adversely affected.

These activities, if successful, create risks such as, among others:

●	the need to integrate and manage the businesses and products acquired with our own business and products;

●	additional demands on our resources, systems, procedures and controls;

●	disruption of our ongoing business; and

●	diversion of management’s attention from other business concerns.

Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of our existing shareholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures, or other business collaborations may involve significant commitments of financial and other resources. Any such activities may not be successful in generating revenue, income or other returns, and any resources we committed to such activities will not be available to us for other purposes. Moreover, if we are unable to access the capital markets on acceptable terms or at all, we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure. Our inability to take advantage of growth opportunities or address risks associated with acquisitions or investments in businesses may negatively affect our operating results.

Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce our earnings. Future acquisitions or joint ventures may not result in their anticipated benefits, and we may not be able to properly integrate acquired products, technologies or businesses with our existing products and operations or successfully combine personnel and cultures. Failure to do so could deprive us of the intended benefits of those acquisitions. At this time, we do not have any merger or acquisition activities planned, and we do not expect to plan any merger or acquisition activities in the near future.

Risks Related to Our Relationship with Veg House

Veg House owns a majority of our Common Stock and therefore has the ability to control the direction of our business; Veg House’s majority ownership of our Common Stock may prevent you and other stockholders from determining significant decisions.

After this offering, Veg House will beneficially own approximately 57.1% of our outstanding shares of Common Stock (or approximately 53.7% if the underwriters’ option to purchase additional shares is exercised in full) and will control approximately 57.1 % of the voting power of our outstanding Common Stock (or approximately 53.7% if the underwriters’ option to purchase additional shares is exercised in full). Actions by vote of shareholders requires a majority of votes, and therefore Veg House will be able to control the outcome of all matters submitted to our shareholders for a vote. As long as Veg House continues to control a majority of the voting power of our outstanding Common Stock, it will be able to control the outcome of all corporate actions requiring stockholder approval, including the election (which requires a plurality of votes) and removal of directors. So long as Veg House does not dispose of its shares of our Common Stock, it will maintain such control for an extended period of time or indefinitely. In order to control the outcome of any matter submitted to the shareholders for approval, Veg House would have to maintain a majority of the voting power of our outstanding stock entitled to vote

Veg House’s interests may not be the same as, or may conflict with, the interests of our other stockholders. Investors in this offering will have not have the ability to affect the outcome of any stockholder vote while Veg House controls a majority percentage of the voting power of our outstanding Common Stock and exercises its voting power. As a result, Veg House will control, directly or indirectly and subject to applicable law all matters affecting us (and may do so by written consent without a meeting, prior notice, or a vote), including but not limited to:

●	any determination with respect to our business direction and policies, including the appointment and removal of officers and directors;

●	any determinations with respect to mergers, business combinations or disposition of assets;

●	compensation and benefit programs and other human resources policy decisions;

●	the payment of dividends on our Common Stock;

●	making amendments to our bylaws and certificate of incorporation; and

●	determinations with respect to tax matters.

Because Veg House’s interests may differ from ours or from those of our other stockholders, actions that Veg House takes with respect to us, as a holder of a voting majority of our stock, may not be favorable to us or our other stockholders, including holders of our Common Stock. Additionally, if Veg House privately sells its majority equity interest in our company, we may become subject to the control of a presently unknown third party. Such third party may have conflicts of interest with those of other stockholders. In addition, if Veg House sells its majority interest in our company to a third party, any outstanding indebtedness may be subject to acceleration and any commercial agreements and relationships could be impacted, all of which may adversely affect our ability to run our business as described herein and may have a material adverse effect on our results of operations and financial condition.

Actions by vote of shareholders requires a majority of votes except for the election of directors, which requires a plurality of votes, not a majority, and a quorum for such vote consists of 33.34% of the outstanding shares entitled to vote. Therefore, Veg House may not be required to maintain its current majority ownership of our outstanding Common Stock in order to control (or exert significant influence over) the election of our directors, as less than a majority of our outstanding shares of Common Stock may be sufficient to carry a plurality of votes for any director nominee, particularly if less than 100% of the outstanding shares owned by our other stockholders cast their vote. As a result, Veg House, or any other major shareholder, may not require a majority of our outstanding shares to determine the directors of our Company.

There are no provisions in our articles of incorporation or bylaws that provide for the amendment of any of our organizational documents by less than a majority vote of the outstanding shares entitled to vote. However, our bylaws empower our Board of Directors to amend or repeal the Company’s bylaws. Therefore, Veg House, and any other majority and/or shareholder, through their influence or determination of management, could potentially cause the amendment of our bylaws or other organizational documents.

In addition, Veg House’s voting rights with respect to its majority of our Common Stock may have anti-takeover effects preventing a change in control transaction which shareholders might consider to be in their best interest. Accordingly, this concentration of ownership may harm the market price of our Common Stock by:

●	delaying, deferring or preventing a change in control;

●	entrenching our management and/or the board of directors;

●	impeding a merger, consolidation, takeover or other business combination involving us; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us

Following the consummation of this offering, we will no longer be a wholly owned subsidiary of Veg House and do not expect to receive the support from Veg House we received as its wholly owned subsidiary, which may adversely affect our operations and have a material adverse effect on us.

We completed our reorganization on May 22, 2025. Prior thereto, our relationship with Veg House had provided us with certain strategic product enhancements and marketing support. As of March 2024, while we were, and will be until the consummation of this offering, still a wholly owned subsidiary of Veg House, we no longer receive support as it relates to strategic product enhancements and marketing support from Veg House and instead rely upon our own management for such matters. However, for matters which may in the future require outside support, including for our marketing and consulting needs, we will have to retain outside vendors. As a result, we will be required to deploy capital towards these ends as the need or opportunities arise. In addition, we have received financial support we would not have received but for our relationship with Veg House and there are no assurances that we will receive such support in the future following this offering. We will not receive direct or indirect support from Veg House following this offering.

Substantial future sales by Veg House or others of our Common Stock, or the perception that such sales may occur, could depress the price of our Common Stock.

After this offering, Veg House will continue to control a majority of the voting power of our outstanding Common Stock. Subject to the certain restrictions, future sales of these shares in the public market will be subject to the volume and other restrictions of Rule 144 under the Securities Act for so long as Veg House is deemed to be our affiliate, unless the shares to be sold are registered with the Securities and Exchange Commission (the “SEC”). We are unable to predict with certainty whether or when Veg House will sell a substantial number of shares of our Common Stock following this offering. The sale by Veg House of a substantial number of, or all of its, shares after this offering, or a perception that such sales could occur, could significantly reduce the market price of our Common Stock. Upon completion of this offering, except as otherwise described herein, all shares of Common Stock that are being offered hereby will be freely tradable without restriction, assuming they are not held by our affiliates.

All of our directors and officers, Veg House and all existing holders of our outstanding stock have agreed with the underwriters that, without the prior written consent of on behalf of the underwriters, neither we nor they will, subject to certain exceptions, during the period ending six (6) months after the date of this prospectus, (i) offer pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock; (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; (iii) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any of our other securities; or (iv) publicly disclose the intention to do any of the foregoing, subject to certain exceptions.. In addition, each of the Company and any successors of the Company have agreed that it will not, without the prior written consent of the underwriters, for a period of six (6) months after the closing date of this offering: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks; (ii) file or caused to be filed any registration statement with the SEC, relating to the offering of any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks; (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any classes of our stocks.

Immediately following this offering, we intend to file a registration statement registering under the Securities Act the shares of our Common Stock reserved for issuance under our 2025 Incentive Plan, consistent with an exception in the lock-up agreement permitting the filing of a registration statement on Form S-8. If equity securities granted under our plan are sold or it is perceived that they will be sold in the public market, the trading price of our Common Stock could decline substantially. These sales also could impede our ability to raise future capital.

Conflicts of interest may arise because Chief Executive Officer indirectly owns stock or other equity interests in Veg House.

Our Chief Executive Officer indirectly owns equity interests in Veg House through his company 108 Foods Inc. 108 Foods Inc. owns a 1.219% equity interest in Veg House, and our Chief Executive Officer was the Chief Executive Officer of 108 Foods Inc., is now its principal, and owns 100% of the equity interests in 108 Foods Inc. Such indirect ownership of Veg House could create, or appear to create, conflicts of interest with respect to matters involving us and our Chief Executive Officer, or involving us and Veg House, that could have different implications for our Chief Executive Officer than they do for us. We cannot assure you that our articles of incorporation or bylaws, or other controls, will adequately address potential conflicts of interest or that potential conflicts of interest will be resolved in our favor. Our bylaws provide for indemnification of our officers and directors to the fullest extent under Nevada law. However, such indemnification is not available where, for example, such person did not believe their actions to be in or not opposed to the best interests of the corporation. In certain instances, such provisions would act as a defense to a claim for indemnification and in order to prevail, for example, against an officer or director seeking indemnification for actions giving rise to a claim for usurpation of corporate opportunities, the Company would be required to prove that the proposed indemnitee officer or director did not believe their actions were in the best interests of the Company or not opposed to the best interests of the Company, and such indemnitee would enjoy the presumptions under the “business judgment rule” that he exercised sound business judgment. Therefore, we cannot guarantee that disputes over any potential conflicts of interest will be resolved in our favor.

While, to our knowledge, Veg House does not currently have substantial operations of its own, it may in the future. In addition, to our knowledge, Veg House has one operating subsidiary, which to our knowledge operates online vegan grocery stores. While we do not believe we currently compete with Veg House’s subsidiary, potential conflicts or disputes could arise between Veg House or its subsidiaries and us in a number of areas, including potential business opportunities and/or combinations, intellectual property or other proprietary rights, and other potential conflicts.

None of our other officers or directors have positions at 108 Foods Inc. nor own any interests in Veg House.

The resolution of any potential conflicts or disputes between us and Veg House or its subsidiaries over these or other matters may be less favorable to us than the resolution we might achieve if we were dealing with a party in which none of our officers or directors had any interest.

Risks Related to this Offering and Ownership of Our Common Stock

There has been no prior market for our Common Stock. An active market may not develop or be sustainable, and investors may be unable to resell their shares at or above the initial public offering price.

There has been no public market for our Common Stock prior to this offering. The initial public offering price for our Common Stock was determined through negotiations between the representatives of the underwriters and us and may vary from the market price of our Common Stock following the completion of this offering. An active or liquid market in our Common Stock may not develop upon completion of this offering or, if it does develop, it may not be sustainable. In the absence of an active trading market for our Common Stock, you may not be able to resell those shares at or above the initial public offering price or at all. We cannot predict the prices at which our Common Stock will trade.

We may not be able to maintain a listing of our Common Stock on Nasdaq.

If our Common Stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s listing standards, our Common Stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock may materially impair our shareholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. The delisting of our Common Stock could significantly impair our ability to raise capital and the value of your investment.

Our operating results and stock price may be volatile, and the stock price may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares in this offering.

Our quarterly operating results are likely to fluctuate in the future as a publicly traded company. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market, or political conditions, could subject the market price of our shares to wide price fluctuations regardless of our operating performance. You may not be able to resell your shares at or above the initial public offering price or at all. Our operating results and the market price of our Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our results of operations;

●

the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections; guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance

●	failure of securities analysts to initiate or maintain coverage of our company, changes in financial estimates or ratings by any securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant strategic actions, introduction of new products or services, contracts, technical innovations, acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;

●	changes in operating performance and stock market valuations of other retail companies generally, or those in our industry in particular;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole and market conditions in the broader stock market;

●	changes in our board of directors or management and/or additions or departures of key personnel;

●	sales of large blocks of our Common Stock, including sales by Veg House or our executive officers and directors;

●	lawsuits threatened or filed against us and governmental regulation;

●	changes in laws or regulations applicable to our business;

●	changes in our capital structure, such as future issuances of debt or equity securities;

●	short sales, hedging and other derivative transactions involving our capital stock;

●	general economic conditions in the United States;

●	sales, or anticipated sales, of large blocks of our Common Stock;

●	issuance of new or changed securities analysts’ reports or recommendations;

●	changes in debt ratings;

●	results of operations that vary from expectations of securities analysts and investors;

●	regulatory, legal, or political developments;

●	public response to press releases or other public announcements by us or third parties, including our filings with the SEC;

●	changing economic conditions;

●	changes in accounting principles; and

●	other events or factors, including those from natural disasters, pandemic, disease, war, acts of terrorism, or responses to these events.

●	the other factors described in the sections of this prospectus titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

The stock market has recently experienced extreme price and volume fluctuations. The market prices of securities of companies have experienced fluctuations that often have been unrelated or disproportionate to their operating results. Market fluctuations could result in extreme volatility in the price of shares of our Common Stock, which could cause a decline in the value of your investment. Price volatility may be greater if the public float and trading volume of shares of our Common Stock is low. Furthermore, in the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources, and harm our business, financial condition, and results of operations.

Certain recent initial public offerings of companies with relatively small public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. Our Common Stock may potentially experience rapid and substantial price volatility, which may make it difficult for prospective investors to assess the value of our Common Stock.

In addition to the risks addressed above under “—Our operating results and stock price may be volatile, and the stock price may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares in this offering,” our Common Stock may be subject to rapid and substantial price volatility. Recently, companies with comparably small public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Our Common Stock may experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Common Stock. In addition, investors in our Common Stock may experience losses, which may be material, if the price of our Common Stock declines after this Offering or if such investors purchase our Common Stock prior to any price decline.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act., although circumstances could cause us to lose that status earlier, including if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three year period before that time, we would cease to be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. Investors may find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards, and therefore we will not be subject to the same requirements to adopt new or revised accounting standards as other public companies that are not emerging growth companies.

In addition, because we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, our shareholders could receive less information than they might expect to receive from more mature public companies. We cannot predict if investors will find our Common Stock less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our Common Stock.

We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our annual reports or proxy statements, if any; we will provide only two years of financial statements; and we need not provide the table of selected financial data required for other public companies. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our shareholders to sell their shares.

As a “smaller reporting company,” we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Under Nasdaq rules, a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, is not subject to certain corporate governance requirements otherwise applicable to companies listed on Nasdaq. For example, a smaller reporting company is exempt from the requirement of having a compensation committee composed solely of directors meeting certain enhanced independence standards, as long as the compensation committee has at least two members who do meet such standards. Although we have not yet determined to avail ourselves of this or other exemptions from Nasdaq requirements that are or may be afforded to smaller reporting companies, while we will seek to maintain our shares on Nasdaq in the future we may elect to rely on any or all of them. By electing to utilize any such exemptions, our company may be subject to greater risks of poor corporate governance, poorer management decision-making processes, and reduced results of operations from problems in our corporate organization. Consequently, our share price may suffer, and there is no assurance that we will be able to continue to meet all continuing listing requirements of Nasdaq from which we will not be exempt, including minimum share price requirements.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

If our Common Stock becomes subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our Common Stock is less than $5.00, our Common Stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore shareholders may have difficulty selling their shares.

If securities or industry analysts do not publish research or reports about our business, or they publish negative reports about our business, our share price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business, our market and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

There are anti-takeover provisions in our articles of incorporation that may cause conflicts of interest with our shareholders.

Some provisions of our articles of incorporation may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders. However, under Nevada law, our directors may only exercise the rights and powers granted to them under our articles of incorporation, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

We have broad discretion to determine how to use the funds we receive from this offering, and may use them in ways that may not enhance our operating results or the price of our Common Stock.

Our management will have broad discretion over the use of proceeds we receive from this offering, and we could spend the proceeds we receive from this offering in ways our stockholders may not agree with or that do not yield a favorable return, or no return at all. We currently expect to use the net proceeds to expand our distribution, for marketing, and for working capital and general corporate purposes. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds we receive from this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The assumed initial public offering price of our Common Stock of $5.00 per share, based on the midpoint of the price range on the cover page of this prospectus, is substantially higher than the net tangible book value per share of our outstanding Common Stock immediately after this offering. Therefore, if you purchase our Common Stock in this offering, you will incur immediate dilution of $3.29 in the net tangible book value per share from the price you paid. In addition, following this offering, purchasers who bought shares from us in the offering will have contributed 92.1% of the total consideration paid to us by our stockholders to purchase shares of Common Stock, in exchange for acquiring approximately 42.9% of our total outstanding shares as of after giving effect to this offering (assuming the underwriters do not exercise their over-allotment option).

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business and we do not expect to declare or pay any dividends in the foreseeable future. As a result, stockholders must rely on sales of their Common Stock after price appreciation as the only way to realize any future gains on their investment.

Future issuances of our Common Stock or securities convertible into, or exercisable or exchangeable for, our Common Stock, or the expiration of lock-up agreements that restrict the trading of outstanding Common Stock, could cause the market price of our Common Stock to decline and would result in the dilution of your holdings.

Future issuances of our Common Stock or securities convertible into, or exercisable or exchangeable for, our Common Stock, or the expiration of lock-up agreements that restrict the trading of outstanding Common Stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lock-up agreements expire, could adversely affect the market price of our Common Stock. In connection with this Offering, our officers and directors as well as our existing shareholders will enter into a lock-up agreement that prevents our officers and directors as well as our existing shareholders, from selling their shares for up to 6 months after the closing of this Offering, as further described in the section titled “Underwriting.” In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our Common Stock may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our Common Stock.

Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, which could rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Because our decision to issue debt in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our Common Stock.

We will be a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for an exemption from certain corporate governance requirements

Upon the completion of this offering, Veg House Holdings Inc. will continue to directly own more than a majority of the voting power of our outstanding Common Stock and will be able to determine all matters requiring approval by our stockholders. Specifically, Veg House will own approximately 57.1% of the voting power of our capital stock outstanding immediately after this offering, or 53.7% if the underwriters exercise their over-allotment option in full. Veg House is a private Cayman Islands exempted Company. As a result, we currently are, and will continue to be a “controlled company” within the meaning of the corporate governance standards. Under Nasdaq rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirements that:

●	a majority of the board of directors consists of independent directors;

●	the nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	there be an annual performance evaluation of the nominating and corporate governance and compensation committees.

Although we do not currently intend to avail ourselves of this exemption, these requirements will not apply to us as long as we remain a controlled company. Accordingly, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company. As a result, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	our projected revenues, profits, earnings and other estimated financial information;

●	our ability to secure additional funding necessary for the expansion of our business;

●	the growth of and competition trends in our industry;

●	our expectations regarding the popularity and competitive success of our brands;

●	our expectations about the growth of the plant-based e-commerce industry;

●	our expectation regarding the use of proceeds from this Offering;

●	fluctuations in general economic and business conditions in the markets in which we operate; and

●	relevant government policies and regulations relating to our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Trademarks

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ™ or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Market, Ranking and Other Industry Data

In this prospectus, we refer to information regarding market data obtained from internal sources, market research, publicly available information, and industry publications, including the size of our addressable market estimates are inherently uncertain, involve risks and uncertainties, and are subject to change based on various factors, including those discussed in the sections of this prospectus titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” We believe that these sources and estimates are reliable as of the date of this prospectus but have not independently verified them and cannot guarantee their accuracy or completeness. In addition, certain measures are calculated by us using a methodology that may be different to the methodology that other companies, including companies in our industry, use to calculate similar measures. As a result, certain measures may not be comparable to similarly described measures published by other companies.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $16.5 million, based upon an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters’ option to purchase additional shares from us is exercised in full, we estimate that our net proceeds would be approximately $19.1 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed initial public offering price of $5 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease the net proceeds that we receive from this offering by approximately $3.5 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions payable by us. Similarly, each increase or decrease of one million in the number of shares of Common Stock offered by us would increase or decrease the net proceeds that we receive from this offering by approximately $4.6 million, assuming the assumed initial public offering price remains the same and after deducting the estimated underwriting discounts and commissions payable by us.

We intend to use the net proceeds that we will receive from this offering (including any additional proceeds that we may receive if the underwriters exercise their option to purchase additional shares of our Common Stock from us) as follows:

-	20% of the net proceeds for the expansion of our distribution;

-	20% of the net proceeds for marketing;

-	20% of the net proceeds for working capital;

-	20% of the net proceeds to hire additional staff; and

-	20% of the net proceeds for general corporate purposes;

We cannot specify with certainty the particular uses of the net proceeds that we will receive from this offering. Accordingly, we will have broad discretion in using these proceeds.

DIVIDEND POLICY

We have never declared nor paid any cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not expect to pay any dividends on our Common Stock in the foreseeable future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends. Any future determination relating to our dividend policy will be made by our board of directors and will depend on a number of factors, including: our actual and projected financial condition, liquidity and results of operations; our capital levels and needs; tax considerations; any acquisitions or potential acquisitions that we may examine; statutory and regulatory prohibitions and other limitations; the terms of any credit agreements or other borrowing arrangements that restrict the amount of cash dividends that we can pay; general economic conditions; and other factors deemed relevant by our board of directors. We are not obligated to pay dividends on our Common Stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2026:

●	on an actual basis;

●

on an as adjusted basis to reflect the sale of Common Stock by us in this initial public offering at an assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, resulting in net proceeds to us of $16.5 million after deducting (i) underwriter commissions, discounts, accountable and non-accountable expenses of $1.49 million (assuming no exercise of the over-allotment option) and (ii) our estimated other offering expenses of $0.75  million.

The pro forma information below is illustrative only and our capitalization following the completion of this Offering is subject to adjustment based on the initial public offering price of our Common Stock and other terms of this Offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	June 30, 2026
		Pro Forma
	Actual	As Adjusted
Cash	$20,422	$16,533,547

Loans payable	973,265	973,265
Total liabilities	973,265	973,265

Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued or outstanding as of June 30, 2026	-
Common stock, $0.001 par value, 190,000,000 shares authorized, 5,000,000 shares issued and outstanding as of June 30, 2026, actual; 8,750,000 issued and outstanding, as adjusted	5,000	8,750
Additional paid-in capital	-	16,509,375
Net parent investment	1,610,558	1,610,558
Accumulated deficit	(3,191,174)	(3,191,174)
Total stockholders' equity (deficit)	(1,575,616)	14,937,509
Total capitalization	$(602,351)	$15,910,774

The number of shares of Common Stock that will be outstanding after this offering is based on 5,000,000 shares of Common Stock outstanding as of June 30, 2026, on a pro forma basis.

You should read this information in conjunction with our consolidated financial statements and the related notes and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

DILUTION

If you invest in shares of our Common Stock in this offering, your investment will be immediately diluted to the extent of the difference between the initial public offering price per share of Common Stock and the as adjusted net tangible book value per share of our Common Stock immediately following consummation of this offering. Net tangible book value per share represents the book value of our total tangible assets less the book value of our total liabilities divided by the number of shares of our Common Stock then issued and outstanding. As adjusted net tangible book value per share gives effect to (i) the sale by us of shares of Common Stock in this offering, at an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discount and estimated offering expenses payable by us, and (ii) the application of the estimated net proceeds from this offering as described under “Use of Proceeds.”

Our net tangible book value as of June 30, 2026 was $(1.6 million), or $(0.33) per share. Our as adjusted net tangible book value as of June 30, 2026 would have been $14.9 million, or $1.70 per share of our Common Stock. This represents an immediate increase in net tangible book value per share of our Common Stock of $2.03 to our existing stockholders and an immediate dilution of $3.30 per share of our Common Stock to new investors purchasing our Common Stock in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per share of Common Stock		$5.00
Net tangible book value (deficit) per share as of June 30, 2026	$(0.33)
Increase (decrease) in net tangible book value (deficit) per share attributable to new investors purchasing our Common Stock in this offering	$2.03
As adjusted net tangible book value (deficit) per share of Common Stock after this offering		$1.70
Dilution per share to new investors purchasing our Common Stock in this offering		$3.30

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value (deficit) after this offering by $2.42 per share and decrease (increase) the dilution to new investors by $3.89 per share, assuming the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remained the same and after deducting the estimated underwriting discount and estimated offering expenses payable by us.

Similarly, a one million share increase (decrease) in the number of shares offered by us, as set forth on the cover of this prospectus, would increase (decrease) the as adjusted net tangible book value (deficit) after this offering by $1.65 per share and decrease (increase) the dilution in pro forma to investors participating in this offering by $3.66 per share, assuming the assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover of this prospectus, remained the same and after deducting the estimated underwriting discount and estimated offering expenses payable by us.

If the underwriters were to fully exercise their option to purchase additional shares of our Common Stock, the as adjusted net tangible book value (deficit) per share as of June 30, 2026 would be $1.87 per share, and the dilution in as adjusted net tangible book value (deficit) per share to new investors purchasing our Common Stock in this offering would be $3.13 per share.

The following table summarizes, as of June 30, 2026, on a as adjusted basis as described above, the differences between the number of shares of Common Stock, the total consideration and the average price per share (i) paid to us by existing stockholders and (ii) to be paid by the new investors purchasing our Common Stock in this offering, at an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the front cover page of this prospectus.

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Existing stockholders before this offering	5,000,000	57.1%	$1,615,558	7.9%	$0.32
Investors participating in this offering	3,750,000	42.9%	18,750,000	92.1%	$5.00
Total capitalization	8,750,000	100.0%	$20,365,558	100.0%

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) total consideration paid by new investors by $3.5 million and increase (decrease) the percentage of total consideration paid by new investors by 1.2%, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remained the same and before deducting the estimated underwriting discount and estimated offering expenses payable by us.

Similarly, a one million share increase (decrease) in the number of shares offered by us, as set forth on the cover of this prospectus, would increase (decrease) total consideration paid by new investors by $4.6 million and increase (decrease) the percent of total consideration paid by new investors by 1.6%, assuming the assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover of this prospectus, remained the same and before deducting the estimated underwriting discount and estimated offering expenses payable by us.

If the underwriters were to fully exercise their option to purchase additional shares of our Common Stock, the percentage of shares of our Common Stock held by existing stockholders will be reduced to 46.3% of the total number of shares of our Common Stock outstanding after this offering, and the number of shares held by new investors will increase to 4,312,500 shares, or 46.3% of the total number of shares of our Common Stock outstanding after this offering.

The discussion and tables above are based on shares of our Common Stock outstanding as of June 30, 2026, and exclude the shares of Common Stock reserved for future issuance under the 2025 Incentive Plan. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are a holding company specializing in premium, low-sugar, cold-pressed juices, crafted with ingredients sourced directly from farms. We believe that we are well positioned to capitalize on the increasing consumer demand for clean-label beverages. We believe that our commitment to quality and nutrition sets us apart, delivering a refreshing, nutrient-packed boost in every bottle. Our products are made using High-Pressure Processing (HPP), an advanced technique that preserves flavor and nutrients while eliminating harmful bacteria, ensuring every sip is as fresh and healthy as possible.

We opened as a cold-pressed juice bar in 2013 and then transitioned from our retail concept into a wholesale juice producer, breaking onto the shelves of retailers such as Whole Foods and other top Los Angeles grocers. During 2018 and 2019, we secured wholesale accounts with leading retail outlets and tech companies while also building a brand partnership vertical. In 2021 we were acquired by Plantx Life to enhance its digital strategy and revamp its online presence with an experienced eCommerce team.

In 2023 we joined Veg House, a private company dedicated to plant-based innovation, leading to our strategic product enhancements and cost reductions. In 2025 we are refocused on margin optimization by transitioning from using a mass co-packer to a specialized facility.

With a portfolio of 10 diverse variants such as The Quench, Sunrise, Gold’n Greens, and Detox Greens, we cater to a broad spectrum of taste preferences and health-conscious lifestyles.

We operate through a dual channel strategy. We offer our products on our e-commerce website, www.littlewest.com, where we offer convenient online shopping and direct delivery. We also distribute our products through wholesale and strategic partnerships. We work with retail stores and businesses to expand our market reach and drive growth. Our products are distributed throughout the west coast of the United States through partnerships with distributors such as L.A. Distributing Co. and Blue Star Vending and are available in various locations, including restaurant, cafes, and grocery stores, including Whole Foods.

Due to the uncertainties of online sales to individual consumers, we intend to shift our marketing focus to more heavily target distributor and wholesale customers, which we believe will provide us with more consistent revenues. Recently, we have reduced our advertising spend on Google and Meta in order to preserve capital while we prepare for the next phase of our business plan, which includes an increase in our marketing efforts targeted at acquiring wholesale customer accounts. To date, we have not yet made significant investments to this end. However, while we generate meaningful revenue from our online sales, these revenues can be unpredictable and are typically in lower volumes. By gaining more wholesale accounts, we expect to receive recurring, consistent, and high-volume orders for our products which will generate larger and more consistent revenue streams.

We will also seek to secure placements at high-profile events and collaborate with higher profile influencers to drive greater brand awareness and to increase traffic to our e-commerce site. In order to achieve these objectives, we intend to use approximately 20% of the proceeds from this Offering to ramp up our marketing efforts to obtain wholesale accounts, placements, and general exposure, and will be in a strong position to compete aggressively in these spaces. However, to date, we have not engaged in the degree of marketing in which we seek to engage following this offering. We intend to invest more heavily in our marketing efforts. Consequently, we cannot be certain that our increased marketing efforts will drive additional revenues.

Our current marketing efforts are smaller in scale and of a different nature than the campaigns we intend to run and therefore we cannot glean any trends in our marketing efforts upon which we can rely to gauge the success of our intended marketing campaigns.

We believe we are well-positioned to capitalize on favorable market trends. The global cold-pressed juice market was estimated at USD 1.24 billion in 2023 and is projected to grow to USD 2.28 billion by 2032, at a CAGR of approximately 7.0%. (Source: https://www.fortunebusinessinsights.com/cold-pressed-juice-market-106647). Other estimates forecast a market value of USD 938.7 million in 2025, rising to USD 1.65 billion by 2032. (CAGR ~8.4%) (Source:https://www.coherentmarketinsights.com/market-insight/cold-pressed-juice-market-3351). Rising interest in functional beverages, no-added-sugar products, and natural ingredient blends are key growth drivers. (Source: https://www.thebusinessresearchcompany.com/report/cold-pressed-juice-global-market-report). Popular product categories include immunity-boosting juices, superfood blends, and offerings with eco-friendly packaging. (Source:https://www.metatechinsights.com/industry-insights/cold-pressed-juice-market-1738).

In addition, we are subject to seasonal trends described elsewhere in this prospectus with respect to seasonal flavor preferences of our customers and sales figures, which we attempt to track in order to effectively inform our marketing calendar and inventory planning.

Fiscal Year End

Our fiscal year ends December 31.

Corporate Structure

We were incorporated under the laws of the State of Nevada as Little West Holdings Inc. on March 17, 2025 to become the holding company of Little West LLC. Little West LLC was originally formed on July 15, 2013 as a California general stock corporation under the name Clover Juice Inc. Clover Juice Inc. converted into a limited liability company on April 1, 2015. Clover Juice Inc. changed its name to Little West LLC on June 1, 2018. We reorganized as a holding company to Little West Holdings Inc., a Nevada corporation, on March 17, 2025. We have one wholly owned subsidiary, Little West LLC. Little West LLC has one wholly owned subsidiary, WS West. We are headquartered at 426 E. 58th Street, Los Angeles, California 90011.

The following diagram illustrates our corporate structure as of the date of this prospectus

Recent Events

Reorganization Agreement and Plan of Share Exchange

On May 22, 2025, we entered into that certain Reorganization Agreement and Plan of Share Exchange, pursuant to which we issued to Veg House 5,000,000 shares of our Common Stock in exchange for the 100% of membership interests of Little West LLC owned by Veg House. As a result, we became the sole member of Little West LLC and it became our wholly owned subsidiary, and Veg House became the holder of 5,000,000 shares of our Common Stock.

Strategy

We refer to our model as specialized production due to the unique structure of our operations. The facility is formally leased and operated by our subsidiaries, WS West LLC and Little West LLC, and our team is physically on-site and directly responsible for producing all of our proprietary juice blends. This arrangement differs significantly from traditional co-packing relationships, where production is fully outsourced and often lacks oversight. By maintaining a direct, hands-on presence throughout the manufacturing process, we ensure consistent quality control and operational flexibility.

The following is a brief description of our strategy:

1. Wholesale Distribution Expansion

The Company views distributor partnerships as the most scalable path to increasing brand availability across key retail, foodservice, and hospitality channels. By integrating with major distributors serving coffee shops, restaurants, grocery stores, and corporate campuses, Little West gains access to high-volume points of sale with minimal overhead. The broader the distributor network, the greater the brand’s geographic and demographic reach.

However, distributor relationships are performance-based, and shelf space is contingent on consumer demand. To support velocity and maintain distributor interest, the Company invests in brand awareness initiatives that drive customer recognition and product pull-through at the retail level.

2. Brand Marketing and Community Engagement

Little West maintains an active and growing presence across social media platforms, positioning itself as a transparent, wellness-first brand. The Company emphasizes clean ingredients, functional nutrition, and California-rooted lifestyle messaging to resonate with health-conscious consumers. We believe this engagement has helped foster a strong brand community, reinforcing trust and loyalty both online and offline.

To drive wholesale growth, the Company also maintains targeted lead generation landing pages on its website and leverages inbound interest from fitness studios, wellness professionals, and corporate wellness programs. Participation in events, brand sampling activations, and strategic collaborations further contribute to wholesale client acquisition.

3. Direct-to-Consumer Acquisition

The Company’s direct-to-consumer website, www.littlewest.com, functions as a key revenue channel and customer acquisition engine. The Company invests search engine optimization (SEO), which has resulted in top-ranking positions for several high-value keywords within the cold-pressed juice and juice cleanse categories. This organic visibility reduces reliance on paid media and enables sustainable, low-cost customer acquisition.

Complementing SEO, Little West occasionally deploys targeted advertising through Google and Meta platforms to support promotional campaigns, product launches, or geographic expansions.

Seasonality

Operationally, our processes remain consistent throughout the year. However, we experience fluctuations in online sales due to seasonal trends. For example, our sales increase during the summer season and during cold and flu season. We see the most seasonal impact in our e-commerce channel.

Key periods of increased activity include:

Cold and Flu Season (Fall/Winter): Consumers tend to prioritize wellness and immunity, leading to a spike in demand for health-focused products, especially juices rich in vitamins and antioxidants.

New Year (January): This is a peak time for wellness-driven purchasing, as consumers kick off resolutions around fitness, detoxing, and healthy living.

Summer Months: Warmer weather and a more active lifestyle drive higher interest in fresh, hydrating beverages, particularly from outdoor enthusiasts and health-conscious consumers on the go.

These seasonal trends help inform our marketing calendar and inventory planning, ensuring we’re aligned with shifting consumer behaviors throughout the year.

Emerging Growth Company

Upon the completion of this Offering, we will qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which could occur if the market value of our Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

●	our ability to acquire new customers or retain existing customers;

●	our ability to offer competitive pricing;

●	our ability to broaden product or service offerings;

●	industry demand and competition;

●	our ability to leverage technology and use and develop efficient processes;

●	our ability to attract and retain talented employees and contractors; and

●	market conditions and our market position.

Results of Operations

Comparison of Six Months Ended June 30, 2026 and 2025

The following table sets forth key components of our results of operations during the six months ended June 30, 2026 and 2025:

	Six Months Ended
	June 30,
	2026	2025	Var. $
Revenue	$705,753	$812,681	(106,928)
Cost of revenue	289,443	378,795	(89,352)
Gross profit	416,310	433,886	(17,576)

Operating expenses:
Sales and marketing	15,413	8,799	6,614
General and administrative	524,155	737,232	(213,077)
Total operating expenses	539,568	746,031	(206,463)
Loss from operations	(123,258)	(312,145)	188,887

Other income (expense):
Interest expense	(75,662)	(27,088)	(48,574)
Loss on sale of property and equipment	-	(23,821)	23,821
Other income	1,000	-	1,000
Total other income (expense)	(74,662)	(50,909)	(23,753)
Net loss	$(197,920)	$(363,054)	$165,134

Revenue

Revenue for the six months ended June 30, 2026 and 2025 was $705,753 and $812,681, respectively, representing a decrease of 13.2%. Wholesale revenue decreased 18.3% to $583,650 from $714,697, while online revenue increased 24.6% to $122,103 from $97,984, increasing online sales as a proportion of total revenue to 17.3% from 12.1%. Because online sales carry a higher gross margin than wholesale sales, this shift in revenue mix contributed to the improvement in gross margin discussed below. The decrease was mainly attributable to a decline in wholesale revenue, specifically the loss of a large national retailer. The loss of the retailer was primarily due to prices being too expensive for the customer due to the Company’s co-packing arrangement. This has now been remedied by us moving into our own facility and producing for cheaper, thereby being able to sell to larger wholesale accounts at a more affordable price.

Cost of Revenue and Gross Profit

Cost of revenue for the six months ended June 30, 2026 and 2025 was $289,443 and $378,795, respectively, representing a decrease of 23.6%. Gross profit decreased by 4.1%, with gross margin improving to 59.0% for the six months ended June 30, 2026 from 53.4% for the six months ended June 30, 2025, mainly due to lower cost of revenue.

Operating Expenses

Operating expenses for the six months ended June 30, 2026 and 2025 were $539,568 and $746,031, respectively, representing a decrease of 27.7%. The decrease was mainly attributed to lower salaries and benefits expenses as headcount decreased.

Sales and Marketing

Sales and marketing expenses increased by $6,614. This was primarily a result of higher spending on advertisements and online content.

General and Administrative

General and administrative expenses for the six months ended June 30, 2026 consisted of amortization of $101,816 (June 30, 2025: $84,008), consulting and management fees of $132,537 (June 30, 2025: $276,476), salaries and benefits of $177,068 (June 30, 2025: $222,322), bad debt of $0 (June 30, 2025: $0) and other miscellaneous expenses of $112,734 (June 30, 2025: $154,426). General and administrative expenses for the six months ended June 30, 2026 and 2025 were $524,155 and $737,232, respectively, a decrease of 28.9%. This decrease was primarily attributable to lower consulting and management fees and salaries and benefits expenses as headcount decreased. The Company strongly believes that a sufficient amount of dedicated resources is needed to enhance productivity, efficiency, and growth of the business.

Other Income (Expense)

Other income (expense) for the six months ended June 30, 2026 and 2025 was $(74,662) and $(50,909), respectively. The increase in other expense was primarily due to higher interest expense of $75,662 (June 30, 2025: $27,088) on the Company’s outstanding debt, partially offset by the absence in the 2026 period of the $23,821 loss on the sale of property and equipment recognized in the 2025 period.

Net Loss

Net loss for the six months ended June 30, 2026 and 2025 was $197,920 and $363,054, respectively.

Comparison of Years Ended December 31, 2025 and 2024

The following table sets forth key components of our results of operations during the years ended December 31, 2025 and 2024:

	Year Ended
	December 31,
	2025	2024	Var. $
Revenue	$1,460,530	$2,037,812	(577,282)
Cost of revenue	716,325	1,518,639	(802,314)
Gross profit	744,205	519,173	225,032

Operating expenses:
Sales and marketing	41,764	193,353	(151,589)
General and administrative	1,452,440	821,906	630,534
Total operating expenses	1,494,204	1,015,259	478,945
Loss from operations	(749,999)	(496,086)	(253,913)

Other income (expense):
Interest expense	(100,951)	(41,506)	(59,445)
Other income (expense)	(10,344)	10,936	(21,280)
Total other income (expense)	(111,295)	(30,570)	(80,725)
Net loss	$(861,294)	$(526,656)	$(334,638)

Revenue

Revenue for the years ended December 31, 2025 and 2024 was $1,460,530 and $2,037,812, respectively, representing a decrease of 28.3%. The decrease was mainly attributable to a decline in wholesale revenue, specifically the loss of a large national retailer. The loss of the retailer was primarily due to prices being too expensive for the customer due to the Company’s co-packing arrangement. This has now been remedied by us moving into our own facility and producing for cheaper, thereby being able to sell to larger wholesale accounts at a more affordable price.

Cost of Revenue and Gross Profit

Cost of revenue for the years ended December 31, 2025 and 2024 was $716,325 and $1,518,639, respectively, representing a decrease of 52.8%. Gross profit increased by 44.3% mainly due to lower cost of revenue.

Operating Expenses

Operating expenses for the years ended December 31, 2025 and December 31, 2024 were $1,459,889 and $1,015,259, respectively, representing an increase of 43.8%. The increase was mainly attributed to higher salaries and benefits expenses as headcount increased.

Sales and Marketing

Sales and marketing expenses decreased by $151,589. This was a result of reduced spending on advertisements and online content.

General and Administrative

General and administrative expenses for December 31, 2025 consisted of amortization of $26,067 (December 31, 2024: $142,675), consulting and legal for December 31, 2025 of $519,761 (December 31, 2024: $177,219), salaries for December 31, 2025 of $392,519 (December 31, 2024: $124,249), bad debt for December 31, 2025 of $21,177 (December 31, 2024: $39,581) and other miscellaneous expenses for December 31, 2025 of $492,916 (December 31, 2024: $338,142). General and administrative expenses for the years ended December 31, 2025 and 2024 was $1,494,204 and $821,906, respectively, an increase of 76.7%. This was in line with the increase in consulting and management expenses and salaries and benefits expenses. The Company strongly believes that a sufficient amount of dedicated resources is needed to enhance productivity, efficiency, and growth of the business.

Other Income (Expense)

Other income (expenses) for the years ended December 31, 2025 and 2024 was ($111,295) and $(30,570), respectively. The increase in other expenses was primarily due to higher interest expense of $100,951 on the Company’s outstanding debt, and a loss on the sale of property and equipment amounting to $23,821.

Net Loss

Net loss for the years ended December 31, 2025 and 2024 was $861,294 and $526,656, respectively.

Disaggregation of Revenue

The following is a disaggregation of revenue for the six months ended June 30, 2026 and 2025 respectively:

	Six Months Ended
	June 30,
	2026	2025
Wholesale	$583,650	$714,697
Online	122,103	97,984
	$705,753	$812,681

The following is a disaggregation of revenue for the years ended December 31, 2025 and 2024 respectively:

	Years Ended
	December 31,
	2025	2024
Wholesale	$1,271,381	$1,695,279
Online	189,149	342,533
	$1,460,530	$2,037,812

Liquidity and Capital Resources

Since our inception, we have financed our operations and capital expenditures primarily through cash flows from operations and loans payable. Cash was $20,422, $41,202 and $15,663 as of June 30, 2026, December 31, 2025 and 2024, respectively.

We estimate that the Company will require approximately $1.85 million to fund operations for the next 12 months. We believe that, upon successful completion of the IPO, we will have sufficient cash to meet our working capital, capital expenditure, and debt repayment obligations for the next 24 to 36 months. In addition, we may choose to raise additional funds at any time through equity or debt financing arrangements, which may or may not be needed for additional working capital, capital expenditures or other strategic investments. Our opinions concerning liquidity are based on currently available information. To the extent this information proves to be inaccurate, or if circumstances change, future availability of trade credit or other sources of financing may be reduced and our liquidity could be adversely affected. Our future capital requirements and the adequacy of available funds will depend on many factors, including those described in the section of this prospectus titled “Risk Factors.” Depending on the severity and direct impact of these factors on us, we may be unable to secure additional financing to meet our operating requirements on terms favorable to us, or at all.

Debt

Loan from SBA

In June 2020, the Company received a Economic Injury Disaster Loan amounting to $150,000 from the Small Business Administration (SBA) at 3.75% per annum payable in 30 years. The carrying value of the loan as at June 30, 2026 was $155,862. The loan was used to finance operating costs. The loan is secured by a lien on substantially all business assets. The loan matures in 30 years from issuance.

Loan from Shopify

The Company entered into a merchant loan agreement with WebBank dated May 22, 2024, whereby it received funding of $90,000. The total repayment obligation under the agreement is $101,700, which includes a fixed finance charge of $11,700. The repayment structure is based on daily remittances of 25% of gross sales through the Shopify platform, with milestone requirements to remit at least 30% of the total obligation within six months, 60% within twelve months, and full repayment within the 18-month term. The loan is secured by a lien on substantially all business assets, excluding real estate. The carrying value of the loan as at June 30, 2026 was $15,826.

Equipment Financing – Ascentium Capital

As of June 30, 2026, the Company had an equipment financing agreement with Ascentium Capital, originally entered into on October 26, 2022, for the purpose of acquiring specialized operational equipment. The original principal amount of the financing was $68,507, bearing interest at a rate of 8.67% per annum.

The agreement requires periodic principal and interest payments over a contractual term of five years, with a scheduled maturity date of October 25, 2027. As of June 30, 2026, the outstanding principal balance under the agreement was $31,978.

Although the underlying equipment was subsequently sold by the Company, the related financing obligation continues to be recognized in accordance with ASC 470. The Company continues to service the debt in accordance with the contractual payment terms and intends to satisfy the remaining obligation through a future liquidity event or strategic transaction. The financing arrangement was originally secured by the underlying equipment acquired through the agreement.

In October 2024, the Company entered into another similar Equipment Financing agreement with Ascentium Capital whereby an amount of $31,150 was transferred to the Equipment vendor and the Company would receive the Equipment and repay the amount financed at an interest rate of 15.06% per annum payable in 5 years (60 months). The loan is secured by the Equipment financed. The carrying value of the loan as at June 30, 2026 was $22,809.

During the year ended December 31, 2025, the Company has entered into another similar Equipment Financing agreement with Ascentium capital whereby an amount of $90,436 was transferred to the Equipment vendor and the Company would receive the Equipment and repay the amount financed at an interest rate of 11.95% per annum payable in 6 years (72 months). The loan is secured by the Equipment financed. The carrying value of the loan as at June 30, 2026 was $87,410.

Loan from Agile Capital

On May 21, 2025, the Company entered into a Business Loan and Security Agreement with Agile Capital Funding, LLC, as collateral agent, and Agile Lending, LLC, as lead lender (together, the “Lenders”). Under the agreement, the Company received a term loan with an aggregate principal amount of $105,000. The loan is secured by substantially all assets of the Company.

The loan matures 28 weeks from the effective date and is repayable in scheduled installments in accordance with the agreement, and with a total repayment amount of $153,300. Interest accrues at the contractual rate specified in the agreement, with a default rate of an additional 5% per annum. An administrative agent fee of $5,000 was paid at closing.

The carrying amount of this loan at June 30, 2026 was $55,225.

Sales-Based Financing

During the year ended December 31, 2025, the Company entered into Sales-Based Financing arrangements (Merchant Cash Advances) with Madison Advance Partners II LLC, under which a specified percentage of the Company’s future business receivables were sold in exchange for upfront funding. The primary arrangement dated August 13, 2025 provided funding of $60,000 against a total repayment obligation of $84,000, inclusive of a fixed finance charge of $24,000, repayable at an estimated $4,200 per week.

These arrangements are accounted for as debt obligations under ASC 470. During the year, total advances received were $156,400, repayments made were $129,700, and accrued finance charges were $53,300. The carrying amount of this loan at June 30, 2026 was $42,300.

Software financing obligation

On May 15, 2025, the Company entered into a 60-month financing agreement with Dimension Funding, LLC for the lease of certain Food Safety Compliance Software totaling $108,000.00, with monthly payments of $1,800.00 and an initial advance payment of $4,670.06. The obligation is non-cancelable, secured by the software asset, and bears no purchase option at end of term. The carrying value of the obligation as at June 30, 2026 was $66,517.

Related Party Loan

As of June 30, 2026, the Company’s outstanding loans payable to related parties totaled $290,293, comprised of amounts owed to the founder of Veg House Holdings Inc. ($167,450), the CEO of Veg House Holdings Inc. ($2,293), a director of Veg House Holdings Inc. ($83,975), and the CEO of the Company ($36,575). During the six months ended June 30, 2026, these balances reflected net repayments of $54,167 to the founder and additional advances of $15,475 from a director. Additionally, the Company has loan transactions with an entity owned by the CEO of the Company, which resulted in a net payable of $3,716 as of June 30, 2026. The Company also had a $115,000 intercompany loan payable to Dollinger Holding, an entity affiliated with the founder of Veg House Holdings Inc., outstanding as of June 30, 2026 and classified as a current liability. This balance was $100,000 as of both December 31, 2025 and March 31, 2026, and increased by way of an additional advance of $15,000 received in April 2026. Including these amounts, total loans payable to related parties as of June 30, 2026 amounted to $409,009. All loans are unsecured, bear no stated interest, and have no fixed repayment schedule. In accordance with ASC 835-30, management has evaluated the imputation of interest and determined the impact to be immaterial. All payable balances are classified as current liabilities as they are payable on demand. The Company has evaluated subsequent events through the date these financial statements were available to be issued and identified no material changes to these balances.

Other

During the year ended December 31, 2025, the Company received proceeds of $64,990 from two third-party lenders. During the six months ended June 30, 2026, the Company received additional proceeds of $21,682 from these lenders. The outstanding balance of these loans was $86,672 as of June 30, 2026. All loans are unsecured, bear no stated interest, and have no fixed repayment schedule. In accordance with ASC 835-30, management has evaluated the imputation of interest and determined the impact to be immaterial. All payable balances are classified as current liabilities as they are payable on demand. The Company has evaluated subsequent events through the date these financial statements were available to be issued and identified no material changes to these balances.

Going Concern

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt and the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $197,920 and $363,054 for the six months ended June 30, 2026 and 2025, respectively, and cash flows used in operations of $103,531 and $54,977, respectively, and has sustained net losses of $861,294 and $526,656 for the years ended December 31, 2025 and 2024, respectively, and cash flows used in operations of $331,493 and $164,352, respectively. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to obtain additional capital financing, as it has not generated positive cash flows to date. Management is currently exploring various funding options, including outside investment and strategic partnerships, to support ongoing operations. No assurance can be given that the Company will be successful in these efforts.

The Company believes upon successful completion of the IPO it will have sufficient cash to meet the working capital, capital expenditure, and debt repayment for the next 24-36 months.

The Company does not anticipate incurring any debt obligations in the next 12 months.

Please see “Risk Factors— Our auditor has expressed substantial doubt about our ability to continue as a going concern.”

Summary of Cash Flow

The following table provides detailed information about our net cash flow for all financial statement periods presented in this prospectus.

	Six Months Ended		Years Ended
	June 30,		December 31,
	2026	2025	2025	2024

Net cash used in operating activities	$(103,531)	$(54,977)	$(331,493)	$(164,352)
Net cash used in investing activities	$-	$-	$-	$(56,851)
Net cash provided by financing activities	$82,751	$65,711	$357,032	$231,106

Net cash used in operating activities was $103,531 and $54,977 for the six months ended June 30, 2026 and 2025, respectively. The increase in net cash used in operating activities was primarily due to a larger increase in accounts receivable and a smaller increase in accounts payable and accrued expenses, partially offset by a lower net loss.

Net cash provided by financing activities was $82,751 and $65,711 for the six months ended June 30, 2026 and 2025, respectively. The net cash provided by financing activities for the six months ended June 30, 2026 was primarily due to proceeds from loans of $149,778 and a net increase in net parent investment of $733, partially offset by loan repayments of $67,760.

Net cash used in operating activities was $331,493 and $164,352 for the years ended December 31, 2025 and 2024, respectively. The increase in net cash used in operating activities was primarily due to an increase of net loss and accounts payable.

Net cash used in investing activities was $0 and $56,851 for the years ended December 31, 2025 and 2024, respectively. The decrease in net cash used in investing activities was due to the absence of property and equipment purchases during the current period.

Net cash provided by financing activities was $357,032 and $231,106 for the years ended December 31, 2025 and 2024, respectively. The decrease in net cash provided by financing activities was primarily due to proceeds from loan of $767,589 and an increase of net parent investment of $20,210, partially offset by repayment of loan of $ 430,767.

Contractual Obligations

Lease Commitments

The Company’s operating lease agreements includes storefronts and offices in California. Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make payments arising from the lease or embedded lease. Operating lease ROU assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. The Company calculates operating lease liabilities with incremental borrowing rate, using a comparable period with the lease term., using a similar term as the lease payments at the commencement date. Indirect capital costs are capitalized and included in the ROU assets at commencement.

The following is a summary of minimum lease payments as of June 30, 2026:

Year Ended December 31,	Operating leases
2026 remaining	91,581
2027	187,264
2028	192,882
Total minimum lease payments	471,727
Less: imputed interest	(46,001)
Total lease obligations	425,726
Less: Current portion	156,057
Long-term portion of lease obligations	$269,669

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

The following discussion relates to critical accounting policies for our company. The preparation of financial statements in conformity with U.S. GAAP requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition

The Company accounts for revenue under ASC 606, Revenue from Contracts with Customers. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue comprises the fair value of consideration received or receivable for the sale of goods and services in the ordinary course of the Company’s activities. Revenue is shown net of returns and discounts. Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control over a good or service to a customer.

The Company’s primary sources of revenue are wholesale arrangements and sales made directly to restaurants and grocery stores, and the sales made through the Company’s website.

For retail and wholesale arrangements, revenue is recognized immediately upon providing the customer with the product. The Company transfers control and satisfies its performance obligation when juices are delivered and accepted by its customers. Revenue is recognized at a point in time.

Inventory

Inventories are measured at the lower of cost and net realizable value (“NRV”). Cost is determined using Weighted Average Price, and includes all costs of purchases and all other costs incurred in bringing inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses. When there is a decline in the price of an item which indicates that the cost is higher than the NRV, a provision for inventories is established and an expense is recognized in the period in which the write-down occurs. A provision for impairment involves significant management judgment and includes the review of inventory aging and an assessment of cost recoverability.

Leases

In accordance with FASB ASC 842, Leases, upon lease commencement the Company recognizes a right-of-use asset and a corresponding lease liability measured at the present value of the fixed future minimum lease payments. The Company calculates operating lease liabilities with a risk-free discount rate, using a comparable period with the lease term. Lease and non-lease components are combined for all leases. Lease payments for leases with a term of 12 months or less are expensed on a straight-line basis over the term of the lease with no lease asset or liability recognized.

Loss Contingencies

We may be involved in legal proceedings, claims, and regulatory, tax, or government inquiries and investigations that arise in the ordinary course of business resulting in loss contingencies. We accrue for loss contingencies when losses become probable and are reasonably estimable. If the reasonable estimate of the loss is a range and no amount within the range is a better estimate, the minimum amount of the range is recorded as a liability. We do not accrue for contingent losses that, in its judgment, are considered to be reasonably possible, but not probable; however, we disclose the range of such reasonably possible losses. Loss contingencies considered remote are generally not disclosed.

Recently Adopted Accounting Standards

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed., and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, requires disaggregation of specific expense categories in the notes to the financial statements and a qualitative description of the remaining expense amounts not separately disaggregated. This standard is effective for annual reporting periods beginning after December 15, 2026, and requires prospective application with the option to apply it retrospectively. We are currently evaluating the potential impact of adopting this standard on our disclosures and we intend to adopt this as and when applicable.

Internal Control Over Financial Reporting

We are not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. We will be required to make our first assessment of our internal control over financial reporting and to comply with the management certification requirements of Section 404 in our annual report on Form 10-K for the year following our first annual report that is filed with the SEC (subject to any change in applicable SEC rules).

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act. See “Summary—Implications of Being an Emerging Growth Company and Implications of Being a Smaller Reporting Company.”

Currently, we do not yet have effective disclosure controls and procedures, or internal controls over all aspects of our financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. Our management has deemed certain conditions to be material weaknesses and significant deficiencies in our internal controls. For example, we failed to employ a sufficient number of staff to maintain optimal segregation of duties and to provide optimal levels of oversight and we rely upon a third-party accounting firm to assist us with GAAP compliance. Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. We will be required to expend time and resources to further improve our internal controls over financial reporting, including by expanding our staff. It is management’s intention to use a portion of the proceeds of this offering to hire additional staff to remediate deficiencies in our financial reporting and to develop appropriate financial control procedures. However, we cannot assure you that our internal control over financial reporting, as modified, will enable us to identify or avoid material weaknesses in the future.

Quantitative and Qualitative Disclosures about Market Risk

Commodity Price Risk

We are exposed to market risks related to fluctuations in the prices of the produce and other commodities used in our operations. Commodity prices may fluctuate as a result of supply and demand, environmental factors and weather conditions, and other factors. We do not engage in hedging activities using derivative instruments to manage our exposure to commodity price fluctuations.

Inflation Risk

Inflation generally affects us by increasing our cost of facilitating business. We do not believe inflation has had a material effect on our results of operations during the periods presented but it may in the future.

Factors Affecting our Performance

We believe that our performance and future success depend on a number of factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.”

Growth in Brand Awareness and Visitors to Our Website

We intend to continue investing in marketing efforts to build our brand awareness. From fiscal year 2023 to fiscal year 2024, advertising and marketing spend as a percentage of net sales ranged between approximately 9% and 12%, even as spending in absolute dollar terms increased over the same period driven by increasing levels of new customer acquisitions. In the year ended December 31, 2025, advertising and marketing spend as a percentage of net sales was 3%. Over the near to medium term, we expect an increase in spending on marketing in absolute dollar terms, but over the long term, we expect our spending on marketing as a percentage of net sales to decrease. Additionally, we expect traffic to our website to increase as we continue to invest in product and merchandising innovation and building brand awareness.

Investments

We believe that we have an opportunity to continue to achieve significant growth due to the shift from in-store to online shopping as well as the relatively low unaided awareness of our brand in the marketplace. In order to realize such growth, we anticipate that our operating expenses will grow substantially as we continue to increase our spending on advertising and marketing, hire additional personnel primarily in merchandising, technology, operations, customer service and general and administrative functions and continue to develop features on our website to improve the customer experience. We believe that such investments will increase the number and loyalty of our customers and, as a result, yield positive returns in the long term.

Components of Results of Operations

Net Sales

We derive net sales from sales of our private branded cold-pressed juice products, and related shipping fees. Sales and shipping revenues are recorded when products are shipped, net of promotional discounts and refund allowances. Taxes collected from customers are excluded from net sales. Net sales is primarily driven by our wholesales and corporate clients.

We also periodically provide promotional offers, including discount offers, such as percentage discounts off current purchases and other similar offers. These offers are treated as a reduction to the purchase price of the related transaction and are reflected as a net amount in net sales. Such offers are discretionary, and we expect incentive offers to vary from period to period as a percentage of sales for the foreseeable future.

Cost of Goods Sold

Cost of goods sold consists of inventories sold, as well as related materials and packaging costs. Generally, amounts received from vendors are considered a reduction of the carrying value of inventory and are ultimately reflected as a reduction of cost of goods sold. We expect cost of goods sold to increase on an absolute dollar basis but remain relatively stable or improve as a percentage of net sales over the long term.

General and Administrative

General and administrative expenses consist of payroll and related expenses for employees involved in general corporate functions, including accounting, finance, tax, legal and human resources; costs associated with use by these functions, such as depreciation expense and rent relating to facilities and equipment; professional fees and other general corporate costs; share-based compensation; and fulfillment costs.

Fulfillment costs represent costs incurred in operating and staffing fulfillment and customer service centers, including costs attributable to buying, receiving, inspecting and warehousing inventories, picking, packaging and preparing customer orders for shipment, payment processing and related transaction costs and responding to inquiries from customers. Included within fulfillment costs are merchant processing fees charged by third parties that provide merchant processing services for credit cards.

We expect to incur additional expenses as a result of operating as a public company, including expenses to comply with the rules and regulations applicable to companies listed on a national securities exchange, expenses related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as higher expenses for general and director and officer insurance, investor relations, and professional services. We also anticipate that fulfillment costs will increase on an absolute dollar basis but decrease as a percentage of net sales over the long term. Overall, as we continue to grow as a company, we expect that our selling, general and administrative costs will increase on an absolute dollar basis but decrease as a percentage of net sales over the long term.

Advertising and Marketing

Advertising and marketing expenses consist of advertising and payroll related expenses for personnel engaged in marketing, business development and selling activities. We expect advertising and marketing expenses to increase on an absolute dollar basis but decrease as a percentage of net sales over the long term.

Interest Income (Expense), Net

Interest income (expense), net consists primarily of interest incurred on outstanding loans. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Debt.”

Other Income

Other income consists of miscellaneous non-operating income.

Income Tax Provision

Our income tax provision consists of an estimate of federal and state income taxes based on enacted federal and state tax rates, as adjusted for allowable credits, deductions and uncertain tax positions.

Off-Balance Sheet Arrangements

We do not engage in any off-balance sheet activities or have any arrangements or relationships with unconsolidated entities, such as variable interest, special purpose, and structured finance entities.

OUR BUSINESS

Overview

We are a holding company specializing in premium low-sugar, cold-pressed juices, crafted with ingredients sourced directly from farms. We believe that we are well positioned in the fast-growing health and wellness sector to capitalize on the increasing consumer demand for clean-label beverages. We believe that our commitment to quality and nutrition sets us apart, delivering a refreshing, nutrient-packed boost in every bottle. Our products are made using High-Pressure Processing (HPP), an advanced technique that preserves flavor and nutrients while eliminating harmful bacteria, ensuring every sip is as fresh and healthy as possible.

We opened as a cold-pressed juice bar in 2013 and then transitioned from our retail concept into a wholesale juice producer, breaking onto the shelves of retailers such as Whole Foods and other Los Angeles grocers. During 2018 and 2019 we secured wholesale accounts with leading retail and tech companies while also building a brand partnership vertical. In 2021 we were acquired by Plantx Life to enhance its digital strategy and revamp its online presence with an experienced eCommerce team.

In 2023 we joined Veg House, a private company dedicated to plant-based innovation, leading to our strategic product enhancements and cost reductions. While we were a subsidiary of Veg House, Veg House provided certain support while we grew our capabilities, including marketing, consulting, and financial support. Following our reorganization, we neither receive nor require the support provided by Veg House and we are now refocused on margin optimization by transitioning from using a mass co-packer to a specialized facility.

With a portfolio of 10 diverse, high-demand variants such as The Quench, Sunrise, Gold’n Greens, and Detox Greens we cater to a broad spectrum of taste preferences and health-conscious lifestyles.

We operate through a dual channel strategy. We offer our products on our e-commerce website, www.littlewest.com, where we offer convenient online shopping and direct delivery. We also distribute our products through wholesale and strategic partnerships. We collaborate with retail stores and businesses to expand our market reach and drive growth. Our products are distributed throughout the west coast of the United States through partnerships with distributors such as L.A. Distributing Co. and Blue Star Vending and are available in various locations, including restaurant, cafes, and grocery stores, including Whole Foods.

We are currently

GSFI/SQF (Global Food Safety Initiative/Safe Quality Food) certified.

In addition, our core product line products are verified under the Non-GMO Project, paleo, BPA free, and have Kosher certification by EarthKosher. While these are not required for the operation of our business, we endeavor to gain certifications and enhance our product offerings to reach a wide range of target consumers. We endeavor to gain these, and may in the future seek to gain other, certifications in order to appeal to consumers who prefer to make mindful purchasing decisions, particularly with the food and health products that they purchase. In addition, we possess a health permit issued by the State of California, which is where all of our juice production takes place, and do not require any additional licenses, certifications, or permits in order to operate our business.

Our Industry

The global cold-pressed juice market is projected to grow at a compound annual growth rate (CAGR) of 8.13% from 2025 to 2030, expanding from an estimated USD 1.61 billion in 2025 to USD 2.38 billion by 2030 (https://www.mordorintelligence.com/industry-reports/cold-pressed-juice-market)

North America currently represents the largest regional market, while the Asia-Pacific region is expected to experience the fastest growth over the forecast period.

Cold-pressed juices are produced using hydraulic press technology, which minimizes heat exposure during extraction and preserves higher levels of nutrients, vitamins, and enzymes compared to conventional juicing methods. This enhanced nutritional profile has contributed significantly to increasing consumer demand, particularly among health-conscious individuals.

We believe the key drivers of market growth include:

●	Rising consumer preference for clean-label, and functional beverages;

●	Increasing adoption of plant-based and wellness-focused lifestyles;

●	Growth in urbanization and disposable income, particularly in emerging markets; and

●	Rising demand for nutrient-dense convenience products aligned with busy lifestyles.

Additionally, the integration of cold-pressed juices into foodservice offerings—including restaurants, bars, and wellness venues—is expanding, with some establishments incorporating juices into mocktails, cocktails, and health-focused menus.

The market is highly competitive, with leading global players including Suja Life LLC, Bolthouse Farms Inc., Tropicana (PepsiCo Inc.), and Pressed Juicery Inc. Market participants differentiate through unique flavor formulations, premium sourcing, functional benefits, and strong brand positioning. The trend toward non-GMO, preservative-free, vegan, and freshly squeezed juices is prompting further product innovation across the industry (source: https://www.mordorintelligence.com/industry-reports/cold-pressed-juice-market)

Our Market Opportunities

We believe the wellness beverage industry is booming, with the 100% fruit and vegetable blend segment expected to grow at a CAGR of 8.8% from 2024 to 2030. (source, https://grandviewresearch.com/industry-analysis/100-perecent-juice-market-report). We believe that health-conscious consumers, especially younger, white-collar professionals, are shifting away from traditional carbonated drinks, opting for premium, nutrient-dense options like Little West Juices. We believe our strategic growth is advantaged by:

●	Corporate partnerships – Little West juices are part of wellness programs at top tech and entertainment companies. These relationships not only drive substantial recurring revenue but also validate our brand’s premium positioning;

●	Digital presence – From October 1, 2021 to December 25, 2025, our website achieved 588,263 visitors and processed 10,305 orders, showcasing our brand’s ability to capitalize on DTC trends; and

●	Private-label food and beverage market – This business segment taps into the growing demand for store-brand premium beverages. The private-label food and beverage market size is projected grow $281.15 billion between 2022 and 2027, with a CAGR of 6.39% during that period. (source, https://www.prnewswire.com/news-releases/private-label-food-and-beverages-market-size-to-grow-by-usd-281-15-billion-from-2022-to-2027-aldi-stores-ltd-amazoncom-inc-carrefour-sa-and-more-to-emerge-as-key-players--technavio-301875509.html)

We believe that Little West Holdings Inc. is well-positioned to capitalize on multiple growth opportunities across product, channel, and geographic dimensions within the cold-pressed juice industry.

Geographic Expansion

The Company has established strong market traction on the West Coast of the United States, particularly within California, where demand for premium, health-focused beverages continues to rise. Leveraging this regional success, the Company intends to actively execute a state-by-state expansion strategy to broaden its geographic footprint across North America.

The next major focus is the East Coast, where similar demographic and wellness trends are emerging. By replicating its proven go-to-market strategy—centered around strategic wholesale partnerships and localized marketing—Little West expects to increase brand penetration and drive incremental revenue in high-growth urban markets.

Expansion into new U.S. states is expected to be supported through both wholesale distribution and direct-to-consumer e-commerce, taking advantage of existing fulfillment and logistics infrastructure.

Product Line Diversification

In addition to geographic growth, Little West plans to diversify its product portfolio to address new consumer use cases and format preferences. These initiatives include:

●	Expansion of our shot-sized functional blends (2 oz) targeting specific health benefits such as immunity, digestion, and energy;

●	New SKUs and flavor profiles to appeal to evolving customer preferences and seasonal trends.

These product innovations are intended to expand the company’s addressable market, improve average order value, and increase shelf presence across both retail and foodservice channels.

Together, these geographic and product development strategies are expected to drive revenue growth, improve brand visibility, and strengthen Little West’s position within the premium cold-pressed juice category.

Our Product Offerings

We offer a comprehensive portfolio of cold-pressed juice products, available in 2, 12, and 64 oz. and 1 liter bottles, and sold as individual units or packaged in boxes of nine or twelve (for 1 liter bottles in wholesale). Our 2 and 64 oz bottles are currently only offered for wholesale and our online offering allows our customers to choose their desired number of our 12 oz. bottles.  Our core product line includes the following ten formulations:

●	The Quench;

●	Sunrise;

●	Gingersnap;

●	Gold’n Greens;

●	The Clover;

●	Go Big;

●	Detox Greens;

●	Celery;

●	Fireball; and

●	Orange Juice.

Each SKU is developed with specific ingredient profiles to support hydration, energy, digestion, immunity, or anti-inflammatory benefits, addressing a broad range of consumer wellness preferences.

In addition to standalone juices, the company offers a variety of curated juice cleanse programs. These include 2-day, 3-day, 5-day, and 7-day cleanse formats, designed to support short-term detoxification and nutritional resets. Cleanse offerings are composed of select combinations from the core product line and are packaged to simplify the consumer experience.

Specialized juice kits are also available, including:

●	Detox Cleanse;

●	Low Sugar Cleanse;

●	Anti-Inflammatory Juice Kit;

●	Glowing Skin Juice Kit; and

●	Immune Boosting Juice Kit.

These kits are tailored to specific wellness goals and leverage the functional attributes of individual SKUs within the product portfolio.

Customers

We generate revenues from our dual channel business model. Through our proprietary platform, www.littlewest.com, we offer nationwide direct-to-consumer delivery to our e-commerce customers.

We also maintain relationships with a diversified group of retail and hospitality partners, including regional distributors and notable accounts in the hotel, grocery, and corporate foodservice sectors. Partners include Sunrise Produce, W Hotels, Los Angeles Distributing, Shoreline Supply Co., Zinqué, and Nature’s Produce, among others. The company also services several high-profile global corporations in the entertainment and technology industries.

Our retail customers and wholesale accounts both place their orders through our website; and certain of our distributors send their purchase orders to us directly by email. Our retail customers typically order at least seven  bottles per order and select a mix of flavors based on their personal preferences. By contrast, our wholesale customers place larger, more uniform orders, and typical purchase our juices by single flavor cases, with a minimum order requirement of $300 per order. Our case format for our wholesale customers typically includes 9-packs of 12 ounce bottles and 12-packs of 1 liter bottles.  We do not currently have any formal arrangements with any of our retail or wholesale customers which require certain periodic purchasing volumes.

We currently utilize two types of purchase order processes for our wholesale customers. Some of our wholesale customers place purchase orders bi-monthly for varying sizes. Larger distributors place a minimum order of one pallet, which consists of 210 cases, and the average order is between two and four cases. Ten to fourteen days later they are provided a scheduled pick up time. They are then invoiced with payment due, dependent on the customer, anywhere from twenty one to forty five days later.

Other of our customers place orders of various sizes, with a minimum order of fourteen bottles at a time  to receive free shipping, which are shipped to them via two day shipping via UPS and are invoiced with payment due within fifteen days.

We do not maintain formal contracts with our customers. Instead, our customers are informed of and aware of our pricing, invoicing terms, and in the case of certain wholesalers and distributors, our minimum order per purchase order. However, we do not have minimum ordering requirements on any basis besides a per purchase order basis. For example, our customers do not have to purchase certain quantities of our products per week, month, or year.

What Sets Us Apart

1. Vertically Integrated Production Control

Unlike many competitors that rely on co-packers or outsourced manufacturing, Little West is directly involved in the production of its products. The Company operates from a specialized facility where raw ingredients are inspected upon delivery and each batch is prepared under direct supervision by the internal team. This hands-on model ensures consistent product quality, efficient cost management, and end-to-end traceability.

2. Facility Integration with HPP Processing

The production site is physically connected to a High Pressure Processing (HPP) facility, eliminating transportation costs and reducing processing time between juicing and packaging. This proximity results in improved margins and a more efficient supply chain while maintaining product integrity and safety.

3. Uncompromising Product Quality

Little West maintains a strict focus on ingredient purity and functional wellness. Products are never diluted or compromised—there are no fillers, no concentrates, and no unnecessary additives. Every SKU is designed to deliver maximum nutritional value, aligning with consumer demand for clean-label, health-forward offerings.

4. Wellness-First Brand Platform

The brand is entirely rooted in wellness and transparency. All product development, messaging, and partnerships are built around helping consumers achieve better health through clean nutrition. This singular focus differentiates Little West from generalist juice brands that span multiple product categories or prioritize mass production over integrity.

5. Digital Execution and E-Commerce Expertise

The Company has a proven track record in direct-to-consumer commerce, with in-house expertise in SEO and conversion optimization. As a result, LittleWest.com ranks among the top performers in the category for several high-volume, high-intent search terms. This organic traffic advantage enables sustainable customer acquisition with significantly lower marketing spend than competitors reliant on paid channels.

6. High Margins and Operational Efficiency

By controlling key parts of the supply chain—sourcing, production, and processing—Little West is able to operate with healthier gross margins than many category peers. The internal production team is not only involved in oversight, but physically present in the facility, enabling tighter controls and real-time quality assurance.

Our Value Proposition

Little West Holdings Inc. focuses on premium, cold-pressed juices that combine clean-label transparency, nutritional integrity, and strong brand positioning. We believe that the company is well-positioned at the intersection of multiple high-growth trends in the food and beverage industry, including functional wellness and direct-to-consumer engagement.

Product Integrity and Differentiation: Little West produces cold-pressed juices using farm-sourced ingredients and High Pressure Processing to maintain nutrient density, flavor, and safety—without preservatives or added sugars. This positions the brand to meet increasing consumer demand for clean-label and functional beverages.

Vertical Control and Operational Efficiency: Through specialized production and proximity to HPP infrastructure, the company minimizes third-party processing costs and transportation inefficiencies, enabling consistent quality, faster turnaround, and improved gross margins.

Established Market Traction: We believe that the brand has developed a loyal customer base and proven market success on the West Coast, supported by recurring wholesale orders and strong e-commerce conversion. This foundation provides a scalable model for national expansion.

Omnichannel Distribution: Little West maintains a dual-channel sales strategy, combining direct-to-consumer online sales with strategic wholesale and foodservice partnerships, reducing customer concentration risk and enhancing market resilience.

Brand Alignment with Health and Lifestyle Trends: We believe that the Company’s California-based origin and wellness-driven branding resonate with a growing segment of consumers seeking health-forward, premium beverage options that align with modern lifestyles.

Scalable Product Roadmap: The company’s planned expansion of new and existing  formats (e.g., shots, 1L bottles) and adjacent categories (e.g., functional beverages, plant-based dairy alternatives) allows for portfolio diversification and increased customer lifetime value.

In addition, we plan to leverage our:

●	Premium, differentiated products – We believe our specialized production and farm-to-bottle philosophy set us apart in a crowded market;

●	Recurring revenue – Our strong B2B relationships with top corporations delivers stability and growth potential;

●	Scalable business model – Our track record across wholesale, private label, and DTC channels creates diversified revenue streams; and

●	High consumer loyalty – We believe an established presence in Southern California and an expanding digital footprint position our brand to capture national and international market share.

Our Competitive Strengths

Little West Holdings Inc. benefits from a number of competitive advantages that we believe differentiate the Company within the cold-pressed juice industry and position it for scalable, profitable growth.

1. Vertically Integrated Production Model

The Company operates from a specialized production facility in California, where the Little West team oversees the entire manufacturing process—from ingredient intake to final bottling, up until it is pressurized (for safety). Even after it is pressurized, we maintain quality control measures to make sure our standards are met after high pressure processing. All raw materials are inspected upon arrival, and proprietary blends are formulated on-site to ensure product consistency, quality control, and operational efficiency.

Importantly, the facility is physically connected to an HPP facility, eliminating additional transportation costs and reducing processing time. This proximity to HPP technology ensures food safety and shelf-life extension without compromising nutritional integrity or freshness.

2. Strategic Positioning in California

Little West sources most its produce from local California farms. California’s Mediterranean climate, fertile soils, and year-round growing season allow for a consistent supply of high-quality fruits and vegetables. According to the USDA, California produces nearly half of the nation’s fruits and vegetables, positioning Little West to deliver peak freshness and nutritional value.

3. Scalable E-commerce Infrastructure

Little West has developed a direct-to-consumer channel through its website, www.littlewest.com, which ranks prominently in organic search results for several high-value keywords within the cold-pressed juice category. We believe this strong SEO performance, combined with a high-conversion e-commerce platform, provides the company with a cost-efficient digital acquisition channel and a scalable framework for nationwide distribution.

4. Diverse Product Portfolio and Innovation Pipeline

The Company offers a broad assortment of cold-pressed juice products, serving a wide range of use cases from daily consumption to curated juice cleanses and functional kits. Little West’s product development process is agile, allowing for rapid testing and launch of new SKUs, including shot-sized blends and 1-liter formats designed to meet emerging consumer demands.

5. Operational Flexibility and Cost Management

By controlling production and maintaining proximity to its processing infrastructure, Little West is able to better manage margins, respond quickly to supply chain dynamics, and maintain tighter control over quality and output. This cost structure is designed to scale efficiently as the Company expands geographically and diversifies its product range.

Our Challenges

1. Limited Shelf Stability

Little West juices are not shelf-stable and must be refrigerated at all times. This adds logistical challenges for storage, distribution, and retail display. It also increases the risk of product spoilage and shrinkage if not handled properly throughout the supply chain.

2. Limited Shelf Life

Even with High Pressure Processing (HPP), our juices typically have a 5-month refrigerated shelf life. This limits the window for retail sales and increases pressure on inventory management. Retailers may hesitate to carry large volumes of our products due to the risk of expiration and waste.

3. Seasonal Demand Fluctuations

Juice consumption often sees a spike in warmer months and dips in colder seasons (while it picks up in cold and flu season). This cyclical nature can lead to inconsistent revenue and to excess inventory during low-demand periods, requiring careful planning and promotion.

4. Intense Competitive Landscape

The cold-pressed juice market is highly competitive, with major players such as Suja, Pressed Juicery, and Juice Press commanding significant market share. Private-label brands and emerging regional players further crowd the space, making brand differentiation and customer loyalty critical. In addition, many of our competitors are more established brands than are we, and have greater resources at their disposal.

5. Operational Overhead & Equipment Maintenance

Cold-pressed juice production requires expensive, specialized equipment which needs ongoing maintenance. In addition, downtime for repairs can affect production schedules, increase costs, and reduce output.

6. Niche Customer Segment

Our product line is heavily reliant on a health-conscious, often urban and higher-income customer base. This niche focus may limit our scalability in mainstream retail or price-sensitive markets. We cannot cater to every individual preference, and while we try to focus on crafting flavor profiles that resonate with the widest audience possible, we do not currently have the operational capacity to offer a wide enough variety of flavors to cater to the entire customer segment. While we listen to our community and track flavors which drive repeat purchases, until we grow our operations, certain customer segments may opt for flavors produced by our competitors that we do not produce.

Competition

Our industry is highly competitive, fragmented, and spread across four primary segments:

●	supermarkets, warehouse clubs and mass merchants;

●	specialty food stores;

●	juice shops; and

●	e-tailers.

We believe that the principal competitive factors in our market are product selection and quality, customer service, price, brand awareness and loyalty, reliability and trust, convenience and speed at which orders are delivered to our customers. We believe that we differentiate ourselves from our competitors by focusing on our customers and achieving a high level of performance with regard to these competitive factors.

Our Growth Strategy

We plan to execute a multi-phase growth strategy focused on geographic expansion, product innovation, and channel development to scale out market presence and increase revenue across North America.

1. Geographic Expansion Across the United States

The Company plans to expand distribution across the remainder of the western United States before moving into key metropolitan and health-conscious markets on the East Coast. The expansion strategy is focused on a state-by-state rollout through both wholesale distribution and direct-to-consumer e-commerce and supported by strategic marketing efforts and logistics infrastructure.

The Company intends to replicate the successful go-to-market playbook used in California, leveraging regional brand affinity, localized partnerships, and digital advertising to build awareness and accelerate sales in new territories.

2. Product Line Expansion

Little West plans to diversify its product portfolio to capture additional use cases and drive repeat customer purchases. Initiatives include:

●	Expansion of our 2 oz. functional shot blends targeting immunity, energy, and digestion; and

●	New SKUs leveraging existing blends and introducing seasonal or limited-time flavors.

This product expansion is intended to improve customer retention, support higher average order values, and provide versatility across both retail and foodservice channels.

3. Entry into Adjacent Beverage Categories

The Company is evaluating opportunities to expand into adjacent product categories that align with its brand ethos and consumer demand for clean-label, functional beverages. This includes potential entry into:

●	Functional beverage offerings, such as wellness tonics and adaptogenic blends; and

●	Dairy alternative products, such as additive-free, plant-based milks using simple, recognizable ingredients.

Seasonality

Operationally, our processes remain consistent throughout the year. However, we experience fluctuations in online sales due to seasonal trends. For example, our sales increase during the summer months and during cold and flu season. We see the most seasonal impact in our e-commerce channel.

Key periods of increased activity include:

Cold and Flu Season (Fall/Winter): Consumers tend to prioritize wellness and immunity, leading to a spike in demand for health-focused products, especially juices rich in vitamins and antioxidants.

New Year (January): This is a peak time for wellness-driven purchasing, as consumers kick off resolutions around fitness, detoxing, and healthy living.

Summer Months: Warmer weather and a more active lifestyle drive higher interest in fresh, hydrating beverages, particularly from outdoor enthusiasts and health-conscious consumers on the go.

These seasonal trends help inform our marketing calendar and inventory planning, ensuring we’re aligned with shifting consumer behaviors throughout the year.

Sourcing and Suppliers

We source the majority of our raw ingredients—approximately 95%—from Fresh Paradise, a direct farm broker based in Los Angeles. We purchase supplemental produce from Worldwide Produce, a large regional distributor offering a wide range of produce and related goods. We do not have formal contract with either of our produce suppliers in order to maintain flexibility and to secure the best pricing available.

We source bottles for our juices from Berlin Packaging, Envases, and Parker Plastics, depending on the size of the bottles we require. We do not have formal contracts in place with these suppliers. “See Risk Factors- We may be unable to source additional, or strengthen our existing relationships with, suppliers. In addition, the loss of any of our key suppliers would negatively impact our business; we do not have formal contracts with any of our suppliers guaranteeing any of the current prices for our produce and other raw materials or guaranteeing that we can purchase same from such suppliers at all. See “Risk Factors–Our future business, financial condition, results of operations and cash flows may be adversely affected by reduced or limited availability of produce and other raw materials for our products.”

Our Corporate History and Structure

Little West Holdings Inc. was incorporated under the laws of the State of Nevada as Little West Holdings Inc. on March 17, 2025 to become the holding company of Little West LLC, which we refer to as Little West LLC.

Little West LLC was formed on July 15, 2013 as a California general stock corporation under the name Clover Juice Inc. Clover Juice Inc. converted into a limited liability company on April 1, 2015. Clover Juice Inc. changed its name to Little West LLC on June 1, 2018. WS West LLC, which we refer to as WS West is a California limited liability company formed on May 29, 2018. WS West is a wholly owned subsidiary of Little West LLC. Little West Holdings LLC, which we refer to as Little West Delaware, was a Delaware limited liability company formed on May 6, 2019. Little West Delaware was a subsidiary of Little West LLC until its legal existence was ended by the filing of a Certificate of Cancellation with the Secretary of State of the State of Delaware on February 13, 2024.

On January 16, 2023, Veg House Holdings Inc., a Cayman Islands exempted company (“Veg House”), our parent company, entered into a share exchange agreement with PlantX Lifestyle USA Inc. (“PlantX Life”), as amended by Amendment No. 1 thereto, dated February 28, 2023, and Amendment No. 2 thereto, dated September 27, 2023, pursuant to which Veg House acquired all of the capital stock of the following owned direct and indirect subsidiaries of PlantX Life: PlantX Living Inc., Vegaste Technologies US Corp., Plant-Based Deli, LLC, Little West LLC (and indirectly all of the interests in WS West, and Little West LLC’s interests in Little West Delaware), and all of the capital stock owned by PlantX Life in two of its majority owned subsidiaries: Eh Coffee Corp., and Portfolio Coffee Inc., in consideration for the issuance to PlantX Life of 6,000,000 common shares of Veg House. This share exchange transaction was consummated on October 6, 2023. Prior to this share exchange, PlantX Life was the parent company of Little West LLC (and indirect parent company of Little West LLC’s wholly owned subsidiary, WS West, and its partially owned subsidiary, Little West Delaware). Following this share exchange, Veg House owned 100% of the membership interests in Little West LLC (and was the indirect parent of Little West LLC’s wholly owned subsidiary, WS West, and its partially owned subsidiary, Little West Delaware).

Immediately prior to the reorganization transaction described below, Little West LLC had one wholly owned subsidiary, WS West, and Little West LLC was a wholly owned subsidiary of Veg House.

On May 22, 2025, we entered into that certain Reorganization Agreement and Plan of Share Exchange, pursuant to which we issued to Veg House 5,000,000 (on a post twenty-for-one forward share split basis) shares of our Common Stock in exchange for the 100% of membership interests of Little West LLC owned by Veg House. As a result, we became the sole member of Little West LLC and it became our wholly owned subsidiary, and Veg House became the holder of 5,000,000 shares of our Common Stock.

Upon consummation of this offering, we will have one class of Common Stock: Common Stock. See “Description of Capital Stock.” Following this offering, Veg House will own 5,000,000 shares of our Common Stock, which will represent approximately 57.1% of our total outstanding shares of Common Stock (or 53.7% if the underwriters exercise their over-allotment option in full) and approximately 57.1% of the voting power (or 53.7% if the underwriters exercise their over-allotment option in full) of our capital stock outstanding immediately after this offering.

Our Trademarks and Other Intellectual Property

We believe that our rights in our intellectual property, including our trademark and domain name, as well as contractual provisions and restrictions on access to our proprietary information, are important to our marketing efforts to develop brand recognition and differentiate our brand from our competitors.

We own one trademark that has been registered in the United States Patent and Trademark Office, under serial number 87741672, U.S. registration number 6653903, which was assigned to us on June 18, 2018. This consists of the wordmark “Little West” for use in connection with non-alcoholic water based beverages, non-alcoholic nutrient enhanced beverages, non-alcoholic fruit based beverages, non-alcoholic vegetable based beverages, and fruit and vegetable blend juice. This mark was registered on February 22, 2022 and has a ten year duration, during which time we may file an application for renewal.

In addition to our trademark, we own our domain at www.littlewest.com.

We also possess valuable knowhow as it pertains to the unique formulations of each of our flavors and our processing methods.

We enter into, and rely on, confidentiality and proprietary rights agreements with our employees, and consultants to protect our trade secrets, know how, proprietary technology and other confidential information.

We believe that our intellectual property has substantial value and has significantly contributed to our success to date.

Advertising and Marketing

We employ a targeted, cost-efficient marketing strategy that prioritizes organic growth, community engagement, and strategic brand positioning over continuous paid media spend which includes:

1. Search Engine Optimization (SEO)

The company’s primary focus for its direct-to-consumer website, www.littlewest.com, is search engine optimization. Little West has built a strong organic presence by ranking for several high-intent, high-volume keywords related to cold-pressed juice, juice cleanses, and wellness products. This approach supports long-term customer acquisition while minimizing reliance on paid digital advertising.

2. Community-Centric Brand Building

Little West actively fosters a wellness-focused community through consistent engagement on social media platforms and participation in health and fitness-related events. The company regularly supports wellness activations, tastings, and experiential partnerships with fitness studios and health-centric organizations. These initiatives are executed with minimal spend—often through in-kind product donations—allowing the brand to build awareness and loyalty while maintaining a low customer acquisition cost.

3. Seasonal Paid Advertising

The company takes a conservative, performance-oriented approach to paid media. Advertising spend is limited to specific periods of high consumer demand, such as Black Friday, flu season, major holidays, and targeted summer campaigns. Ads are primarily deployed through Google and Meta platforms to support sales promotions and boost brand visibility during these seasonal peaks.

4. Wholesale and Corporate Lead Generation

In addition to retail and DTC channels, Little West targets corporate clients and wholesale buyers through dedicated lead generation landing pages on its website. The company also engages with prospective partners through social media and direct outreach, often supported by product sampling. These efforts have proven effective in acquiring high-value wholesale accounts with minimal acquisition cost.

5. In-Store Awareness and Sampling

To increase visibility in retail locations such as coffee shops and grocery stores, the company relies on grassroots marketing tactics, including social media support, in-store sampling, and community-driven brand engagement. These efforts are typically executed without a traditional advertising budget and are designed to reinforce brand recognition and drive trial at the point of sale.

Government Regulation

Our business is subject to domestic laws and regulations applicable to companies conducting business on the Internet. Jurisdictions vary as to how, or whether, existing laws governing areas such as personal privacy and data security, consumer protection or sales and other taxes, among other areas, apply to the internet and e-commerce, and these laws are continually evolving. Related laws may govern the manner in which we store or transfer sensitive information, or impose obligations on us in the event of a security breach or an inadvertent disclosure of such information. Additionally, tax regulations in jurisdictions where we do not currently collect state or local taxes may subject us to the obligation to collect and remit such taxes, or to additional taxes, or to requirements intended to assist jurisdictions with their tax collection efforts. New legislation or regulations, the application of laws from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and e-commerce generally could result in significant additional taxes on our business. Further, we could be subject to fines or other payments for any past failures to comply with these requirements. See “Risk Factors—Risks Related to Our Business and Our Industry—Failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection, could adversely affect our business, financial condition, and results of operations.” The continued growth of and demand for e-commerce is likely to result in more laws and regulations that impose additional compliance burdens on e-commerce companies.

In addition, we are subject to a broad range of federal, state, local, and foreign laws and regulations intended to protect public health, natural resources and the environment. Our operations, including our manufacturing outsourcing partners, are subject to regulation by OSHA, the FDA, the USDA, and by various other federal, state, local, and foreign authorities regarding the processing, packaging, storage, distribution, advertising, labeling and import of our products, including food safety standards. See “Risk Factors—Good manufacturing process standards and food safety compliance metrics are complex, highly subjective and selectively enforced; Changes to law, regulation, or policy applicable to foods and alcohol could leave us vulnerable to adverse governmental action and materially adversely affect our business, financial condition and operating results; Environmental, social and governance matters may impact our business and reputation; Food safety and food-borne illness incidents or advertising or product mislabeling may materially adversely affect our business by exposing us to lawsuits, product recalls or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings.”

Food Safety, Product Identity, Branding and Labeling

We are subject to extensive regulation, including, among others, the Food, Drug and Cosmetic Act of 1938, the Nutrition Labeling and Education Act of 1990, the Food Safety Modernization Act of 2011 and other rules and regulations promulgated by the FDA, the United States Department of Agriculture and the sub-branches of these regulatory bodies. In addition to complying with federal laws and regulations pertaining to storage and production, we are also required to comply with local municipality (city and county) as well as state regulations, including the registration and licensing of our warehouses, enforcement by state health agencies of various state standards and inspection of our facilities.

Compliance with federal, state and local regulations is costly and time-consuming, but one of our top priorities. Regulatory enforcement actions for violations of federal, state and local regulations may include seizure and condemnation of products, mandatory or voluntary product recalls, cease and desist orders, injunctions and monetary-civil-criminal penalties. We believe that our practices are sufficient to maintain compliance with applicable government regulations, although there can be no assurances in this regard. It is also possible that new laws or regulations, or changes in the enforcement of existing requirements, might require us to change our compliance programs, incur additional costs or result in unexpected liabilities that could be significant.

Employee Safety Regulations

We are subject to certain health and safety regulations, including regulations issued pursuant to the Occupational Safety and Health Act. These regulations require us to comply with certain manufacturing, health and safety standards to protect our employees from accidents.

Environmental Regulations

We are subject to federal, state and local environmental regulations and requirements, including those governing discharges to air and water, the management of hazardous substances, the disposal of solid and hazardous wastes and the remediation of contamination. Failure to comply with these regulations can have serious consequences for us, including criminal as well as civil and administrative penalties, limitations on our operations, claims for remediation costs, as well as alleged personal injury or property damages and negative publicity. We may be involved from time to time in administrative or legal proceedings relating to environmental and health and safety matters, and have incurred and will continue to incur capital and operating expenditures to avoid violations of these laws and regulations.

Based on current information, we do not believe that any costs we may incur relating to environmental matters will have a material adverse effect on our business, financial position or results of operations. However, there can be no guarantee that newly discovered information, more stringent enforcement of or changes in environmental requirements, or other unanticipated events will not result in significant costs.

Insurance

We maintain general liability, workers compensation, and automobile insurance policies in amounts and on terms that we believe are customary for companies similarly situated. In addition, we maintain excess insurance where we reasonably believe it is cost effective.

Employees

As of the date of this prospectus, we have 16 employees, of which all are full-time employees. We also engage independent contractors to provide services to the Company on an as-needed basis.

The safety of our employees is extremely important to us. We periodically review and assess our policies, practices and procedures to create a safer work environment for our employees.

Property and Facilities

We do not own any real property. Our executive offices are located at 426 E. 58th Street, Unit B, Los Angeles, California 90011. The base rent is $14,600.00 per month. Our lease began on October 1, 2024 and has a term of four years and three months. This premises is also used for warehousing, cold-storage, and production of our products.

We contract with a third-party operator (the “Processor”) for the use of an HPP facility at which our juices are produced. Pursuant to this contract, we are allocated a processing machine capacity of 695 cycles per week, with the potential to utilize additional cycles depending on the Processor’s availability to allocate additional cycles. We have agreed to a minimum of 2,777 runs per calendar month at the price of $52.50 per run, but if we do not complete 2,777 runs in a calendar month, the cost may increase to $75.00 per run, at the Processor’s discretion. For each run, the Processor performs high pressure processing (HPP) on our juices in accordance with our exact specifications, and the processes are supported by third-party laboratory validation reports to ensure the highest level of food safety compliance. After processing, we package, crate, store, and mark our juices using packing materials which we provide.

Under this agreement, we grant the Processor a non-exclusive, non-transferable license to use, produce, or reproduce our trademarked, patented, or copyrighted works solely for the purpose of allowing the Processor to perform its obligations thereunder. Our agreement also requires that the Processor hold and maintain our intellectual property, including our formulas, specifications, and knowhow, which the Processor may in the course of our dealings learn, in the strictest of confidence and to hold its employees on a “need to know” basis. However, all of our juices are produced before entering the HPP facility. Under our current arrangement, the Processor is not provided with any of our intellectual property and does not require the use of same to perform the services we require. As such, the Processor is not in possession of any of our intellectual property and these contractual provisions are strictly precautionary.

The contract is for a term of one year and renews automatically each year, but may be terminated earlier pursuant to the terms thereof. The Processor has no obligation to refrain from terminating the contract early or from terminating any automatic renewal period. If the Processor terminates the contract, we will have to find a new facility to process our juices. See “Risk Factors - We are dependent on our third party partners, particularly for sourcing our produce, and if we fail to maintain our relationship with such third party partners, or such third parties are unable to fulfill their obligations, our business could be harmed.”

Legal Proceedings

We are from time to time subject to, and are presently involved in, litigation and other legal proceedings. We believe that there are no pending lawsuits or claims that, individually or in the aggregate, may have a material effect on our business, financial condition or operating results.

MANAGEMENT

The following table sets forth information for our directors and management as of the date of this prospectus:

Name	Age	Position
Executive Officers
Chris Dodigovic	52	Chief Executive Officer
Aditi Sabharwal	29	Chief Financial Officer
Non-Employee Directors
Israel Cherep (1) (2) (3)	76	Chairman of the Board of Directors
Carole Andrea Attal(1)	69	Director
Rebecca Jane Rapkin (2)(3)	38	Director
Eva Dajer (1) (2) (3)	39	Director

(1)	To be a member of our audit committee upon the closing of this offering.

(2)	To be a member of our compensation committee upon the closing of this offering

(3)	To be a member of our nominating and corporate governance committee upon the closing of this offering

Executive Officers

Chris Dodigovic – Chief Executive Officer

Chris Dodigovic is a seasoned sales and operations executive with over two decades of experience in consumer product development, retail partnerships, and team leadership across North America. For the past two years, Chris has served as the Chief Executive Officer of Little West LLC, and was appointed as Chief Executive Officer of Little West Holdings Inc. as of March 1, 2025. Under his leadership, the company has undergone a strategic transformation—cutting costs, relocating to a more efficient production facility, and restructuring operations to minimize overhead and position the company for long-term profitability. His hands-on approach and ability to streamline operations have been instrumental in preparing Little West for its next stage of growth.

Prior to joining Little West, Chris served as CEO of 108 Foods Inc., a Los Angeles and Las Vegas-based manufacturer of frozen vegetarian and vegan pizzas and other plant-based products, where he led product development and market expansion initiatives. He also spent over a decade at US Jesco International, beginning in 2002, where he rose to the role of Regional Sales Manager. There, he led high-performance direct-to-consumer sales teams and implemented growth strategies across the U.S. and Canada.

From 2014 to 2018, Chris was a founding partner at Homerun Products, where he managed national retail accounts including Kroger and Sam’s Club, and built and trained field sales teams to drive performance and visibility at retail. In parallel, from 2010 to 2022, Chris worked as a trader at 108 Global Inc., gaining extensive experience in global markets, supply chain operations, and commodity pricing—skills that continue to inform his approach to operational leadership.

Chris’s extensive background in building consumer brands, managing large-scale retail relationships, and navigating complex supply chains provides him with the strategic, financial, and operational insight necessary to lead Little West and serve effectively as an executive for the company. His proven ability to drive efficiency and scale in both startup and established business environments makes him a valuable asset to the company’s board.

Aditi Sabharwal – Chief Financial Officer, Controller

Aditi Sabharwal is a finance and accounting professional with a diverse background in financial reporting, audit support, and operational oversight for international businesses. Ms. Sabharwal has served as Accounts Associate at Boston Crest Private Limited in Gurgaon from October 2020 to December 2023, and as Senior Associate from January 2024 to February 2025, where she managed financial operations for a portfolio of companies based in the United States and Canada. Her responsibilities include monthly financial closings, intercompany reconciliations, forecasting and FP&A support, cash burn and profitability analysis, and the preparation of detailed P&L reports. She is proficient in widely used financial software platforms, including QuickBooks and Tally ERP 9.0.

Over the past several years, Ms. Sabharwal has been closely involved in cross-border financial operations and audit processes, providing her with a strong understanding of U.S. and Canadian accounting frameworks. Her work has supported executive decision-making across multiple entities and has contributed to improved financial transparency and cost efficiency.

Prior to her tenure at Boston Crest, she held various positions in the education sector. From 2016 to 2020, she worked at CM India Public School, first as a Primary Teacher and later transitioning into an Accountant and Receptionist role, where she was responsible for daily bookkeeping, records management, and administrative coordination. In early 2020, she also served as a Pre-Primary Assistant Teacher at P.P. International School, gaining additional experience in structured operations and curriculum development.

Ms. Sabharwal holds a Master of Commerce from Indira Gandhi National Open University (IGNOU) and a Bachelor of Commerce from Delhi University. She has also earned an Advanced Diploma in Computer Applications from WEB Net InfoTech and completed a teacher training certification through the Trinity Co-Mission India programme.

Her financial acumen, hands-on experience managing multi-entity reporting, and adaptability across sectors make Ms. Sabharwal exceptionally qualified to serve as the Chief Financial Officer. These same strengths, along with her familiarity with international regulatory standards and attention to operational detail, support her effectiveness in an executive role as the company moves toward greater financial discipline and long-term sustainability.

Non-Employee Directors

Israel Cherep

Israel Cherep was appointed to the Board of Directors on May 23, 2025. He is a results-oriented sales and business development professional with a proven track record of building long-term customer relationships, consistently exceeding performance targets, and delivering strong sales growth across multiple industries. His background includes deep expertise in outside sales, contract negotiation, customer service, and e-commerce strategy.

Israel’s sales career is distinguished by his ability to connect with diverse customer segments, manage complex sales cycles, and close high-value deals. His strength in face-to-face relationship building, combined with strategic thinking and strong communication skills, has allowed him to drive consistent revenue growth for the organizations he’s worked with. In addition to his success in sales, Israel brings valuable knowledge of logistics and fulfillment—critical components of any consumer-facing business operating in the digital space.

Before transitioning into sales, Mr. Cherep built a successful career in real estate development in Montreal, Quebec. There, he managed multiple residential and commercial projects, gaining firsthand experience in project financing, property valuation, construction oversight, and stakeholder management. His entrepreneurial approach and operational versatility enable him to evaluate business opportunities through both a customer-centric and owner-operator lens.

Israel’s diverse industry background, strong interpersonal skills, and practical experience in sales, e-commerce, and real estate development bring a well-rounded perspective to the board. His understanding of customer behavior, ability to navigate complex transactions, and track record of execution make him a valuable contributor to strategic discussions, particularly as the company continues to scale and build new revenue channels.

Mr. Cherep has been retired since 2021 and has since come out of retirement to join our team.

Carole Andrea Attal

Carole Andrea Attal was appointed to the Board of Directors on May 23, 2025. She brings over 30 years of experience in early childhood education, family engagement, and program leadership. She has dedicated her career to the growth and development of children and families, with a focus on creating inclusive, nurturing, and holistic learning environments. Her work spans key areas such as child nutrition, cognitive development, and the advancement of social-emotional learning practices in early education settings.

Over the past five years, Ms. Attal has served in various advisory and leadership roles across nonprofit organizations and community-based programs, where she provided strategic guidance on curriculum development, educator training, and family outreach. She has continued mentoring educators, facilitating professional development workshops, and contributing to policy discussions around equitable access to early education. Her leadership has had a lasting impact on multiple institutions focused on whole-child development, including those serving underrepresented and underserved communities.

Before transitioning into retirement from daily operations, Ms. Attal held several program director roles where she was responsible for overseeing staffing, regulatory compliance, curriculum execution, and the integration of wellness and nutrition programs into early learning frameworks. Her focus on supporting both educators and families positioned her as a trusted resource for effective classroom management and compassionate leadership.

Although she is no longer involved in the day-to-day management of educational programs, Andee remains an active voice in the community. She continues to consult on initiatives that prioritize child development and family well-being, leveraging her decades of experience to support organizations with similar missions.

Ms. Attal’s deep-rooted experience in education, program development, and nonprofit leadership brings a valuable perspective to the board. Her track record of advocacy, commitment to inclusion, and ability to build sustainable support systems for families make her a strong contributor to discussions on social impact, organizational growth, and community engagement. Her service on the board reflects a thoughtful alignment with the company’s mission to promote health, wellness, and access through meaningful programs and partnerships.

Rebecca Jane Rapkin

Rebecca Jane Rapkin was appointed to the board of directors on May 23, 2025. Ms. Rapkin brings a well-rounded background spanning customer service, healthcare administration, and early-stage investing, with a consistent focus on professionalism, adaptability, and long-term value creation. Born and raised in Montreal, Quebec, Ms. Rapkin has built a reputation for dependability, attention to detail, and a strong work ethic in both professional and personal pursuits.

Over the past five years, Ms. Rapkin has demonstrated her commitment to family, community, and service. From 2019 to 2022, she stepped away from formal employment to focus on raising her young son during the COVID-19 pandemic—an experience that reinforced her sense of discipline, prioritization, and responsibility.

In April 2022, she re-entered the workforce by joining Santé Genexia, a mobile nursing company, as a medical receptionist. In this role, she has been responsible for managing scheduling logistics, patient communications, and day-to-day administrative operations in a high-pressure, fast-paced healthcare setting. Her ability to operate within a regulated environment while delivering attentive, compassionate service has made her a key member of the organization.

Earlier in her career, Ms. Rapkin spent two years in retail customer service at Bentley, a prominent Canadian retailer of travel and lifestyle accessories. There, she built a solid foundation in customer interaction, sales support, and store operations—skills that continue to influence her approach to service and communication.

Outside of her formal roles, Ms. Rapkin is also an active real estate investor in Dollard-des-Ormeaux, Quebec, and has participated in several early-stage venture investments. Her investment approach is marked by a long-term mindset, strategic evaluation of opportunities, and a keen interest in supporting startups and entrepreneurs aligned with her values.

Ms. Rapkin’s diverse background across customer-focused industries, healthcare operations, and private investment brings a unique and grounded perspective to the board. Her strong interpersonal skills, commitment to execution, and understanding of real-world business challenges make her a thoughtful contributor to governance and long-term planning. Her presence on the board reflects the company’s appreciation for hands-on experience, resilience, and a practical approach to growth and operations.

Eva Dajer

Eva Dajer was appointed to the board of directors on May 23, 2025. She is a wellness entrepreneur and community-focused creative with a decade of experience rooted in natural healing, holistic nutrition, and plant-based living. Dividing her time between the Dominican Republic and the United States, Ms. Dajer has developed an extensive portfolio of wellness practices and plant-based recipes, drawing on homegrown tropical ingredients such as mango, coconut, and papaya. Her lifelong passion for traditional remedies and whole-food nutrition reflects a deep commitment to health, sustainability, and cultural heritage.

Over the past five years, Ms. Dajer has applied her wellness knowledge to a variety of personal and professional initiatives, including the development of natural juice blends, functional food concepts, and holistic lifestyle content for her online audience. Her understanding of plant-based formulations and ingredient sourcing brings valuable insight to any business operating within the health and wellness space.

Since 2021, Ms. Dajer has also led social media and community engagement efforts for Miami Driving School, where she has successfully helped modernize the brand’s online presence and increase customer interaction. She has managed content creation, audience engagement, and digital strategy—bringing a personal and relatable tone to the company’s communications and demonstrating her adaptability in business environments beyond wellness.

Ms. Dajer also completed accounting coursework at Universidad del Caribe in Santo Domingo, which provided her with a strong working knowledge of financial principles. While she did not complete a formal degree, she actively applies this foundational knowledge in her personal finances and entrepreneurial activities.

In addition to her professional work, Eva is a full-time caregiver to her young daughter, balancing motherhood with a creative and purpose-driven lifestyle. Her ability to manage multiple roles—content creator, caregiver, wellness advocate, and business contributor—demonstrates her discipline, versatility, and leadership potential.

Ms. Dajer’s deep cultural insight, commitment to health-conscious living, and hands-on experience with brand building and consumer engagement make her a valuable addition to the board. Her voice adds representation from both the wellness community and Latin America, supporting broader strategic goals around inclusivity, lifestyle-focused branding, and market expansion.

Composition of the Board of Directors

Our business affairs will be managed under the direction of our board of directors. Our board of directors currently consists of four directors: Israel Cherep, Carole Andrea Attal, Jane Rapkin, and Eva Dajer, all of whom are independent directors within the meaning of Nasdaq’s rules.

Our bylaws provide that our board of directors shall consist of such number of directors as shall from time to time be fixed by our board of directors. Each of our executive officers serves at the pleasure of our board of directors and holds office until his or her successor is duly elected or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers. Our directors shall serve a term of one year and are elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders and his or her successor is duly elected and qualified or until his or her death, resignation or removal. “See, Description of Capital Stock.”

A director is not required to hold any shares in our company to qualify to serve as a director.

Corporate Governance

Governance Structure

Our corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Chris Dodigovic currently serves as our Chief Executive Officer, with Mr. Cherep serving as the Chairman of the Board.

As Chairman of the Board, Mr. Cherep’s key responsibilities include facilitating communication between our board of directors and management, assessing management’s performance, managing board members, preparing the agenda for each board meeting, acting as chair of board meetings and meetings of our company’s stockholders and managing relations with stockholders, other stakeholders and the public.

We will take steps to ensure that adequate structures and processes are in place to permit our board of directors to function independently of management. The directors will be able to request at any time a meeting restricted to independent directors for the purpose of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required.

The Board’s Role in Risk Oversight

Our board of directors oversees that the assets of our Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the board’s oversight of the various risks facing our Company. In this regard, our board seeks to understand and oversee critical business risks. Our board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our board recognizes that it is neither possible nor prudent to eliminate all risks. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives.

While the board oversees risk management, company management is charged with managing risk. Management communicates routinely with the board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Once the board establishes committees, it is anticipated that much of the work will be delegated to such committees, which will meet regularly and report back to the full board. It is anticipated that the audit committee will oversee risks related to our financial statements, the financial reporting process, accounting and legal matters, that the compensation committee will evaluate the risks and rewards associated with our compensation philosophy and programs, and that the nominating and corporate governance committee will evaluate the risk associated with management decisions and strategic direction.

Independent Directors

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our board of directors as a listed company within one year of the closing of this offering.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director and director nominee. Based upon information requested from and provided by each director and director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Rebecca Jane Rapkin , Israel Cherep, Carole Andrea Attal, and Eva Dajer do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these director nominees is “independent” as that term is defined under the applicable rules and regulations of the SEC, and the listing requirements and rules of Nasdaq. In making this determination, our board of directors considered the current and prior relationships that each non-employee director nominee has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director nominee.

Board Committees

Upon the closing of this offering, we plan to establish a standing audit committee, compensation committee and nominating and corporate governance committee of our board of directors. We intend to adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our Board has determined that upon the closing of this offering, our audit commit will consist of Israel Cherep, Carole Andrea Attal, and Eva Dajer each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Nasdaq’s rules, will serve on our audit committee upon the closing of this offering, with Israel Cherep serving as the chairman. Our board has determined that Mr. Cherep qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing and approving related party transactions (viii) reviewing hedging transactions; and (ix) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

Compensation Committee

Our Board has determined that upon the closing of this offering, our compensation committee will consist of Eva Dajer, Rebecca Jane Rapkin, and Israel Cherep, each of whom satisfies the “independence” requirements of Rule 10C-1 under the Exchange Act and Nasdaq’s rules, will serve on our compensation committee upon the closing of this offering, with Israel Cherep serving as the chairman. The members of the compensation committee are also “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and “non-employee directors” within the meaning of Section 16 of the Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers.

The compensation committee will be responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) making recommendations to the board regarding the compensation of our independent directors; (iii) making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter.

Nominating and Corporate Governance Committee

Our Board has determined that upon the closing of this offering, our nominating and corporate governance committee will consist of Eva Dajer, Irael Cherep, and Rebecca Jane Rapkin, each of whom satisfies the “independence” requirements of Nasdaq’s rules, will serve on our nominating and corporate governance committee upon their appointment to the board, with Israel Cherep, serving as the chairman. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

The nominating and corporate governance committee will be responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the board by reviewing nominees for election to the board submitted by shareholders and recommending to the board director nominees for each annual meeting of shareholders and for election to fill any vacancies on the board; (ii) advising the board with respect to board organization, desired qualifications of board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; and (iv) overseeing compliance with the our code of ethics.

The nominating and corporate governance committee’s methods for identifying candidates for election to our board of directors will include the solicitation of ideas for possible candidates from a number of sources – members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other board members; (iii) the extent to which the candidate would be a desirable addition to the board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

Director Compensation

In the 2024 and 2025 fiscal years, we did not provide compensation to our directors for their service.

Independent Director Agreements

Our directors were appointed to serve as members of our board of directors on May 23, 2025. Upon the consummation of this offering, the Company will enter into a director agreement (the “Director Agreement”) with each of our directors. Pursuant to the Director Agreement, each director will continue to serve as a member of the board of directors until the next annual meeting of the Company’s stockholders or until his earlier resignation, removal or death.

In consideration for serving as a member of the Company’s board of directors, beginning after the commencement of our initial public offering, each director shall be paid a cash fee of $9,000 per fiscal quarter. The chairperson of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee may be entitled to additional cash compensation as decided by the board of directors (or the compensation committee thereof) in its sole discretion. In addition, the Director Agreements grant to the directors a non-qualified option under the 2025 Incentive Plan to purchase 50,000 shares of Common Stock at an exercise price equal to the offering price per share of Common Stock in this offering, which shall vest in full on the anniversary of the date of effectiveness of this registration statement. In addition, the Director Agreements provide for an automatic grant of an annual award of 50,000 Restricted Stock Units covering the Company’s Common Stuck (“Annual RSU Award”) under the 2025 Incentive Plan, or successor equity incentive plan, with the first Annual RSU Award granted on the first anniversary of the effective date of this registration statement, with the following automatic Annual RSU Awards granted on each anniversary date thereafter. Each Annual RSU Award shall vest in full on its second anniversary of the date of its grant, subject to the such director’s continued service on the Board through the respective date of vesting.

The Company has also agreed to reimburse the directors for reasonable business-related expenses approved by the Company in advance, such approval not to be unreasonably withheld.

A director’s Director Agreement will automatically terminate upon the death of the director or upon his resignation or removal from, or failure to win election or reelection to, the board. In the event of expiration or termination of a director’s Director Agreement, the director has agreed to return or destroy any materials transferred to the director under the Agreement except as may be necessary to fulfill any outstanding obligations hereunder.

In connection with each Director Agreement, each director has agreed to enter into a Proprietary Information Agreement (the “Proprietary Information Agreement”) pursuant to which the director shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any proprietary information received from the Company and only in connection with providing services as a member of the Company’s board of directors. However, a director’s disclosure of proprietary information shall not be precluded if such disclosure is (i) in response to a valid order, including a subpoena, of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that to the extent reasonably feasible, the director shall first have given the Company notice of the director’s receipt of such order and the Company shall have had an opportunity to obtain a protective order requiring that the proprietary information so disclosed be used only for the purpose for which the order was issued; (ii) otherwise required by law; or (iii) otherwise necessary to establish rights or enforce obligations under the Proprietary Information Agreement, but only to the extent that any such disclosure is necessary.

The Proprietary Information Agreement shall continue in full force and effect during the term of the Director Agreement. The Proprietary Information Agreement may be terminated at any time thereafter upon thirty (30) days written notice to the other party. The director’s confidentiality obligations under the Proprietary Information Agreement with respect to proprietary information disclosed prior to the effective date of such termination shall survive 18 months after the termination of the agreement; provided, however, the director’s obligations under the Proprietary Information Agreement for proprietary information constituting “trade secrets” survive the termination of the Proprietary Information Agreement indefinitely.

Indemnification Agreements

Our articles of incorporation and bylaws provide that we shall indemnify our directors and executive officers (as “executive officer” is defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the Act or any other applicable law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and executive officers; and, provided, further, that we shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by our Board of Directors, (iii) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in the Company under the Act or any other applicable law or (iv) such indemnification is required to be made under Section 40(d) of our bylaws, which are annexed to this registration statement as an exhibit. We shall have power to indemnify our other officers, employees and other agents as set forth in the Act or any other applicable law. Our Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as our Board of Directors shall determine. To the fullest extent permitted by the Act, or any other applicable law, we, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Additionally, upon the consummation of this offering, we will enter into agreements to indemnify our directors and our executive officers to the maximum extent allowed under applicable law. These agreements, among other things, will provide that we will indemnify our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on our behalf or that person’s status as our director or executive officer.

Code of Ethics

Upon the effectiveness of this registration statement we will adopt a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, and our consultants. Such code of ethics will address, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

A copy of the code of ethics will be filed as an exhibit to the registration statement of which this prospectus is a part. We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure as well as by SEC filings, as permitted or required by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

Terms of Directors and Officers

The authorized number of directors of the corporation shall be fixed by the Board of Directors from time to time. Directors need not be stockholders unless so required by the Articles of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient. Our directors shall be elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders and his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

In addition, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Articles of Incorporation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under our bylaws in the case of the death, removal or resignation of any director.

Our officers are elected by and serve at the discretion of our board of directors. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders or until the expiration of his term or his successor has been elected or appointed. A director will be cease to be a director automatically if, among other thing, the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) ceases to be a director pursuant to applicable law or is removed from office by any other provisions of our amended and restated memorandum and articles of association.

Director Term Limits

Our board of directors has not adopted policies imposing an arbitrary term or retirement age limit in connection with individuals serving as directors as it does not believe that such a limit is in the best interests of our company. Our nominating and corporate governance committee will annually review the composition of our board of directors, including the age and tenure of individual directors. Our board of directors will strive to achieve a balance between the desirability of its members having a depth of relevant experience, on the one hand, and the need for renewal and new perspectives, on the other hand.

Involvement in Certain Legal Proceedings

To the best of our knowledge none of our directors, director nominees or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table

Summary Compensation Table - Years Ended December 31, 2025 and 2024

The following table sets forth information concerning all cash and other compensation earned by or paid to our directors and executive officers.

Name and Principal		Salary		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals
Position	Year	($)		($)	($)	($)	($)	($)	($)	($)

Chris Dodigovic	2025	$84,000	(1)	-	-	-	-	-	-	$
Chief Executive Officer	2024	$84,000		-	-	-	-	-	-	$84,000	(2)

Aditi Sabharwal	2025	$-		-	-	-	-	-	-	$-
Chief Financial Officer	2024	$-		-	-	-	-	-	-	$-

(1)	Represents remuneration earned during the year of $84,000.

(2)	Represents salary earned during Mr. Dodigovic’s period of employment prior to his appointment as our Chief Executive Officer on March 1, 2025 by our subsidiary, Little West LLC.

Employment Agreements

Chris Dodigovic, Chief Executive Officer

On March 1, 2025, the Company, through its subsidiary, Little West LLC, entered into a business employment agreement with Chris Dodigovic that formalized the agreement between Little West LLC and Mr. Dodigovic for Mr. Dodigovic to serve as the Chief Executive Officer of the Little West LLC (the “CEO Agreement”). Little West Holdings Inc. subsequently appointed Mr. Dodigovic as Chief Executive Officer as of March 1, 2025. Upon the consummation of this Offering, we will execute a rider to the CEO Agreement providing that Mr. Dodigovic shall also serve as the Chief Executive Officer of Little West Holdings Inc. pursuant to the same terms as set forth in the CEO Agreement.

Under the CEO Agreement, Mr. Dodigovic agreed to (i) manage department heads (production, sales, marketing, finance, operations) and ensure alignment with company goals; (ii) ensure efficient, compliant, and high-quality juice production with strong supplier management; (iii) drive sales across retail, wholesale, and ecommerce; build distributor and key account relationships; (iv) lead new product launches, market expansion, and strategic partnerships; support funding and investor relations; and (v) set company vision, track performance, and adapt strategies to stay competitive. He is required to spend as much time as needed on a weekly basis to perform the services under the CEO Agreement.

Under the CEO Agreement, Mr. Dodigovic may perform similar services for other persons, provided such services do not represent a conflict of interest or a breach of his fiduciary duties to the Company.

Under the CEO Agreement, upon the listing of the Company’s Common Stock, the Company will pay Mr. Dodigovic a salary of $15,000 per month during the term of the CEO Agreement. In addition, Mr. Dodigovic may earn a discretionary bonus at times and in amounts in the Company’s sole discretion. In addition, upon such listing, the Company will pay Mr. Dodigovic a success fee of $200,000 due and payable within three business days of such listing, and will issue him 100,000 shares of our Common Stock, which shall vest 25% per quarter over four quarters. The Company is also obligated to reimburse Mr. Dodigovic for all pre-approved expenses he incurs.

The CEO Agreement is effective for a term of twelve months and automatically renews for successive twelve month terms until either party provides at least 30 days written notice before the next renewal date. In addition, either party pay terminate the CEO Agreement at any time with thirty days’ written notice, with all obligations incurred prior to termination remaining in effect. No expiration or termination of the CEO Agreement shall affect the Company’s obligation to pay the full amount of compensation owed under the terms of the CEO Agreement. If the date of termination of the occurs 90 days or less prior to a subsequent listing, then notwithstanding the ’s terminated status, the such listing will trigger the Company’s obligations set forth above as if no termination occurred.

The CEO Agreement contains provisions for the safe keeping of our confidential information during the term of the CEO Agreement and for a period of five years following its termination.

In addition, under the CEO Agreement, we have agreed to protect, defend, hold harmless, and indemnify Mr. Dodigovic as an officer from and against all claims, demands, actions, suits, damages, liabilities, losses, settlements, judgments, costs, and expenses of or by a third party, whether or not involving a claim by a third party, including but not limited to reasonable attorneys’ fees and costs (collectively, “Claims”), actually or allegedly, directly or indirectly, arising out of or related to (1) any breach of any representation or warranty of Company contained in the CEO Agreement; (2) any breach or violation of any covenant or other obligation or duty of Company under the CEO Agreement or under applicable law; (3) any third party Claims which arise out of, relate to or result from any act or omission of Company; and (4) any and all Claims against as a result of the services provided under the CEO Agreement, in each case whether or not caused in whole or in part by negligence or otherwise of , or any other Indemnified Party (as that term is defined in the CEO Agreement, and whether or not the relevant Claim has merit.

Aditi Sabharwal, Chief Financial Officer

On March 1, 2025, the Company entered into a business employment agreement with Aditi Sabharwal pursuant to which Ms. Sabharwal agreed to serve as the Chief Financial Officer of the Company (the “CFO Agreement”). Under the CFO Agreement, Ms. Sabharwal agreed to perform services with respect to the financial strategy and planning, financial reporting and compliance, accounting oversight, treasury and cash management, systems and process optimization, tax and regulatory compliance, strategic advisory and business support, and human resources and payroll oversight for the Company. She is required to spend as much time as needed on a weekly basis to perform the services under the CFO Agreement.

Under the CFO Agreement, Ms. Sabharwal may perform similar services for other persons, provided such services do not represent a conflict of interest or a breach of her fiduciary duties to the Company.

Under the CFO Agreement, upon the listing of the Company’s Common Stock, the Company will pay Ms. Sabharwal a salary of $15,000 per month during the term of the CFO Agreement. In addition, Ms. Sabharwal may earn a discretionary bonus at times and in amounts in the Company’s sole discretion. In addition, upon such listing, the Company will pay Ms. Sabharwal a success fee of $150,000 due and payable within three business days of such listing, and will issue her 100,000 shares of our Common Stock, which shall vest 25% per quarter over four quarters. The Company is also obligated to reimburse Ms. Sabharwal for all pre-approved expenses she incurs.

The CFO Agreement is effective for a term of twelve months and automatically renews for successive twelve month terms until either party provides at least 30 days written notice before the next renewal date. In addition, either party pay terminate the CFO Agreement at any time with thirty days’ written notice, with all obligations incurred prior to termination remaining in effect. No expiration or termination of the CFO Agreement shall affect the Company’s obligation to pay the full amount of compensation owed under the terms of the CFO Agreement. If the date of termination of the CFO Agreement occurs 90 days or less prior to a subsequent listing, then notwithstanding the ’s terminated status, the such listing will trigger the Company’s obligations set forth above as if no termination occurred.

The CFO Agreement contains provisions for the safe keeping of our confidential information during the term of the CFO Agreement and for a period of five years following its termination.

In addition, under the CFO Agreement, we have agreed to protect, defend, hold harmless, and indemnify Ms. Sabharwal as an officer from and against all claims, demands, actions, suits, damages, liabilities, losses, settlements, judgments, costs, and expenses of or by a third party, whether or not involving a claim by a third party, including but not limited to reasonable attorneys’ fees and costs (collectively, “Claims”), actually or allegedly, directly or indirectly, arising out of or related to (1) any breach of any representation or warranty of Company contained in the CFO Agreement; (2) any breach or violation of any covenant or other obligation or duty of Company under the CFO Agreement or under applicable law; (3) any third party Claims which arise out of, relate to or result from any act or omission of Company; and (4) any and all Claims against as a result of the services provided under the CFO Agreement, in each case whether or not caused in whole or in part by negligence or otherwise of , or any other Indemnified Party (as that term is defined in the CFO Agreement, and whether or not the relevant Claim has merit.

Consulting Agreement

On March 1, 2023, we, through our subsidiary WS West LLC, entered into a consulting services agreement (the “Consulting Agreement”) with Chris Dodigovic. Pursuant to the Consulting Agreement, WS West LLC engaged Mr. Dodigovic to serve as an expert consultant to the company with responsibility for (i) product catalog management, including curating and maintaining the product catalog, ensuring accurate and up-to-date product information, images and descriptions for the Little West website and catalogs; (ii) continuously optimizing collections and landing pages focusing on clear product presentation, persuasive copywriting, and compelling visuals; and (iii) with respect to new product launches, executing the introduction of new products, coordinating with various teams for marketing, warehouse inventory, and search engine optimization.

In consideration of these serves, the Consulting Agreement provides for compensation to Mr. Dodigovic equal to $7,000 per month.

Pursuant to the Consulting Agreement, Mr. Dodigovic agreed that he will not, during the term of the Consulting Agreement, or for a period of one year following the termination of the Consulting Agreement, attempt to solicit any customers from WS West LLC and/or any affiliated corporations or entities of WS West LLC or otherwise take any action that may impair the relations between WS West LLC and its suppliers, customers, consultants, partners, or others which may otherwise be detrimental to the business of WS West LLC.

The Consulting Agreement provides that all Developments (as defined therein), including discoveries, inventions, designs, works of authorship, improvements and ideas and ideas (whether or not patentable or copyrightable) and legally recognized proprietary rights including patents, copyrights, trademarks, know-how, and trade secrets, which (i) result or derive from Mr. Dodigovic’s engagement under the Consulting Agreement or result from his knowledge or use of any of the Confidential Information (as that term is defined in the Consulting Agreement), (ii) are conceived or made by Mr. Dodigovic in the course of fulfilling his duties under the Consulting Agreement, (iii) result from or derive from the use or application of resources of WS West LLC, or (iv) relate to the Business (as that term is defined in the Consulting Agreement or actual or demonstrably anticipated research and development in connection with WS West LLC or its Business, will be the exclusive property of WS West LLC and WS West LLC has sole discretion to deal with the Developments. All work done by Mr. Dodigovic under the Consulting Agreement is a work for hire of which WS West LLC is the first author, and Mr. Dodigovic transferred and assigned all rights, title and interest in and to Developments to WS West LLC. In addition, Mr. Dodigovic irrevocably waived all moral rights arising under the Copyright Act or similar legislation in any applicable jurisdiction, or at common law, that he has or may have with respect to the Developments and agreed to do all things that may be reasonably necessary or desirable in order to give full effect of the foregoing provisions.

In addition, pursuant to the Consulting Agreement, Mr. Dodigovic shall not, or at any time thereafter in perpetuity, disclose any information relating to the private or confidential affairs of WS West LLC or relating to any secrets of WS West LLC to any person other than for WS West LLC’s purposes and shall not, either during the term of the Consulting Agreement or at any time thereafter in perpetuity, use for his own purposes or for any other purposes other than those of Little West LLC any such information or secrets that he may acquire in relation to the business of Little West LLC.

The Consulting Agreement provides that it does not create an employment relationship between the parties thereto.

Finally, WS West agreed to indemnify and hold harmless Mr. Dodigovic from and against any losses, claims, damages or liabilities related to or arising out of the engagement and services provided by him pursuant to the Consulting Agreement, and agreed to reimburse him for all expenses (including reasonable counsel fees and court costs) as they are incurred by him in connection with investigating, preparing or defending any such action or claim, except that WS West is not responsible for any claims, liabilities, losses, damages, or expenses that are determined by a court of competent jurisdiction to have resulted from Mr. Dodigovic’s willful misconduct.

The Consulting Agreement may be terminated on 14 days’ prior written notice by either party, and WS West LLC may terminate the Consulting Agreement at any time. WS West LLC intends to terminate the Consulting Agreement upon the effectiveness of this registration statement.

2025 Stock Option and Incentive Plan

Overview

On December 16, 2025 our Board approved our Little West Holdings Inc. 2025 Stock Option and Incentive Plan (the “2025 Incentive Plan”). The 2025 Incentive Plan governs equity awards to our officers, employees, Non-Employee Directors (as that term is defined in the 2025 Incentive Plan) and Consultants (as that term is defined in the 2025 Incentive Plan) of the Company and its subsidiaries. Initially, the maximum number of shares of our Common Stock that may be subject to awards under the Plan is 15% of our issued and outstanding Common Stock, which will equal 1,312,500 shares of Common Stock subject to the 2025 Incentive Plan following this offering (assuming the underwriters do not exercise their over-allotment). The maximum number of shares that are subject to awards under the Plan is not subject to an annual increase, but shall increase proportionate to the number of issued and outstanding Shares of Common Stock. The 2025 Incentive Plan became effective upon the Board’s approval on December 16, 2025.

The purpose of the 2025 Incentive Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The Administrator of the 2025 Incentive Plan, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the 2025 Incentive Plan; (ii) determine which individuals outside the United States are eligible to participate in the 2025 Incentive Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the 2025 Incentive Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) of the 2025 Incentive Plan; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

Authorized Shares

Initially, the maximum number of shares of our Common Stock that may be subject to awards under the Plan is 15% of our issued and outstanding Common Stock, which will equal 1,312,500 shares of Common Stock subject to the 2025 Incentive Plan following this offering (assuming the underwriters do not exercise their over-allotment). The maximum number of shares that are subject to awards under the Plan is not subject to an annual increase, but shall increase proportionate to the number of issued and outstanding Shares of Common Stock.

Awards that may be granted under the 2025 Incentive Plan include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

Plan Administration

The 2025 Incentive Plan will be administered by either our board of directors or the compensation committee of our board of directors, or a similar committee performing the functions of the compensation committee. The Administrator shall have the power and authority to grant Awards consistent with the terms of the 2025 Incentive Plan, including the power and authority (i) to select the individuals to whom Awards may from time to time be granted; (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees; (iii) to determine the number of shares of Stock to be covered by any Award; (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates; (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award; (vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and (vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the 2025 Incentive Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the 2025 Incentive Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the 2025 Incentive Plan; and to otherwise supervise the administration of the 2025 Incentive Plan.

Subject to applicable law, the Administrator may delegate certain of its authorities and duties with respect to granting Awards under the 2025 Incentive Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

Eligibility

Grantees under the 2025 Incentive Plan will be such officers, employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

Non-transferability of Awards

Except as otherwise provided in the 2025 Incentive Plan, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

Merger or Change in Control

Subject to the paragraph below, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Common Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the 2025 Incentive Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the 2025 Incentive Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the 2025 Incentive Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

In the case of and subject to the consummation of a Sale Event (as that term is defined in the 2025 Incentive Plan), the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the 2025 Incentive Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or less than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

Clawback

Awards will be subject to any Company clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws.

Amendment and Termination

The Board may, at any time, amend or discontinue the 2025 Incentive Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except when required under the 2025 Incentive Plan as a result of certain changes to the Company’s capital stock, a Sale Event (as that term is defined in the 2025 Incentive Plan) and certain other events enumerated in the 2025 Incentive Plan, without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the 2025 Incentive Plan are qualified under Section 422 of the Code, 2025 Incentive Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.

Employee Benefits and Perquisites

Our executive officers are entitled to reimbursement for all expenses reasonably incurred in connection with the performance of their duties as executive officers of the Company.

Retirement Plans

We currently do not offer retirement plans to our executive officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of June 30, 2026 for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, assuming that we sell the maximum number of shares of Common Stock being offered.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares of Common Stock that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Little West Holdings Inc., 426 E. 58th Street, Los Angeles, California 90011.

	Common Stock Beneficially		Common Stock Beneficially
	Owned Prior to this Offering(1)		Owned After this Offering(2)
Name of Beneficial Owner	Shares	%	Shares %
Executive Officers and Directors	—	—	—
Chris Dodigovic, Chief Executive Officer	—	—	—
Aditi Sabharwal, Chief Financial Officer	—	—	—
Israel Cherep, Chairman of the Board	—	—	—
Carole Andrea Attal, Director	—	—	—
Jane Rapkin, Director	—	—	—
Eva Dajer, Director	—	—	—

All executive officers and directors (8 persons above)	—	—	—

Holders of 5% or More of Outstanding Stock
Veg House Holdings Inc.	5,000,000	100%	5,000,000	57.1%

(1)	Based on 5,000,000 shares of Common Stock issued and outstanding as of June 30, 2026.

(2)

Based on shares of Common Stock issued and outstanding after this offering assuming an initial public offering price of $5.00 per share of Common Stock, which is the midpoint of the price range set forth on the cover page.

Change In Majority Control

We do not currently have any arrangements which if consummated may result in a change of control of the Company. However, Veg House currently owns 5,000,000 shares of our Common Stock, representing approximately 57.1% of our outstanding Common Stock as of June 30, 2026. As a result, Veg House will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. In addition, Veg House will have control over the management and affairs of the Company as a result of its ability to control the election of our directors. Additionally, in the event that Veg House sells its Common Stock at any time, its voting control would be transferred to the purchaser or group of purchasers or a person or entity to which its Common Stock is sold. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control, could deprive stockholders of an opportunity to receive a premium for our Common Stock as part of a sale, and might ultimately affect the trading price of our Common Stock.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our Common Stock and preferred stock, certain provisions of our articles of incorporation and our bylaws and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which will be filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 190,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, 5,000,000 shares of Common Stock are issued and outstanding, with no shares our preferred stock issued and outstanding.

Common Stock

Voting, Dividend and Other Rights. Each outstanding share of Common Stock entitles the holder to one vote on all matters presented to the shareholders for a vote. Holders of shares of Common Stock have no cumulative voting, pre-emptive, subscription or conversion rights. All shares of Common Stock to be issued pursuant to this registration statement will be duly authorized, fully paid and non-assessable. Our board of directors determines if and when distributions may be paid out of legally available funds to the holders. To date, we have not declared any dividends with respect to our Common Stock. Our declaration of any cash dividends in the future will depend on our board of directors’ determination as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. We do not anticipate paying cash dividends on the Common Stock in the foreseeable future.

Rights Upon Liquidation. Upon liquidation, subject to the right of any holders of the preferred stock to receive preferential distributions, each outstanding share of Common Stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

Majority Voting. The holders of 33 1/3% of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at any meeting of the shareholders. A plurality of the votes cast at a meeting of shareholders elects our directors. The Common Stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of Common Stock can elect all of our directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholder actions other than the election of directors. Most amendments to our articles of incorporation require the vote of the holders of a majority of all outstanding voting shares.

Preferred Stock

Authority of Board of Directors to Create Series and Fix Rights. Under our articles of incorporation, our board of directors can issue up to 10,000,000 shares of “blank check” preferred stock from time to time in one or more series. The board of directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our board of directors has the authority to issue these shares of “blank check” preferred stock without shareholder approval.

Anti-Takeover Effects of Certain Provisions of Our Articles of Incorporation, as Amended, and Our Bylaws

Provisions of our articles of incorporation and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of the stockholders may be called only by (i) our Chairman, (ii) our chief executive officer, (iii) the board of directors pursuant to a resolution adopted by directors representing a quorum of the board of directors or (iv) by the holders of shares entitled to cast not less than 33 1/3 % of the votes at the meeting.

Removal of Directors; Vacancies. Our bylaws provide that, subject to any limitations imposed by applicable law, the Board of Directors or any director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.

Amendment of Bylaws. The bylaws provide that the Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Articles of Incorporation, such action by stockholders shall require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Preferred Stock. Our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of “blank check” preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock.

Limitation of Liability and Indemnification Matters

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our articles of incorporation and bylaws provide that we shall indemnify our directors and executive officers (as “executive officer” is defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the Act or any other applicable law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and executive officers; and, provided, further, that we shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by our Board of Directors, (iii) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in the Company under the Act or any other applicable law or (iv) such indemnification is required to be made under paragraph (d) of our bylaws, which are annexed to this registration statement as an exhibit. We shall have power to indemnify our other officers, employees and other agents as set forth in the Act or any other applicable law. Our Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as our Board of Directors shall determine. To the fullest extent permitted by the Act, or any other applicable law, we, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the NRS. We do not currently maintain director and officer liability insurance on behalf of our director and officers; however, we intend to so purchase and maintain such insurance when economically feasible.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Vstock with its business address at 18 Lafayette Place, Woodmere, New York 11598.

Stock Exchange

We have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “LILW.” The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Common Stock will be approved for listing on the Nasdaq Capital Market.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Common Stock, and we cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our Common Stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Following the completion of this offering, based on the number of shares of our capital stock issued and outstanding as of the date of this prospectus, we will have a total 8,750,000 of shares of our Common Stock issued and outstanding. In the event the underwriters exercise the over-allotment option in full, we will have 9,312,500 shares of Common Stock issued and outstanding. Of these outstanding shares, all of the shares of Common Stock sold in this offering will be freely tradable, except that any shares purchased in this offering by our affiliates, as that term is defined in Rule 144 under the Securities Act, would only be able to be sold in compliance with the Rule 144 limitations described below.

The remaining outstanding shares of our Common Stock will be deemed “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which rules are summarized below. In addition, all of our executive officers, directors and holders of substantially all of our Common Stock and securities convertible into or exchangeable for our Common Stock have entered into market standoff agreements with us or lock-up agreements with the underwriters under which they have agreed, subject to specific exceptions, not to sell any of our stock for at least 180 days following the date of this prospectus. As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, 8,750,000 shares will be available for sale in the public market as follows:

●	beginning on the date of this prospectus, the 3,750,000 shares of Common Stock sold in this offering will be immediately available for sale in the public market; and

●	beginning 181 days after the date of this prospectus, subject to certain exceptions as described in the section titled “Underwriting” below, up to 5,000,000 additional shares of Common Stock will become eligible for sale in the public market, of which all such shares will be held by affiliates and subject to the volume and other restrictions of Rule 144, as described below.

Lock-Up Agreements

Each of the Company and any successors of the Company have agreed that it will not, without the prior written consent of the underwriters, for a period of six (6) months after the closing date of this offering: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks; (ii) file or caused to be filed any registration statement with the SEC, relating to the offering of any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks; (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any classes of our stocks.

All of our directors and executive officers and existing holders of our outstanding Common Stock will agree that, for a period of six (6) months after the date of this prospectus, they will not, directly or indirectly, without the prior written consent of the Representative: (i) offer pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock; (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; (iii) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any of our other securities; or (iv) publicly disclose the intention to do any of the foregoing, subject to certain exceptions.

See “Underwriting—Lock-up Agreements.”

Rule 144

In general, under Rule 144 as in effect on the date of this prospectus, beginning 90 days after the consummation of this offering, a person who is an affiliate, and who has beneficially owned shares of our Common Stock for at least six months, is entitled to sell in any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of our Common Stock then outstanding, which will equal approximately 87,500 shares immediately after consummation of this offering; or

●	the average weekly trading volume in shares of our Common Stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales by our affiliates under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. An “affiliate” is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with an issuer.

Under Rule 144, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months, would be entitled to sell those shares subject only to availability of current public information about us, and after beneficially owning such shares for at least twelve months, would be entitled to sell an unlimited number of shares without restriction. To the extent that our affiliates sell their shares of our Common Stock, other than pursuant to Rule 144 or a registration statement, the purchaser’s holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

Rule 701

In general, under Rule 701 as in effect on the date of this prospectus, any of our employees, directors, officers, consultants or advisors who purchased shares from us in reliance on Rule 701 in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering, or who purchased shares from us after that date upon the exercise of options granted before that date, are eligible to resell such shares 90 days after the effective date of this offering in reliance upon Rule 144. If such person is not an affiliate, such sale may be made subject only to the manner of sale provisions of Rule 144. If such a person is an affiliate, such sale may be made under Rule 144 without compliance with the holding period requirement, but subject to the other Rule 144 restrictions described above. However, substantially all Rule 701 shares are subject to lock-up agreements as described above and will become eligible for sale in compliance with Rule 144 only upon the expiration of the restrictions set forth in those agreements.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S) and subject to certain other conditions. In general, this means that our shares may be sold in some manner outside the United States without requiring registration in the United States.

Stock Plans

We intend to file a registration statement or statements on Form S-8 under the Securities Act covering shares of our Common Stock reserved for issuance under our new omnibus incentive plan, employee stock purchase plan and pursuant to all outstanding option grants made prior to this offering. These registration statements are expected to be filed as soon as practicable after the closing date of this offering. Shares issued upon the exercise of stock options after the effective date of the applicable Form S-8 registration statement will be eligible for resale in the public market without restriction, subject to Rule 144 limitations applicable to affiliates and the lock-up agreements described above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

A “related party transaction” is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related party had or will have a direct or indirect material interest. A “related party” includes:

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

●	any person who beneficially owns more than 5% of our Common Stock;

●	any immediate family member of any of the foregoing; or

●	any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Prior to the effectiveness of this registration statement, our board of directors adopted a written related-party transactions policy. Pursuant to this policy, the Audit Committee of our board of directors will review all material facts of all related-party transactions and either approve or disapprove entry into the related-party transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a related-party transaction, our Audit Committee shall take into account, among other factors, the following: (i) whether the related-party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third party under the same or similar circumstances; (ii) the extent of the related party’s interest in the transaction; and (iii) whether the transaction would impair the independence of a non-employee director.

Related Party Transactions:

Other than compensation arrangements and non-interest bearing loan for our named executive officers, directors and entities controlled or directed by key management personnel, which we describe herein, the only related party transactions to which we were a party during the three months ended March31, 2026 and 2025, since January 1, 2024, or any currently proposed related party transaction, are as follows, each of which was entered into prior to the adoption of the approval procedures described above.

Related parties include key management personnel and the entities controlled or directed by key management personnel. Key management personnel include the Board of Directors and key executives of the Company and key management personnel under applicable accounting standards based on the information available as of the date of issuance of these financial statements. Transactions with related parties, where applicable, have been conducted on an arm’s length basis, consistent with normal commercial terms and conditions.

Related party transactions include the following:

	Six Months Ended		Years Ended
	June 30,		December 31,
	2026	2025	2025	2024
Consulting and management expenses	$10,000	$12,000	$15,000	$48,000
	$10,000	$12,000	$15,000	$48,000

The amounts above were incurred to Julia Frank, who was a member of PlantX Life Inc. management.

Related Party Loan

As of June 30, 2026, the Company’s outstanding loans payable to related parties totaled $290,293, comprised of amounts owed to Sean Dollinger, the Founder of Veg House Holdings Inc. ($167,450), Alexandra Hoffman, the CEO of Veg House Holdings Inc. ($2,293), Lorne Rapkin, a Director of Veg House Holdings Inc. ($83,975), and Chris Dodigovic, the CEO of the Company ($36,575). During the six months ended June 30, 2026, these balances reflected net repayments of $54,167 to Sean Dollinger and additional advances of $15,475 from Lorne Rapkin. Additionally, the Company has loan transactions with 108 Foods, Inc., an entity owned by the CEO of the Company, which resulted in a net payable of $3,716 as of June 30, 2026. The Company also had a $115,000 intercompany loan payable to Dollinger Holding, an entity affiliated with Sean Dollinger, outstanding as of June 30, 2026 and classified as a current liability. This balance was $100,000 as of both December 31, 2025 and March 31, 2026, and increased by way of an additional advance of $15,000 received in April 2026. Including these amounts, total loans payable to related parties as of June 30, 2026 amounted to $409,009. All loans are unsecured, bear no stated interest, and have no fixed repayment schedule. In accordance with ASC 835-30, management has evaluated the imputation of interest and determined the impact to be immaterial. All payable balances are classified as current liabilities as they are payable on demand. The Company has evaluated subsequent events through the date these financial statements were available to be issued and identified no material changes to these balances.

Transactions with Significant Stockholders

On May 22, 2025, we entered into that certain Reorganization Agreement and Plan of Share Exchange with Veg House, pursuant to which Veg House exchanged 100% of its membership interest of Little West LLC for a combined 5,000,000 (on a post twenty-for-one forward share split basis) shares of our Common Stock. As a result, we became the sole member of Little West LLC and it became our wholly owned subsidiary, and Veg House became the holder of shares of our Common Stock.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We will enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership, and disposition of our Common Stock issued pursuant to this offering by non-U.S. holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Code, Treasury regulations promulgated or proposed thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and will not seek, any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS will not take a position contrary to those discussed below or that any position taken by the IRS will not be sustained.

This summary is limited to non-U.S. holders who purchase our Common Stock pursuant to this offering and who hold shares of our Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address the tax consequences arising under the laws of any non-U.S., state, or local jurisdiction or under U.S. federal gift and estate tax laws or the effect, if any, of the alternative minimum tax, base erosion and anti-abuse tax, the Medicare contribution tax imposed on net investment income, or the recently enacted changes to Section 451 of the Code with respect to conforming the timing of income accruals to financial statements. In addition, this discussion does not address tax considerations applicable to a non-U.S. holder’s particular circumstances or to a non-U.S. holder that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, or other financial institutions;

●	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes and investors therein;

●	tax-exempt organizations or governmental organizations;

●	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	U.S. expatriates and former citizens or former long-term residents of the United States;

●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

●	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	tax-qualified retirement plans;

●	qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interest which are held by qualified foreign pension funds; and

●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partner or partnership. Accordingly, partnerships that hold our Common Stock, and partners in such partnerships, should consult their tax advisors.

YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES, U.S. ALTERNATIVE MINIMUM TAX RULES, OR UNDER THE LAWS OF ANY NON-U.S., STATE, OR LOCAL TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our Common Stock and you are neither a “U.S. person” nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized (or deemed to be created or organized) in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States person” (as defined in the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described under “Dividend Policy” in this prospectus, we do not expect to make any distributions for the foreseeable future. However, if we do make distributions on our Common Stock, other than certain pro rata distributions of Common Stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent distributions exceed both our current and our accumulated earnings and profits, they will first constitute a tax-free return of capital and will reduce your adjusted tax basis in our Common Stock (determined on a share by share basis), but not below zero, and then any excess will be treated as capital gain from the sale of our Common Stock, subject to the tax treatment described below in “—Gain on Sale or Other Taxable Disposition of Common Stock.”

Any dividend paid to you generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, or such lower rate as may be specified by an applicable income tax treaty, except to the extent that the dividends are “effectively connected” dividends, as described below. In order to claim treaty benefits to which you are entitled, you must provide us with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) certifying under penalty of perjury that you are not a “United States person” as defined under the Code and qualify for the reduced treaty rate. If you do not timely furnish the required documentation, but are otherwise eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If you hold our Common Stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, who then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. This certification must be provided to us (or, if applicable, our paying agent) prior to the payment to you of any dividends and may be required to be updated periodically.

We may withhold up to 30% of the gross amount of the entire distribution even if greater than the amount constituting a dividend, as described above, to the extent provided for in the Treasury Regulations. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then a refund of any such excess amounts may be obtained if a claim for refund is timely filed with the IRS.

Dividends received by you that are effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty requires, attributable to a permanent establishment or fixed base maintained by you in the United States) are exempt from the U.S. federal withholding tax described above. In order to claim this exemption, you must provide us (or, if applicable, our paying agent) with an IRS Form W-8ECI (or a successor form) properly certifying that the dividends are effectively connected with your conduct of a trade or business within the United States. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are generally taxed at the same U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits (except as provided by an applicable income tax treaty). In addition, if you are a corporate non-U.S. holder, you may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on your effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items.

Gain on Sale or Other Taxable Disposition of Common Stock

Subject to the discussions below regarding FATCA and backup withholding, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty requires, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

●	you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	our Common Stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation,” or a “USRPHC,” for U.S. federal income tax purposes, at any time during the shorter of the five-year period ending on the date of the sale or other taxable disposition of, or your holding period for, our Common Stock, and certain other conditions are met.

If you are a non-U.S. holder described in the first bullet above, you generally will be subject to U.S. federal income tax on the gain derived from the sale or other taxable disposition (net of certain deductions or credits) under the U.S. federal income tax rates generally applicable to U.S. persons (except as provided by an applicable income tax treaty), and corporate non-U.S. holders described in the first bullet above also may be subject to branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

If you are an individual non-U.S. holder described in the second bullet above, you will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale or other taxable disposition, which may be offset by U.S. source capital losses for that taxable year (even though you are not considered a resident of the United States), provided that you have timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet above, in general, we would be a USRPHC if our “U.S. real property interests” comprised at least 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held in our trade or business. We believe that we are not currently and (based upon our projections as to our business) will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our Common Stock would not be subject to U.S. federal income tax if our Common Stock is “regularly traded” (within the meaning of applicable Treasury regulations) on an established securities market, and such non-U.S. holder has owned, actually or constructively, five percent or less of our Common Stock at all times during the applicable period described above.

Backup Withholding and Information Reporting

Payments of dividends on our Common Stock will not be subject to backup withholding, provided you either certify under penalty of perjury your non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI (or a successor form), or otherwise establish an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Common Stock paid to you, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above or you otherwise establish an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to tax authorities in your country of residence, establishment, or organization.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules maybe allowed as a refund or credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner.

Additional Withholding Tax on Payments Made to Foreign Accounts

The Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, or collectively, “FATCA,” impose withholding tax at a rate of 30% on dividends on our Common Stock paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our Common Stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. Additionally, although FATCA withholding may also apply to gross proceeds of a disposition of the Common Stock, recently proposed regulations, which taxpayers are permitted to rely on until final regulations are issued, eliminate withholding on such gross proceeds. The withholding provisions under FATCA generally apply to dividends on our Common Stock. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our Common Stock.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. THIS DISCUSSION IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of our total expenses, excluding underwriting discounts, which are expected to be incurred in connection with the offer and sale of the Common Stock by us. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Amount
SEC registration fee	$3,574
FINRA filing fee	4,382
Nasdaq listing fee	5,000
Accounting fees and expenses	50,000
Legal and advisory fees and expenses	650,000
Transfer agent fees and expenses	15,000
Printing fees and expenses	10,000
Miscellaneous	12,044
TOTAL	$750,000

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated      , 2026 between us and The Benchmark Company, LLC (“Benchmark”), as representative of the underwriters named below, or the “Representative,” we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the shares of Common Stock shown opposite its name below:

Underwriter	Number of Shares
The Benchmark Company, LLC (“Benchmark”)

Total

Under the terms of the underwriting agreement, the underwriters are committed to purchase all of the shares offered by this prospectus (other than the shares subject to the underwriters’ option to purchase additional shares), if the underwriters buy any of such shares. The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares

We have granted to the underwriters a 30-day option to purchase up to an aggregate of 562,500 additional shares of Common Stock (equal to 15% of the number of shares of Common Stock sold in the offering), at the offering price per share less underwriting discounts. The underwriters may exercise this option for 30 days from the date of the closing of this offering solely to cover sales of Common Stock by the underwriters in excess of the total number of shares of Common Stock set forth in the table above.

Discounts and Expenses

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the underwriters):

	Per Share	Total Without Over- Allotment Option	Total With Entire Over- Allotment Option
Initial public offering price	$	$	$
Underwriting discounts and commissions (7.0%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to pay a non-accountable expense allowance to the underwriters equal to 1% of the gross proceeds received at the closing of the offering.

In addition, we have agreed to reimburse the underwriters up to a maximum of $150,000 for out-of-pocket accountable expenses, including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow, the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering, the costs associated with receiving commemorative mementos and lucite tombstones, and background check of the Company’s principals, regardless of whether this offering occurs. Any expense advancements will be returned to us to the extent the underwriters’ out-of-pocket accountable expenses are not actually incurred, in accordance with FINRA Rule 5110(g)(4)(A).

Whether or not this offering is successfully completed, we will be responsible for and will pay all reasonable expenses relating to the offering, including, without limitation, (a) the costs of preparing, printing and filing the Registration Statement with the U.S. Securities and Exchange Commission (the SEC amendments and supplements thereto, and post effective amendments, as well as the filing with FINRA, and payment of all necessary fees in connection therewith and the printing of a sufficient quantity of preliminary and final prospectuses as the underwriters may reasonably request; (b) the costs of preparing, printing and delivering exhibits thereto, in such quantities as the underwriters may reasonably request; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (d) the fees of counsel(s) and accountants for the Company, including fees associated with any blue sky filings where applicable; (e) fees associated with the transfer agent; (f) fees, if necessary, associated with translation services; (g) expenses related to road shows and (h) the costs of any pre-approved due diligence work in legal, finance, and business.

Lock-Up Agreements

All of our directors and officers, Veg House and all existing holders of our outstanding stock have agreed with the underwriters that, without the prior written consent of on behalf of the underwriters, neither we nor they will, subject to certain exceptions, during the period ending six (6) months after the date of this prospectus, (i) offer pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock; (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; (iii) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any of our other securities; or (iv) publicly disclose the intention to do any of the foregoing, subject to certain exceptions.

In addition, each of the Company and any successors of the Company have agreed that it will not, without the prior written consent of the underwriters, for a period of six (6) months after the closing date of this offering: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks; (ii) file or caused to be filed any registration statement with the SEC, relating to the offering of any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks; (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any classes of our stocks.

Representative’s Warrants

We have agreed, upon the closing of this offering, including upon the closing of any offering of shares of Common Stock sold to cover over-allotments, if any, to issue to the Representative warrants, or the Representative’s Warrants, to purchase a number of shares of Common Stock equal to five percent (5.0%) of the total number of shares of Common Stock sold in this public offering. The Representative’s Warrants will be exercisable at a price equal to one hundred twenty percent (120.0%) of the initial public offering price per share in this offering. The Representative’s Warrants will also be exercisable on a cashless basis. The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, commencing six months after the closing of this offering and until the date that is five years after the commencement of sales of this offering. The Representative’s Warrants will also provide for customary anti-dilution provisions and demand and “piggyback” registration rights with respect to the registration of the shares of Class A common stock underlying the Representative’s Warrants. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(B) and 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(8)(D).

The Representative’s Warrants and the shares of Common Stock underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e) of FINRA. The Representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the representative’s warrants or the securities underlying the representative’s warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days from the effective date of the registration statement of which this prospectus forms a part. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in this offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the shares of Common Stock underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

Right of First Refusal

We have granted Benchmark, as Representative of the underwriters, a right of first refusal, for a period of twelve (12) months from the closing of this offering, to act as lead or joint investment banker, lead or joint book-runner, lead or joint placement agent, and/or investment banker/advisor for each and every future public and private equity and debt offering, including all equity linked financings, and for each M&A transaction, of our company, or any successor to or subsidiary of our company on terms customary to Benchmark.

Fee Tail Period

For a period of twelve (12) months following the earlier to occur of the expiration or termination of our engagement agreement with Benchmark or the closing of this offering, and in the event that we receive any proceeds from the sale of our securities to certain investors with whom our company has had a conference call or a meeting arranged by Benchmark during the term of our engagement with Benchmark, we have agreed to pay to Benchmark an aggregate fee equal to seven percent (7.0%) of such gross proceeds.

Listing

We have applied to list our Common Stock on the Nasdaq Capital Market under the symbol “LILW.” The approval of our Common Stock for listing on Nasdaq is a condition to the closing of this offering.

Market Making, Stabilization and Other Transactions

The underwriters may make a market in the Common Stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Common Stock, that you will be able to sell any of the Common Stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, and certain persons participating in the offering, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Common Stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our Common Stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our Common Stock or purchasing shares of our Common Stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our Common Stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of Common Stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the Common Stock. A syndicate covering transaction is the bid for or the purchase of shares of Common Stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Common Stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Common Stock to selling group members for sale to their online brokerage account holders. The Common Stock to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its business, the underwriters and their respective affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Stamp Taxes

If you purchase shares of Common Stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Pricing of this Offering

Prior to this offering, there has been no public market for our Common Stock. The initial public offering price for our Common Stock will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Common Stock in this offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our company.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities, where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities offered in this offering and certain legal matters in connection with this offering will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by The Crone Law Group, P.C.

EXPERTS

Our consolidated financial statements as of December 31, 2025 and 2024 appearing elsewhere in this prospectus have been audited by Suri & Co, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Suri & Co are located at Guna Complex, No. 443& 445, 4th Floor, Main Building, Anna Salai, Teynampet, Chennai – 600 018.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

On the completion of this offering, we will be subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above.

We also maintain a websites at www.Littlewest.com and www.LittleWest.ca. Information contained on, or accessible through, our website is not a part of this prospectus and you should not rely on that information when making a decision to invest in our Common Stock.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

LITTLE WEST HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2026 AND DECEMBER 31, 2025

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash	$20,422	$41,202
Accounts receivable, net	265,438	128,277
Inventories	30,807	21,267
Total current assets	316,667	190,746
Deposit	40,000	40,000
Intangible asset, net	69,777	79,185
Property and equipment, net	91,881	106,241
Operating lease right of use assets, net	390,245	468,294
Total assets	$908,570	$884,466

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$1,085,195	$874,400
Loans payable, current portion	676,506	575,569
Operating lease right of use liabilities, current portion	156,057	147,313
Total current liabilities	1,917,758	1,597,282
Loans payable	296,759	315,678
Operating lease right of use liabilities	269,669	349,935
Total liabilities	2,484,186	2,262,895

Commitments and contingencies

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued or outstanding as of both June 30, 2026 and December 31, 2025	-	-
Common stock, $0.001 par value, 190,000,000 shares authorized, 5,000,000 shares issued and outstanding as of both June 30, 2026 and December 31, 2025	5,000	5,000
Additional paid-in capital	-	-
Net parent invesment	1,610,558	1,609,825
Accumulated deficit	(3,191,174)	(2,993,254)
Total stockholders' deficit	(1,575,616)	(1,378,429)
Total liabilities and stockholders' deficit	$908,570	$884,466

The accompanying notes are an integral part of these financial statements.

LITTLE WEST HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025

UNAUDITED

	Six Months Ended
	June 30,
	2026	2025
Revenue	$705,753	$812,681
Cost of revenue	289,443	378,795
Gross profit	416,310	433,886

Operating expenses:
Sales and marketing	15,413	8,799
General and administrative	524,155	737,232
Total operating expenses	539,568	746,031

Loss from operations	(123,258)	(312,145)

Other income (expense):
Interest expense	(75,662)	(27,088)
Loss on sale of property and equipment	-	(23,821)
Other income	1,000	-
Total other income (expense)	(74,662)	(50,909)
Net loss	$(197,920)	$(363,054)

Net loss per share - basic and diluted	$(0.04)	$(0.07)
Weighted average common shares outstanding - basic and diluted	5,000,000	5,000,000

The accompanying notes are an integral part of these financial statements.

LITTLE WEST HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025

UNAUDITED

	Preferred Stock		Common Stock		Net Parent	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Investment	deficit	Deficit
Balances at December 31, 2024	-	$-	5,000,000	$5,000	$1,589,615	$(2,131,960)	$(537,345)
Net increase in net parent investment	-	-	-	-	2,225	-	2,225
Net loss	-	-	-	-	-	(363,054)	(363,054)
Balances at June 30, 2025	-	$-	5,000,000	$5,000	$1,591,840	$(2,495,014)	$(898,174)

Balances at December 31, 2025	-	$-	5,000,000	$5,000	$1,609,825	$(2,993,254)	$(1,378,429)
Net increase in net parent investment	-	-	-	-	733	-	733
Net loss	-	-	-	-	-	(197,920)	(197,920)
Balances at June 30, 2026	-	$-	5,000,000	$5,000	$1,610,558	$(3,191,174)	$(1,575,616)

The accompanying notes are an integral part of these financial statements.

LITTLE WEST HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025

UNAUDITED

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(197,920)	$(363,054)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	23,768	5,959
Loss on sale of property and equipment	-	23,821
Changes in operating assets and liabilities:
Accounts receivable	(137,161)	(22,094)
Inventories	(9,540)	(26,318)
Accounts payable and accrued expenses	210,795	312,183
Right of use liability, net	6,527	14,526
Net cash used in operating activities	(103,531)	(54,977)
Cash flows from financing activities:
Proceeds from loan	149,778	179,015
Repayment of loan	(67,760)	(115,529)
Net increase in net parent investment	733	2,225
Net cash provided by financing activities	82,751	65,711
Net change in cash	(20,780)	10,734
Cash at beginning of period	41,202	15,663
Cash at end of period	$20,422	$26,397

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,337	$3,011

Supplemental disclosure of non-cash financing activities:
Sale of property and equipment adjusted against payable	$-	$15,000

The accompanying notes are an integral part of these financial statements.

LITTLE WEST HOLDINGS INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

Little West Holdings Inc. (the “Company”) was incorporated under the laws of the State of Nevada as on March 17, 2025 to become the holding company of Little West LLC (“Little West”). Little West LLC was originally formed on July 15, 2013 as a California general stock corporation under the name Clover Juice Inc. Clover Juice Inc. converted into a limited liability company on April 1, 2015. Clover Juice Inc. changed its name to Little West LLC on June 1, 2018. Little West Holdings Inc. has one wholly owned subsidiary, Little West LLC. Little West LLC has one wholly owned subsidiary, WS West. WS West is the only operating entity.

On May 10, 2021, JIVA Technologies Inc. (“JIVA”) closed the acquisition of Little West, through PlantX Lifestyle USA Inc, to acquire all of the issued and outstanding limited liability membership interest of Little West.

On October 6, 2023 JIVA transferred a collection of assets (the “Subsidiary Assets”) in exchange for 50.9% of the total issued and outstanding shares of Veg House Holdings Inc (“Veg House”). These assets encompass wholly owned subsidiaries including Little West.

Little West is a California-based cold-pressed juice company that offers a wide range of curated cold-pressed juices and products that emphasize health and wellness with a focus on locally sourced, high-quality and fresh ingredients.

We are headquartered at 426 E. 58th Street, Los Angeles, California 90011.

Reorganization

Immediately prior to the reorganization transaction described below, Little West LLC had one wholly owned subsidiary, WS West, and Little West LLC was a wholly owned subsidiary of Veg House.

On May 23, 2025, we entered into that certain Reorganization Agreement and Plan of Share Exchange (“Reorganization”) pursuant to which we issued to Veg House 5,000,000 shares of our Common Stock in exchange for 00% of membership interests of Little West LLC owned by Veg House. As a result, we became the sole member of Little West LLC and it became our wholly owned subsidiary, and Veg House became the holder of 5,000,000 shares of our Common Stock.

The Reorganization is being accounted for as a reorganization of entities under common control. The accompanying financial statements have been presented to retroactively present the effect of the Reorganization. See Note 3 for further detail.

2.	GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt and the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $197,920 and $363,054 for the six months ended June 30, 2026 and 2025, respectively, and cash flows used in operations of $103,531 and $54,977, respectively. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to obtain additional capital financing, as it has not generated positive cash flows to date. Management is currently exploring various funding options, including parent investment and strategic partnerships, to support ongoing operations. No assurance can be given that the Company will be successful in these efforts.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year is December 31. The financial statements included herein comprise the consolidated results of the Company and its subsidiaries and all intercompany transactions have been eliminated.

The consolidated financial statements represent the historical operations of Little West LLC, which was formed on July 15, 2013 and the initial capital structure of Little West Holding Inc, which was completed upon the Reorganization (see Note 1).

In accordance with ASC 805-50-15-6, the Company determined that the share exchange was a reorganization of entities under common control. Little West Holding Inc. and Little West LLC maintained common control for the entire period for which the financial statements are presented through the Reorganization. The Company concluded that the entities were under common control via common ownership and common management. Therefore, in accordance with ASC 250-10-45 and ASC 805-50-45, the financial statements require retrospective consolidation of the entities for all periods presented. The financial statements for the six months ended June 30, 2026 and 2025 are prepared on a consolidated basis of the Company and Little West LLC.

The consolidated financial statements as of and for the six months ended June 30, 2026 and 2025 have been presented to reflect the historical operations of the Company for the periods presented. The financial statements reflect the revenues, expenses, assets, and liabilities to reflect all historical results of operations of the carve-out business. As Little West historically operated as a fully operational entity on a stand-alone basis, no significant allocations were deemed necessary in the preparation of the accompany financial statements. The historical results reflect what the carve-out business would have been as a stand-alone entity.

Forward Stock Split

The Company intends to effect a 20-for-1 forward stock split of its outstanding Common Stock concurrently with the effectiveness of a registration statement, and prior to the closing of a proposed offering. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this intended reverse stock split. There will be no effect on the number of shares of Common Stock or preferred stock authorized for issuance under the Company’s certificate of incorporation or the par value of such securities.

Unaudited Interim Financial Information

The unaudited interim consolidated financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, within the rules and regulations of the SEC. Certain information and disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the interim balance sheet. The financial data and the other information disclosed in these notes to the interim financial statements related to the six-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year.

The accompanying unaudited interim consolidated financial statements should be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2025 included in the accompanying registration statement.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, leases The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At June 30, 2026 and December 31, 2025, the Company’s cash and cash equivalents were held at accredited financial institutions.

Concentrations

As of June 30, 2026, two customers accounted for approximately 89% of the Company’s accounts receivable, compared to four customers accounting for approximately 84% as of December 31, 2025. For the six months ended June 30, 2026, five customers represented approximately 61% of the Company’s revenues, while for the six months ended June 30, 2025, six customers accounted for approximately 63% of the Company’s revenues. The Company may be adversely affected by the loss of any one of these significant customers.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s accounts receivable, accounts payable and accrued liabilities approximate their fair values due to the short maturity of these instruments. The Company believes the carrying amount of its loan payable approximate fair value based on rates and other terms currently available to the Company for similar debt instruments.

Accounts Receivable

Accounts receivable are derived from services delivered to customers and are stated at their net realizable value. The Company accounts for allowance for doubtful accounts under ASC 310-10-35. Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of June 30, 2026 and December 31, 2025, the Company had an allowance for doubtful accounts of $73,082 and $77,365, respectively.

As of June 30, 2026 and December 31, 2025, accounts receivable consisted of the following:

	June 30,	December 31,
	2026	2025
Trade receivables	$265,438	$128,277
	$265,438	$128,277

Inventory

Inventories are measured at the lower of cost and net realizable value (“NRV”). Cost is determined using Weighted Average Price, and includes all costs of purchases and all other costs incurred in bringing inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses. When there is a decline in the price of an item which indicates that the cost is higher than the NRV, a provision for inventories is established and an expense is recognized in the period in which the write-down occurs. A provision for impairment involves significant management judgment and includes the review of inventory aging and an assessment of cost recoverability.

Inventory consisted of mainly finished goods as at June 30, 2026 and December 31, 2025.

	June 30,	December 31,
	2026	2025
Juice	$22,661	$12,391
Supplies	8,146	8,876
	$30,807	$21,267

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation and accumulated impairment losses (if any). Cost includes all expenditure incurred to bring the assets to the location and condition necessary for them to be operated in the manner intended by management.

Depreciation is calculated using the following terms and methods:

●	Machinery and Equipment	5 Years Straight -Line

An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the assets (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the profit and loss in the year the assets is derecognized. The assets residual values and useful lives are reviewed and adjusted prospectively if appropriate.

Intangible Asset

Intangible assets are recorded at cost, net of accumulated amortization and accumulated impairment losses, if any. Cost includes all expenditures directly attributable to bringing the asset to the condition necessary for it to be capable of operating in the manner intended by management.

Amortization is computed using the following terms and methods:

●	Software-	5 Years Straight -Line

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets (property and equipment and right of use lease assets) may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets and identifiable intangible assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Related Parties

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company. The Company discloses related party transactions that are outside of normal compensatory agreements, such as salaries. The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Revenue Recognition

The Company accounts for revenue under ASC 606, Revenue from Contracts with Customers. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue comprises the fair value of consideration received or receivable for the sale of goods and services in the ordinary course of the Company’s activities. Revenue is shown net of returns and discounts. Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control over a good or service to a customer.

The Company’s primary sources of revenue are wholesale arrangements and sales made directly to restaurants and grocery stores, and the sales made through the Company’s website.

For retail and wholesale arrangements, revenue is recognized immediately upon providing the customer with the product. The Company transfers control and satisfies its performance obligation when juices are delivered and accepted by its customers. Revenue is recognized at a point in time.

As of June 30, 2026 and December 31, 2025, the Company had no deferred revenue.

Disaggregation of Revenue

The following is a disaggregation of revenue for the six months ended June 30, 2026 and 2025 respectively:

	Six Months Ended
	June 30,
	2026	2025
Wholesale	$583,650	$714,697
Online	122,103	97,984
	$705,753	$812,681

Cost of Revenue

Cost of revenue includes inventories sold, as well as related materials and packaging costs.

Advertising and Promotion

Advertising and promotion costs are expensed as incurred, and are included in sales and marketing expenses.

General and Administrative

General and administrative costs primarily consist of depreciation consulting and management expense, accounting and audit fees, legal fees, insurance expense, travel expense, salaries and benefits and other general and administrative expenses.

Net Loss per Share

Net earnings per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As of June 30, 2026, there were no potentially dilutive shares outstanding.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Leases

In accordance with FASB ASC 842, Leases, upon lease commencement the Company recognizes a right-of-use asset and a corresponding lease liability measured at the present value of the fixed future minimum lease payments. The Company calculates operating lease liabilities with a incremental borrowing rate, using a comparable period with the lease term. Lease and non-lease components are combined for all leases. Lease payments for leases with a term of 12 months or less are expensed on a straight-line basis over the term of the lease with no lease asset or liability recognized.

Recently Adopted Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed., and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, requires disaggregation of specific expense categories in the notes to the financial statements and a qualitative description of the remaining expense amounts not separately disaggregated. This standard is effective for annual reporting periods beginning after December 15, 2026, and requires prospective application with the option to apply it retrospectively. We are currently evaluating the potential impact of adopting this standard on our disclosures and we intend to adopt this as and when applicable.

4.	INTANGIBLE ASSET, NET

The following is a summary of intangible asset:

	June 30,	December 31,
	2026	2025
Food safety compliance software	$90,945	$90,945
	90,945	90,945
Less: Accumulated amortization	(21,168)	(11,760)
	$69,777	$79,185

Amortization expense for the six months ended June 30, 2026 and 2025 amounted to $9,408 and $0, respectively.

During the year ended December 31, 2025, the Company acquired Food Safety Compliance Software at a cost of $90,945, financed in its entirety through a financing agreement with Dimension Funding, LLC. The software is pledged as collateral under the financing agreement.

The estimated future amortization expense for the next five years and thereafter is as follows:

Year ending December 31,
2026 remaining	$9,408
2027	18,816
2028	18,816
2029	18,816
2030	3,921
Total	$69,777

5.	PROPERTY AND EQUIPMENT, NET

The following is a summary of property and equipment, net:

	June 30,	December 31,
	2026	2025
Machinery and equipment	$121,586	$121,586
Total	121,586	121,586
Less: Accumulated depreciation	(29,705)	(15,345)
Property and equipment, net	$91,881	$106,241

Depreciation expense was $14,360 and $5,959 for the six months ended June 30, 2026 and 2025, respectively.

During the year ended December 31, 2025, an asset had an original value of $68,507, with accumulated depreciation of $29,686, resulting in a book value of $38,821 at the time of disposal. The asset was sold for no proceeds at a loss of $23,821, and accounts payable was adjusted by $15,000 accordingly.

During the year ended December 31, 2025, the Company acquired commercial equipment at a cost of $90,436, financed in its entirety through an equipment financing loan with Regions Bank d/b/a Ascentium Capital. The equipment is pledged as collateral under the financing agreement.

6.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following is a summary of accounts payable and accrued liabilities:

	June 30,	December 31,
	2026	2025
Accounts payable	$942,992	$770,817
Accrued liabilities	142,203	103,583
	$1,085,195	$874,400

7.	LOANS PAYABLE

Loan from SBA

In June 2020, the Company received a Economic Injury Disaster Loan amounting to $150,000 from the Small Business Administration (SBA) at 3.75% per annum payable in 30 years. The carrying value of the loan as at June 30, 2026 was $155,862. The loan was used to finance operating costs. The loan is secured by a lien on substantially all business assets. The loan matures in 30 years from issuance.

Loan from Shopify

The Company entered into a merchant loan agreement with WebBank dated May 22, 2024, whereby it received funding of $90,000. The total repayment obligation under the agreement is $101,700, which includes a fixed finance charge of $11,700. The repayment structure is based on daily remittances of 25% of gross sales through the Shopify platform, with milestone requirements to remit at least 30% of the total obligation within six months, 60% within twelve months, and full repayment within the 18-month term. The loan is secured by a lien on substantially all business assets, excluding real estate. The carrying value of the loan as at June 30, 2026 was $15,826.

Equipment Financing – Ascentium Capital

In 2025, the Company had an equipment financing agreement with Ascentium Capital, originally entered into on October 26, 2022, for the purpose of acquiring specialized operational equipment. The original principal amount of the financing was $68,507, bearing interest at a rate of 8.67% per annum.

The agreement requires periodic principal and interest payments over a contractual term of five years, with a scheduled maturity date of October 25, 2027. As of June 30, 2026, the outstanding principal balance under the agreement was $31,978.

Although the underlying equipment was subsequently sold by the Company, the related financing obligation continues to be recognized in accordance with ASC 470. The Company continues to service the debt in accordance with the contractual payment terms and intends to satisfy the remaining obligation through a future liquidity event or strategic transaction. The financing arrangement was originally secured by the underlying equipment acquired through the agreement.

Likewise, in October 2024, the Company has entered into another similar Equipment Financing agreement with Ascential capital whereby an amount of $31,150 was transferred to the Equipment vendor and the Company would receive the Equipment and repay the amount financed at an interest rate of 15.06% per annum payable in 5 years (60 months). The loan is secured by the Equipment financed. The carrying value of the loan as at June 30, 2026 was $22,809.

Likewise, During the year ended December 31, 2025, the Company has entered into another similar Equipment Financing agreement with Ascential capital whereby an amount of $90,436 was transferred to the Equipment vendor and the Company would receive the Equipment and repay the amount financed at an interest rate of 11.95% per annum payable in 6 years (72 months). The loan is secured by the Equipment financed. The carrying value of the loan as at June 30, 2026 was $87,410.

Loan from Agile Capital

On May 21, 2025, the Company entered into a Business Loan and Security Agreement with Agile Capital Funding, LLC, as collateral agent, and Agile Lending, LLC, as lead lender (together, the “Lenders”). Under the agreement, the Company received a term loan with an aggregate principal amount of $105,000. The loan is secured by substantially all assets of the Company.

The loan matures 28 weeks from the effective date and is repayable in scheduled instalments in accordance with the agreement. Interest accrues at the contractual rate specified in the agreement, with a default rate of an additional 5% per annum. An administrative agent fee of $5,000 was paid at closing.

The carrying amount of this loan at June 30, 2026 was $55,225.

Sales-Based Financing

During the year ended December 31, 2025, the Company entered into Sales-Based Financing arrangements (Merchant Cash Advances) with Madison Advance Partners II LLC, under which a specified percentage of the Company’s future business receivables were sold in exchange for upfront funding. The primary arrangement dated August 13, 2025 provided funding of $60,000 against a total repayment obligation of $84,000, inclusive of a fixed finance charge of $24,000, repayable at an estimated $4,200 per week.

These arrangements are accounted for as debt obligations under ASC 470. During the year, total advances received were $156,400, repayments made were $129,700, and accrued finance charges were $53,300. There were no advances under these arrangements during the six months ended June 30, 2026, and repayments during the period reduced the obligation by $8,400. The carrying amount of this loan at June 30, 2026 was $42,300.

Software financing obligation

On May 15, 2025, the Company entered into a 60-month financing agreement with Dimension Funding, LLC for the lease of certain Food Safety Compliance Software totaling $108,000.00, with monthly payments of $1,800.00 and an initial advance payment of $4,670.06. The obligation is non-cancelable, secured by the software asset, and bears no purchase option at end of term. During the six months ended June 30, 2026, the Company made monthly payments totaling $11,385 under the agreement, and the carrying value of the obligation as at June 30, 2026 was $66,517.

Related Party Loan

As of June 30, 2026, the Company’s outstanding loans payable to related parties totaled $290,293, comprised of amounts owed to the Founder of Veg House Holdings Inc. ($167,450), the CEO of Veg House Holdings Inc. ($2,293), a director of Veg House ($83,975), and the CEO of the Company ($36,575). During the six months ended June 30, 2026, these balances reflected net repayments of $54,167 to the Founder and additional advances of $15,475 from a director. Additionally, the Company has loan transactions with an entity owned by the CEO of the Company, which resulted in a net payable of $3,716 as of June 30, 2026. In addition, the Company has an intercompany loan payable of $115,000 to Dollinger Holding, an entity affiliated with the Founder of Veg House Holdings Inc.; this balance was $100,000 as of both December 31, 2025 and March 31, 2026, and increased by way of an additional advance of $15,000 received in April 2026; the balance is classified as a current liability. All loans are unsecured, bear no stated interest, and have no fixed repayment schedule. In accordance with ASC 835-30, management has evaluated the imputation of interest and determined the impact to be immaterial. All payable balances are classified as current liabilities as they are payable on demand. The Company has evaluated subsequent events through the date these financial statements were available to be issued and identified no material changes to these balances.

Other

During the year ended December 31, 2025, the Company received proceeds of $64,990 from two third-party lenders. During the six months ended June 30, 2026, the Company received additional proceeds of $21,682 from these lenders. The outstanding balance of these loans was $86,672 as of June 30, 2026. All loans are unsecured, bear no stated interest, and have no fixed repayment schedule. In accordance with ASC 835-30, management has evaluated the imputation of interest and determined the impact to be immaterial. All payable balances are classified as current liabilities as they are payable on demand. The Company has evaluated subsequent events through the date these financial statements were available to be issued and identified no material changes to these balances.

8.	STOCKHOLDERS’ DEFICIT

The total number of shares of stock which the Company is authorized to issue is 200,000,000 shares, consisting of 190,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

On May 23, 2025, we entered into that certain Reorganization Agreement and Plan of Share Exchange, pursuant to which we issued to Veg House 5,000,000 shares of our Common Stock in exchange for the 100% of membership interests of Little West LLC owned by Veg House. As a result, we became the sole member of Little West LLC and it became our wholly owned subsidiary, and Veg House became the holder of 5,000,000 shares of our Common Stock.

Preferred Stock

As of June 30, 2026, no shares of preferred stock had been issued.

Net Parent Investment

Net parent investment represents JIVA and Veg House’s cumulative financial involvement in the Company.

During the six months ended June 30, 2026 and 2025, net increases in the net parent investment were $733 and $2,225, respectively. The balance of the net parent investment totaled $1,610,558 and $1,609,825 as of June 30, 2026 and December 31, 2025, respectively.

9.	RELATED PARTY TRANSACTIONS

Related parties include key management personnel and the entities controlled or directed by key management personnel. Key management personnel include the Board of Directors and key executives of the Company and key management personnel under applicable accounting standards based on the information available as of the date of issuance of these financial statements. Transactions with related parties, where applicable, have been conducted on an arm’s length basis, consistent with normal commercial terms and conditions.

Related party transactions include the following:

	Six Months Ended
	June 30,
	2026	2025
Consulting and management expenses	$10,000	$12,000
	$10,000	$12,000

During the six months ended June 30, 2026, the Company continued to maintain unsecured, non-interest-bearing loan arrangements with certain related parties with no fixed repayment terms. During the period, the Company made net repayments of $54,167 to the founder of veg house, reducing the balance payable to $167,450, and received additional advances of $15,475 from a director of veg house, increasing that balance to $83,975. The loans payable to the CEO of veg house and the CEO of the Company were unchanged at $2,293 and $36,575, respectively, and loans payable to these individuals totaled $290,293 as of June 30, 2026. The arrangement with 108 Food, an entity owned by the CEO of the Company, moved to a net payable of $3,716 as of June 30, 2026. In addition, the Company had a $115,000 intercompany loan payable to Dollinger Holding, an entity affiliated with the founder of veg house, which was $100,000 as of both December 31, 2025 and March 31, 2026 and increased by way of an additional advance of $15,000 received in April 2026. Including these amounts, total loans payable to related parties as of June 30, 2026 amounted to $409,009.

10.	LEASE OBLIGATION

The Company’s operating lease agreements includes storefronts and offices in California. Right-of-use (“ROU) assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make payments arising from the lease or embedded lease. Operating lease ROU assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. The Company calculates operating lease liabilities with incremental borrowing rate, using a comparable period with the lease term., using a similar term as the lease payments at the commencement date. Indirect capital costs are capitalized and included in the ROU assets at commencement.

The balances for the operating lease are presented as follows within the balance sheet:

	June 30,	December 31,
	2026	2025

Operating leases:
Operating lease right of use assets, net	$390,245	$468,294

Operating lease right of use liabilities, current portion	$156,057	$147,313
Operating lease right of use liabilities	269,669	349,935
Total operating lease liabilities	$425,726	$497,248

The components of lease expenses are as follows within the statements of operations are as follows:

	Six Months Ended
	June 30,
	2026	2025
Operating lease expense:
Operating lease expense	$141,869	$102,126
Total operating lease expense	$141,869	$102,126

Supplemental balance sheet information related to leases are as follows:

	June 30,	December 31,
	2026	2025
Weighted-average remaining lease term (in years)	2.5	3.00
Weighted-average discount rate	8.00%	8.00%

The following is a summary of minimum lease payments as of June 30, 2026:

Year Ended December 31,	Operating leases
2026 remaining	91,581
2027	187,264
2028	192,882
Total minimum lease payments	471,727
Less: imputed interest	(46,001)
Total lease obligations	425,726
Less: Current portion	156,057
Long-term portion of lease obligations	$269,669

11.	COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

Vendor Contingency

As of June 30, 2026, the Company has a discrepancy of approximately $52,000 with a vendor pertaining to amounts owed. The difference relates to interest charges levied by the vendor that are currently under dispute. Management expects the interest to be waived through ongoing negotiations and assesses the likelihood of payment as remote. Accordingly, the amount has not been recognized as a liability on the consolidated balance sheet.

12.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through August XX, 2026, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Little West Holdings Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying Consolidated Balance Sheets of Little West Holdings Inc. and the subsidiaries (the “Company”) as of December 31, 2025 and 2024, the related Consolidated Statements of Operations and Comprehensive Loss, Consolidated Statements of Stockholders’ Equity (deficit) and Consolidated statements of Cash Flow for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “Consolidated Financial Statements”). In our opinion, the consolidated Financial Statements present fairly, in all material respects, the financial position of the Company as at December 31, 2025 and 2024, and the results of its operations and its cash flow for each of the two years in the period ended December 31, 2025, in conformity with Generally Accepted Accounting Principles of United States of America.

Matters related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs, it may be required to reduce the scope of its planned development. The company has suffered losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

The Consolidated Financial Statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on the Company’s Consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Suri & Co., Chartered Accountants

We have served as the Company’s auditors since 2025.

Place: Chennai, India

Date: March 19, 2026

LITTLE WEST HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2025 AND 2024

	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$41,202	$15,663
Accounts receivable, net	128,277	123,609
Inventories	21,267	71,059
Total current assets	190,746	210,331
Deposit	40,000	40,000
Intangible asset, net	79,185	-
Property and equipment, net	106,241	68,934
Operating lease right of use assets, net	468,294	624,392
Total assets	$884,466	$943,657

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$874,400	$560,138
Loans payable, current portion	575,569	80,610
Operating lease right of use liabilities, current portion	147,313	130,952
Total current liabilities	1,579,282	771,700
Loans payable	315,678	212,055
Operating lease right of use liabilities	349,935	497,247
Total liabilities	2,262,895	1,481,002

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued or outstanding as of both December 31, 2025 and 2024	-	-
Common stock, $0.001 par value, 190,000,000 shares authorized, 5,000,000 shares issued and outstanding as of December 31, 2025 and 2024	5,000	5,000
Additional paid-in capital	-	-
Net parent investment	1,609,825	1,589,615
Accumulated deficit	(2,993,254)	(2,131,960)
Total stockholders’ deficit	(1,378,429)	(537,345)
Total liabilities and stockholders’ deficit	$884,466	$943,657

The accompanying notes are an integral part of these financial statements.

LITTLE WEST HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	Year Ended
	December 31,
	2025	2024
Revenue	$1,460,530	$2,037,812
Cost of revenue	716,325	1,518,639
Gross profit	744,205	519,173

Operating expenses:
Sales and marketing	41,764	193,353
General and administrative	1,452,440	821,906
Total operating expenses	1,494,204	1,015,259
Loss from operations	(749,999)	(496,086)

Other income (expense):
Interest expense	(100,951)	(41,506)
Other income (expense)	(10,344)	10,936
Total other income (expense)	(111,295)	(30,570)
Net loss	$(861,294)	$(526,656)

Net loss per share - basic and diluted	$(0.17)	$(0.11)
Weighted average common shares outstanding - basic and diluted	5,000,000	5,000,000

The accompanying notes are an integral part of these financial statements.

LITTLE WEST HOLDINGS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

							Total
	Preferred Stock		Common Stock		Net Parent	Accumulated	Stockholder’
	Shares	Amount	Shares	Amount	Investment	deficit	Deficit
Balances at December 31, 2023	-	$-	5,000,000	$5,000	$1,430,443	$(1,605,304)	$(169,861)
Net increase in net parent investment	-	-	-	-	159,172	-	159,172
Net loss	-	-	-	-	-	(526,656)	(526,656)
Balances at December 31, 2024	-	$-	5,000,000	$5,000	$1,589,615	$(2,131,960)	$(537,345)
Net increase in net parent investment	-	-	-	-	20,210	-	20,210
Net loss	-	-	-	-	-	(861,294)	(861,294)
Balances at December 31, 2025	-	$-	5,000,000	$5,000	$1,609,825	$(2,993,254)	$(1,378,429)

The accompanying notes are an integral part of these financial statements.

LITTLE WEST HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	Year Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(861,294)	$(526,656)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	26,068	20,439
Bad debt expense	21,177	39,581
Loss on sale of property and equipment	23,821	-
Changes in operating assets and liabilities:
Accounts receivable	(25,845)	19,773
Inventories	49,792	112,998
Prepaid expenses	-	2,461
Accounts payable and accrued expenses	409,641	181,166
Right of use liability, net	25,147	(14,114)
Net cash used in operating activities	(331,493)	(164,352)
Cash flows from investing activities:
Purchases of property and equipment	-	(36,851)
Long-term deposit placed	-	(20,000)
Net cash used in investing activities	-	(56,851)
Cash flows from financing activities:
Proceeds from loan	767,589	121,150
Repayment of loan	(430,767)	(49,216)
Net increase in net parent investment	20,210	159,172
Net cash (used in) provided by financing activities	357,032	231,106
Net change in cash	25,539	9,903
Cash at beginning of period	15,663	5,760
Cash at end of period	$41,202	$15,663

Supplemental disclosure of cash flow information:
Cash paid for interest	$95,107	$13,308
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash financing activities:
Right of use asset and liability	$-	$663,417
Sale of property and equipment adjusted against payable	$15,000	$-
Acquisition of equipment financed through an equipment financing loan	$90,436	$-
Intangible asset acquired via liability	$90,945	$-

The accompanying notes are an integral part of these financial statements.

LITTLE WEST HOLDINGS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

1.	NATURE OF OPERATIONS

Little West Holdings Inc. (the “Company”) was incorporated under the laws of the State of Nevada as on March 17, 2025 to become the holding company of Little West LLC (“Little West”). Little West LLC was originally formed on July 15, 2013 as a California general stock corporation under the name Clover Juice Inc. Clover Juice Inc. converted into a limited liability company on April 1, 2015. Clover Juice Inc. changed its name to Little West LLC on June 1, 2018. Little West Holdings Inc. has one wholly owned subsidiary, Little West LLC. Little West LLC has one wholly owned subsidiary, WS West. WS West is the only operating entity.

On May 10, 2021, JIVA Technologies Inc. (“JIVA”) closed the acquisition of Little West, through PlantX Lifestyle USA Inc, to acquire all of the issued and outstanding limited liability membership interest of Little West.

On October 6, 2023 JIVA transferred a collection of assets (the “Subsidiary Assets”) in exchange for 50.9% of the total issued and outstanding shares of Veg House Holdings Inc (“Veg House”). These assets encompass wholly owned subsidiaries including Little West.

Little West is a California-based cold-pressed juice company that offers a wide range of curated cold-pressed juices and products that emphasize health and wellness with a focus on locally sourced, high-quality and fresh ingredients.

We are headquartered at 426 E. 58th Street, Los Angeles, California 90011.

Reorganization

Immediately prior to the reorganization transaction described below, Little West LLC had one wholly owned subsidiary, WS West, and Little West LLC was a wholly owned subsidiary of Veg House.

On May 23, 2025, we entered into that certain Reorganization Agreement and Plan of Share Exchange (“Reorganization”) pursuant to which we issued to Veg House 5,000,000 shares of our Common Stock in exchange for 00% of membership interests of Little West LLC owned by Veg House. As a result, we became the sole member of Little West LLC and it became our wholly owned subsidiary, and Veg House became the holder of 5,000,000 shares of our Common Stock.

The Reorganization is being accounted for as a reorganization of entities under common control. The accompanying financial statements have been presented to retroactively present the effect of the Reorganization. See Note 3 for further detail.

2.	GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt and the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $861,294 and $526,656 for the years ended December 31, 2025 and 2024, respectively, and cash flows used in operations of $331,493 and $164,352, respectively. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to obtain additional capital financing, as it has not generated positive cash flows to date. Management is currently exploring various funding options, including parent investment and strategic partnerships, to support ongoing operations. No assurance can be given that the Company will be successful in these efforts.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year is December 31. The financial statements included herein comprise the consolidated results of the Company and its subsidiaries and all intercompany transactions have been eliminated.

The consolidated financial statements represent the historical operations of Little West LLC, which was formed on July 15, 2013 and the initial capital structure of Little West Holding Inc, which was completed upon the Reorganization (see Note 1).

In accordance with ASC 805-50-15-6, the Company determined that the share exchange was a reorganization of entities under common control. Little West Holding Inc. and Little West LLC maintained common control for the entire period for which the financial statements are presented through the Reorganization. The Company concluded that the entities were under common control via common ownership and common management. Therefore, in accordance with ASC 250-10-45 and ASC 805-50-45, the financial statements require retrospective consolidation of the entities for all periods presented. The financial statements for the years ended December 31, 2025 and 2024 are prepared on a consolidated basis of the Company and Little West LLC.

The consolidated financial statements as of and for the years ended December 31, 2025 and 2024 have been presented to reflect the historical operations of the Company for the periods presented. The financial statements reflect the revenues, expenses, assets, and liabilities to reflect all historical results of operations of the carve-out business. As Little West historically operated as a fully operational entity on a stand-alone basis, no significant allocations were deemed necessary in the preparation of the accompany financial statements. The historical results reflect what the carve-out business would have been as a stand-alone entity.

Forward Stock Split

The Company intends to effect a 20-for-1 forward stock split of its outstanding Common Stock concurrently with the effectiveness of a registration statement, and prior to the closing of a proposed offering. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this intended reverse stock split. There will be no effect on the number of shares of Common Stock or preferred stock authorized for issuance under the Company’s certificate of incorporation or the par value of such securities.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, leases The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At December 31, 2025 and 2024, the Company’s cash and cash equivalents were held at accredited financial institutions.

Concentrations

As of December 31, 2025, four customers accounted for approximately 84% of the Company’s accounts receivable, compared to three customers accounting for approximately 59% as of December 31, 2024. For the year ended December 31, 2025, six customers represented approximately 62% of the Company’s revenues, while for the year ended December 31, 2024, five customers accounted for approximately 70% of revenues. The Company may be adversely affected by the loss of any one of these significant customers.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s accounts receivable, accounts payable and accrued liabilities approximate their fair values due to the short maturity of these instruments. The Company believes the carrying amount of its loan payable approximate fair value based on rates and other terms currently available to the Company for similar debt instruments.

Accounts Receivable

Accounts receivable are derived from services delivered to customers and are stated at their net realizable value. The Company accounts for allowance for doubtful accounts under ASC 310-10-35. Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2025 and 2024, the Company had an allowance for doubtful accounts of $77,365 and $56,188, respectively. During the years ended December 31, 2025 and 2024, the Company recorded bad debt of $21,177 and $39,581, respectively, which is included in general and administrative expenses in the statements of operations.

As of December 31, 2025 and 2024, accounts receivable consisted of the following:

	December 31,
	2025	2024
Trade receivables	$128,277	$123,609
	$128,277	$123,609

Inventory

Inventories are measured at the lower of cost and net realizable value (“NRV”). Cost is determined using Weighted Average Price, and includes all costs of purchases and all other costs incurred in bringing inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses. When there is a decline in the price of an item which indicates that the cost is higher than the NRV, a provision for inventories is established and an expense is recognized in the period in which the write-down occurs. A provision for impairment involves significant management judgment and includes the review of inventory aging and an assessment of cost recoverability.

Inventory consisted of mainly finished goods as at December 31, 2025 and 2024.

	December 31,
	2025	2024
Juice	$12,391	$57,076
Supplies	8,876	13,983
	$21,267	$71,059

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation and accumulated impairment losses (if any). Cost includes all expenditure incurred to bring the assets to the location and condition necessary for them to be operated in the manner intended by management.

Depreciation is calculated using the following terms and methods:

●	Machinery and Equipment	5 Years Straight -Line

An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the assets (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the profit and loss in the year the assets is derecognized. The assets residual values and useful lives are reviewed and adjusted prospectively if appropriate.

Intangible Asset

Intangible assets are recorded at cost, net of accumulated amortization and accumulated impairment losses, if any. Cost includes all expenditures directly attributable to bringing the asset to the condition necessary for it to be capable of operating in the manner intended by management.

Amortization is computed using the following terms and methods:

●	Software-	5 Years Straight -Line

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets (property and equipment and right of use lease assets) may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets and identifiable intangible assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Related Parties

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company. The Company discloses related party transactions that are outside of normal compensatory agreements, such as salaries. The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Revenue Recognition

The Company accounts for revenue under ASC 606, Revenue from Contracts with Customers. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue comprises the fair value of consideration received or receivable for the sale of goods and services in the ordinary course of the Company’s activities. Revenue is shown net of returns and discounts. Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control over a good or service to a customer.

The Company’s primary sources of revenue are wholesale arrangements and sales made directly to restaurants and grocery stores, and the sales made through the Company’s website.

For retail and wholesale arrangements, revenue is recognized immediately upon providing the customer with the product.  The Company transfers control and satisfies its performance obligation when juices are delivered and accepted by its customers. Revenue is recognized at a point in time.

As of December 31, 2025, and 2024, the Company had no deferred revenue.

Disaggregation of Revenue

The following is a disaggregation of revenue for the years ended December 31, 2025 and 2024 respectively:

	Years Ended
	December 31,
	2025	2024
Wholesale	$1,271,381	$1,695,279
Online	189,149	342,533
	$1,460,530	$2,037,812

Cost of Revenue

Cost of revenue includes inventories sold, as well as related materials and packaging costs.

Advertising and Promotion

Advertising and promotion costs are expensed as incurred, and are included in sales and marketing expenses.

General and Administrative

General and administrative costs primarily consist of depreciation consulting and management expense, accounting and audit fees, legal fees, insurance expense, travel expense, salaries and benefits and other general and administrative expenses.

Net Loss per Share

Net earnings per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As of December 31, 2025 and 2024, there were no potentially dilutive shares outstanding.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Leases

In accordance with FASB ASC 842, Leases, upon lease commencement the Company recognizes a right-of-use asset and a corresponding lease liability measured at the present value of the fixed future minimum lease payments. The Company calculates operating lease liabilities with a incremental borrowing rate, using a comparable period with the lease term. Lease and non-lease components are combined for all leases. Lease payments for leases with a term of 12 months or less are expensed on a straight-line basis over the term of the lease with no lease asset or liability recognized.

Recently Adopted Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed., and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, requires disaggregation of specific expense categories in the notes to the financial statements and a qualitative description of the remaining expense amounts not separately disaggregated. This standard is effective for annual reporting periods beginning after December 15, 2026, and requires prospective application with the option to apply it retrospectively. We are currently evaluating the potential impact of adopting this standard on our disclosures and we intend to adopt this as and when applicable.

4.	INTANGIBLE ASSET, NET

The following is a summary of intangible asset:

	December 31,
	2025	2024
Food safety compliance software	$90,945	$-
	90,945	-
Less: Accumulated amortization	(11,760)	-
	$79,185	$-

Amortization expense for the years ended December 31, 2025 and 2024 amounted to $11,760 and $0, respectively.

During the year ended December 31, 2025, the Company acquired Food Safety Compliance Software at a cost of $90,945, financed in its entirety through a financing agreement with Dimension Funding, LLC. The software is pledged as collateral under the financing agreement.

The estimated future amortization expense for the next five years and thereafter is as follows:

Year ending March 31,
2026	$18,816
2027	18,816
2028	18,816
2029	18,816
2030	3,921
Total	$79,185

5.	PROPERTY AND EQUIPMENT, NET

The following is a summary of property and equipment, net:

	December 31,
	2025	2024
Machinery and equipment	$121,586	$105,357
Total	121,586	105,357
Less: Accumulated depreciation	(15,345)	(36,423)
Property and equipment, net	$106,241	$68,934

Depreciation expense was $14,308 and $20,439 for the years ended December 31, 2025 and 2024, respectively.

During the year ended December 31, 2025, an asset had an original value of $68,507, with accumulated depreciation of $29,686, resulting in a book value of $38,821 at the time of disposal. The asset was sold for no proceeds at a loss of $23,821, and accounts payable was adjusted by $15,000 accordingly.

During the year ended December 31, 2025, the Company acquired commercial equipment at a cost of $90,436, financed in its entirety through an equipment financing loan with Regions Bank d/b/a Ascentium Capital. The equipment is pledged as collateral under the financing agreement.

During the year ended December 31, 2024, the Company acquired commercial equipment at a cost of $31,150, financed in its entirety through an equipment financing loan with Regions Bank d/b/a Ascentium Capital. The equipment is pledged as collateral under the financing agreement.

6.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following is a summary of accounts payable and accrued liabilities:

	December 31,
	2025	2024
Accounts payable	$770,817	$492,600
Accrued liabilities	103,583	67,538
	$874,400	$560,138

7.	LOANS PAYABLE

Loan from SBA

In June 2020, the Company received a Economic Injury Disaster Loan amounting to $150,000 from the Small Business Administration (SBA) at 3.75% per annum payable in 30 years. The carrying value of the loan as at December 31, 2025 was $157,339. The loan was used to finance operating costs. The loan is secured by a lien on substantially all business assets. The loan matures in 30 years from issuance.

Loan from Shopify

The Company entered into a merchant loan agreement with WebBank dated May 22, 2024, whereby it received funding of $90,000. The total repayment obligation under the agreement is $101,700, which includes a fixed finance charge of $11,700. The repayment structure is based on daily remittances of 25% of gross sales through the Shopify platform, with milestone requirements to remit at least 30% of the total obligation within six months, 60% within twelve months, and full repayment within the 18-month term. The loan is secured by a lien on substantially all business assets, excluding real estate. The carrying value of the loan as at December 31, 2025 was $15,730.

Equipment Financing – Ascentium Capital

As of December 31, 2025, the Company had an equipment financing agreement with Ascentium Capital, originally entered into on October 26, 2022, for the purpose of acquiring specialized operational equipment. The original principal amount of the financing was $68,507, bearing interest at a rate of 8.67% per annum.

The agreement requires periodic principal and interest payments over a contractual term of five years, with a scheduled maturity date of October 25, 2027. As of December 31, 2025, the outstanding principal balance under the agreement was $33,621.

Although the underlying equipment was subsequently sold by the Company, the related financing obligation continues to be recognized in accordance with ASC 470. The Company continues to service the debt in accordance with the contractual payment terms and intends to satisfy the remaining obligation through a future liquidity event or strategic transaction. The financing arrangement was originally secured by the underlying equipment acquired through the agreement.

Likewise, in October 2024, the Company has entered into another similar Equipment Financing agreement with Ascential capital whereby an amount of $31,150 was transferred to the Equipment vendor and the Company would receive the Equipment and repay the amount financed at an interest rate of 15.06% per annum payable in 5 years (60 months). The loan is secured by the Equipment financed. The carrying value of the loan as at December 31, 2025 was $25,852.

Likewise, During the year ended December 31, 2025, the Company has entered into another similar Equipment Financing agreement with Ascential capital whereby an amount of $90,436 was transferred to the Equipment vendor and the Company would receive the Equipment and repay the amount financed at an interest rate of 11.95% per annum payable in 6 years (72 months). The loan is secured by the Equipment financed. The carrying value of the loan as at December 31, 2025 was $87,410.

Loan from Agile Capital

On May 21, 2025, the Company entered into a Business Loan and Security Agreement with Agile Capital Funding, LLC, as collateral agent, and Agile Lending, LLC, as lead lender (together, the “Lenders”). Under the agreement, the Company received a term loan with an aggregate principal amount of $105,000. The loan is secured by substantially all assets of the Company.

The loan matures 28 weeks from the effective date and is repayable in scheduled instalments in accordance with the agreement. Interest accrues at the contractual rate specified in the agreement, with a default rate of an additional 5% per annum. An administrative agent fee of $5,000 was paid at closing.

The carrying amount of this loan at December 31, 2025 was $60,225.

Sales-Based Financing

During the year ended December 31, 2025, the Company entered into Sales-Based Financing arrangements (Merchant Cash Advances) with Madison Advance Partners II LLC, under which a specified percentage of the Company’s future business receivables were sold in exchange for upfront funding. The primary arrangement dated August 13, 2025 provided funding of $60,000 against a total repayment obligation of $84,000, inclusive of a fixed finance charge of $24,000, repayable at an estimated $4,200 per week.

These arrangements are accounted for as debt obligations under ASC 470. During the year, total advances received were $156,400, repayments made were $129,700, and accrued finance charges were $53,300. The carrying amount of this loan at December 31, 2025 was $50,700.

Software financing obligation

On May 15, 2025, the Company entered into a 60-month financing agreement with Dimension Funding, LLC for the lease of certain Food Safety Compliance Software totaling $108,000.00, with monthly payments of $1,800.00 and an initial advance payment of $4,670.06. The obligation is non-cancelable, secured by the software asset, and bears no purchase option at end of term. The carrying value of the obligation as at December 31, 2025 was $77,902.

Related Party Loan

As of December 31, 2025, the Company’s outstanding loans payable to related parties totaled $328,985, comprised of amounts owed to the Founder of Veg House Holdings Inc. ($221,617), the CEO of Veg House Holdings Inc. ($2,293), and a director of veg house ($68,500) , and the CEO of the Company ($36,575). Additionally, the Company has loan transactions with an entity owned by the CEO of the Company, whereby total proceeds received were $30,578 and total repayments made were $42,085, resulting in a net receivable of $11,507 as of December 31, 2025. All loans are unsecured, bear no stated interest, and have no fixed repayment schedule. In accordance with ASC 835-30, management has evaluated the imputation of interest and determined the impact to be immaterial. All payable balances are classified as current liabilities as they are payable on demand. The Company has evaluated subsequent events through the date these financial statements were available to be issued and identified no material changes to these balances.

Other

During the year ended December 31, 2025, the Company received proceeds of $64,990 from two third-party lenders and paid $0. The outstanding balance of the loan was $ 64,990 as of December 31, 2025. All loans are unsecured, bear no stated interest, and have no fixed repayment schedule. In accordance with ASC 835-30, management has evaluated the imputation of interest and determined the impact to be immaterial. All payable balances are classified as current liabilities as they are payable on demand. The Company has evaluated subsequent events through the date these financial statements were available to be issued and identified no material changes to these balances.

8.	STOCKHOLDERS’ DEFICIT

The total number of shares of stock which the Company is authorized to issue is 200,000,000 shares, consisting of 190,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

On May 23, 2025, we entered into that certain Reorganization Agreement and Plan of Share Exchange, pursuant to which we issued to Veg House 5,000,000 shares of our Common Stock in exchange for the 100% of membership interests of Little West LLC owned by Veg House. As a result, we became the sole member of Little West LLC and it became our wholly owned subsidiary, and Veg House became the holder of 5,000,000 shares of our Common Stock.

Preferred Stock

As of December 31, 2025, no shares of preferred stock had been issued.

Net Parent Investment

Net parent investment represents JIVA and Veg House’s cumulative financial involvement in the Company.

During the years ended December 31, 2025 and 2024, net increases in the net parent investment were $120,210 and $159,172, respectively. The balance of the net parent investment totaled $1,714,575 and $1,594,365 as of December 31, 2025 and 2024, respectively.

9.	RELATED PARTY TRANSACTIONS

Related parties include key management personnel and the entities controlled or directed by key management personnel. Key management personnel include the Board of Directors and key executives of the Company and key management personnel under applicable accounting standards based on the information available as of the date of issuance of these financial statements. Transactions with related parties, where applicable, have been conducted on an arm’s length basis, consistent with normal commercial terms and conditions.

Related party transactions include the following:

	Year Ended
	December 31,
	2025	2024
Consulting and management expenses	$15,000	$48,000
	$15,000	$48,000

During the year ended December 31, 2025, the Company entered into unsecured, non-interest-bearing loan arrangements with certain related parties with no fixed repayment terms. The Company received loans from the founder of veg house totaling $298,254, with repayments of $76,637, leaving a balance payable of $221,617. A loan from 108 Food, an entity owned by the CEO of the Company, resulted in a net receivable of $11,507 due to repayments of $42,085 exceeding proceeds of $30,578. Additionally, the CEO of veg house and a director of veg house provided loans of $2,293 and $68,500, respectively, with no repayments made during the year. In addition, the CEO of the Company provided a loan of $36,575 during the year. Total loans payable to related parties as of December 31, 2025 amounted to $328,985.

10.	LEASE OBLIGATION

The Company’s operating lease agreements includes storefronts and offices in California. Right-of-use (“ROU) assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make payments arising from the lease or embedded lease. Operating lease ROU assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. The Company calculates operating lease liabilities with incremental borrowing rate, using a comparable period with the lease term., using a similar term as the lease payments at the commencement date. Indirect capital costs are capitalized and included in the ROU assets at commencement.

The balances for the operating lease are presented as follows within the balance sheet:

	December 31,
	2025	2024
Operating leases:
Operating lease right of use assets, net	$468,294	$624,392

Operating lease right of use liabilities, current portion	$147,313	$130,952
Operating lease right of use liabilities	349,935	497,247
Total operating lease liabilities	$497,248	$628,199

The components of lease expenses are as follows within the statements of operations are as follows:

	Year Ended
	December 31,
	2025	2024
Operating lease expense:
Operating lease expense	$200,787	$144,484
Total operating lease expense	$200,787	$144,484

Supplemental balance sheet information related to leases are as follows:

	December 31,
	2025	2024
Weighted-average remaining lease term (in years)	3	4.00
Weighted-average discount rate	8.00%	8.00%

The following is a summary of minimum lease payments as of December 31, 2025:

Year Ended December 31,	Operating leases
2026	181,809
2027	187,264
2028	192,882
Total minimum lease payments	561,955
Less: imputed interest	(64,707)
Total lease obligations	497,248
Less: Current portion	147,313
Long-term portion of lease obligations	$349,935

11.	COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

Vendor Contingency

As of December 31, 2025, the Company has a discrepancy of approximately $52,000 with a vendor pertaining to amounts owed. The difference relates to interest charges levied by the vendor that are currently under dispute. Management expects the interest to be waived through ongoing negotiations and assesses the likelihood of payment as remote. Accordingly, the amount has not been recognized as a liability on the consolidated balance sheet.

12.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 19, 2026, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by the Company in connection with the distribution of the securities registered under this registration statement. All amounts shown are estimates except for the SEC registration fee and FINRA filing fee.

Amount
SEC registration fee	$3,574
FINRA filing fee	4,382
Nasdaq listing fee	5,000
Accounting fees and expenses	50,000
Legal and advisory fees and expenses	650,000
Transfer agent fees and expenses	15,000
Printing fees and expenses	10,000
Miscellaneous	12,044
TOTAL	$750,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The registrant is incorporated under the laws of the State of Nevada. Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The registrant’s articles of incorporation and bylaws include provisions requiring the registrant to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

None

ITEM 16. EXHIBITS

(a) Exhibits

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

EXHIBIT INDEX

Number	Description
1.1**	Form of Underwriting Agreement
2.1*	Reorganization Agreement and Plan of Share Exchange, dated May 22, 2025
3.1*	Articles of Incorporation of Little West Holdings Inc., dated March 13, 2025
3.4*	Bylaws of Little West Holdings, Inc.
4.1*	Specimen Common Stock Certificate
5.1**	Legal Opinion of Sichenzia Ross Ference Carmel LLP.
10.1*	Form of Indemnification Agreement, to be entered into by and between Little West Holdings, Inc. and its officers and directors, to be effective upon the consummation of this offering
10.2*†	Form of Little West Holdings Inc. 2025 Stock Option and Incentive Plan
10.3*†	Loan Authorization and Agreement (LA&A) between WS West LLC and U.S. Small Business Administration, dated June 22, 2020
10.4*	Merchant Loan Agreement between WebBank and WS West LLC, dated May 22, 2024
10.5*	Equipment Financing Agreement between WS West LLC and Ascentium Capital, dated October 23, 2024
10.6*	Equipment Financing Agreement between WS West LLC and Ascentium Capital, dated October 26, 2022
10.7*	Standard Industrial/Commercial Multi-Tenant Lease – Gross, between ID Investments LLC and Little West LLC, as adjusted on September 11, 2024
10.8*	Processing Contract between Little West LLC and HPPLA LLC, dated February 5, 2025, and effective March 15, 2025
10.9*	Employment Agreement between Little West LLC and Chris Dodigovic
10.10*	Rider to Employment Agreement between the Company and Chris Dodigovic
10.11*	Employment Agreement with Aditi Sabharwal
10.12*	Form of Independent Director Services Agreement (to be entered into among the Company and its directors upon the consummation of this Offering)
10.13*	Consulting Agreement between the Company and Chris Dodigovic
21.1*	Subsidiaries of the Registrant
23.1**	Consent of Suri & Co.
23.2**	Consent of Sichenzia Ross Ference Carmel LLP (Included in Exhibit 5.1)
24.1*	Powers of Attorney (included on the signature page hereto)
99.1*	Code of Ethics
99.2*	Audit Committee Charter
99.3*	Compensation Committee Charter
99.4*	Nominating and Corporate Governance Committee Charter
99.5*	Clawback Policy
99.6*	Whistleblower Policy
99.7*	Insider Trading Policy
107**	Filing Fee Table

*	Filed previously.

**	Filed herewith.

†	Consists of a management contract or compensatory plan or arrangement.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Los Angeles, California on August 21, 2026.

LITTLE WEST HOLDINGS INC.

By:	/s/ Chris Dodigovic
	Name:	Chris Dodigovic
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Dodigovic	Chief Executive Officer (Principal Executive Officer)	August 21, 2026
Chris Dodigovic

/s/ Aditi Sabharwal	Chief Financial Officer (Principal Financial Officer, Controller)	August 21, 2026
Aditi Sabharwal

/s/ Israel Cherep	Director	August 21, 2026
Israel Cherep

/s/ Carole Andrea Attal	Director	August 21, 2026
Carole Andrea Attal

/s/ Rebecca Jane Rapkin	Director	August 21, 2026
Rebecca Jane Rapkin

/s/ Eva Dajer	Director	August 21, 2026
Eva Dajer